                                                          CONFORMED COPY

                                1st March 1996

                 PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC

                                      and

                   ASPECT COMPUTING PTY LTD ACN 005 083 670


       ALTA TELECOMMUNICATIONS PTY LTD as trustee of the Caravias Family
                             Trust ACN 067 270 375

   CCT AUSTRALIA PTY LTD as trustee of the Burns Family Trust ACN 006 955 111

  CT CORPORATION PTY LTD as trustee of the Lucas Family Trust ACN 062 380 803

    WILLOWARE PTY LTD as trustee of the Keenan Family Trust ACN 065 497 458

    INCO PTY LTD as trustee of the Damn Slaney Family Trust ACN 066 926 403

         LPS INVESTMENTS PTY LTD as trustee of the Peter Slaney Family
                             Trust ACN 066 926 494

  SMNR CONSULTING PTY LTD as trustee of the SMNR Family Trust ACN 062 871 381

                   FUJITSU AUSTRALIA LIMITED ACN 001 Oll 427

                                      and

                           GEORGE DIOMEDEES CARAVIAS
                              PAUL JEFFREY KEENAN
                                 THIAM SOON SIM
                          DARREN PETER NEVILLE SLANEY
                          PETER EDWARD RUSSELL SLANEY
                              CAMPBELL COLIN BURNS
                             CHRISTOPHER CON LUCAS

                 ----------------------------------------------
                             SHARE ACQUISITION DEED

                 ----------------------------------------------

                              BLAKE DAWSON WALDRON
                                   Solicitors
                               101 Collins Street
                               MELBOURNE VIC 3000
                              Tel: (03) 9679 3000
                              Fax: (03) 9679 3111
                                    DX: 187
                             File Ref: JWLA:337889

                             SHARE ACQUISITION DEED

                               TABLE OF CONTENTS


     Clause                                                        Page No.

SHARE ACQUISITION DEED made 1st March 1996.

BETWEEN:

(1) PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC. a company incorporated in Delaware (the "Purchaser");

(2)  The Shareholders of AXICORP PTY LIMITED ACN 061 754 943 as set out in
     schedule 1 in the capacities there set out (who are collectively referred to in this Deed as the "Vendors" and individually as a "Vendor"); and

(3) The persons set out in schedule 1 (who are collectively referred to in this Deed as the "Principals and individually as a "Principal").

RECITALS

A. The Original Vendors are the registered holders of the numbers of ordinary shares ("Ordinary Shares") and Special Cumulative Redeemable Preference Shares ("SRPs") in the capital of Axicorp Pty Limited (the "Company") set out in schedule 1 opposite their respective names.

B. Fujitsu is the registered holder and sole and absolute beneficial owner of the number of Ordinary Shares in the capital of the Company set out in
     Schedule I opposite its name.

C. The Ordinary Shares and SRPs held by the Original Vendors and Fujitsu (collectively the "Shares") together constitute the whole of the issued share capital of the Company.

D. The Company is in the business of providing local, domestic and international long distance, mobile, voice, data, facsimile, enhanced facsimile, calling card, debit card and prepaid card, and ISDN carriage telecommunications services to business and residential customers through direct sales force, dealerships, agents, reservers, associations, affinity groups, direct marketing and others and providing voicemail equipment to carriers, in Australia (the "Business").

E. Fujitsu has agreed to sell and the Purchaser has agreed to purchase 354,000 Ordinary Shares (the "Fujitsu Ordinary Shares") on the terms and conditions set out below.

F. The Original Vendors have agreed to sell and the Purchaser has agreed to purchase 78,667 Ordinary Shares ("Original Vendors Sale Shares").

G. The Purchaser has agreed to grant put options and the Original Vendors have agreed to grant call options in respect of 157,333 Ordinary Shares on the terms and conditions set out below ("Original Vendors Optioned Shares").


THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.   INTERPRETATION

1.1  Definitions

     In this Deed, unless the context otherwise requires:

     "Auscorp" means Auscorp Telecommunications Pty Ltd (formerly named Ultimate Communications (Australia) Pty Ltd) ACN 072 365 747;

     "Auscorp Management Agreement" means the agreement set out in schedule 12;

     "Balance Date" means 31 December 1995;

     "Balance Sheet" means the balance sheet and profit and loss statement of the Company as at the Balance Date, being Annexure 4;

     "Business Day" means a day on which banks are open in Melbourne for general banking business;

     "Charge" means the charge created by the agreement dated 22 December 1994 between Fujitsu and the Company and registered at the Australian Securities Commission (No 477739);

     "Completion" means completion of the sale and purchase of the Fujitsu Ordinary Shares and the Original Vendors' Sale shares pursuant to clause 5;

     "Completion Date" means 2 Business Days (or such sooner time as the parties may agree) after the date of this Deed and it is acknowledged that Completion may occur on the same day as the signing of this Deed;

     "Convertible Preferred Stock" means Series A Convertible Preferred Stock in the capital of PTGI to be issued on the terms specified in schedule 4;

     "Directors" in relation to the Company means the persons so specified in schedule 2;

     "Disclosure Book" means Annexure 3

     "Encumbrance" means any mortgage, lien, charge, pledge, claim, covenant, encumbrance or other interest including any right of any person to purchase any of the Shares whether under an option, agreement to purchase or otherwise and, in relation to the assets of the Company, including any retention of title or any right of any person to purchase, occupy or use any of those assets whether under an option, agreement to purchase, license, lease, hire-purchase or otherwise; "First Call Option" has the meaning set out in clause 7.1(a);

     "First Call Option" has the meaning set out in clause 7.1(a);

     "First Option Completion Date" means the day of exercise of the First Call Option or First Put Option;

     "First Put Option" has the meaning set out in clause 7.2(a);

     "First Tranche" has the meaning set out in clause 7.1(a);

     "Fujitsu" means Fujitsu Australia Limited ACN 001 Oll 427;

     "Fujitsu Final Payment" has the meaning set out in clause 8.11(g);

     "Fujitsu Loan" means moneys advanced by Fujitsu to the Company pursuant to an Agreement dated 22 December 1994 of not more than $2,155,000 or such higher amount as may be advanced to the Company by Fujitsu with the prior consent of the Purchaser;

     "Fujitsu Ordinary Shares" has the meaning set out in recital E;

     "Fujitsu Purchase Price" has the meaning set out in clause 3;

     "Globenet Claim " means any threat, claim or action brought or made against the Company or its directors and officers by Globenet Pty Ltd ACN 063 576 953 related to any events which have occurred prior to the date of this Deed;

     "Management Agreement" means the Management Agreement dated 22 December 1994 between the Company and Ultrasys;

     "Original Vendors" means the Vendors other than Fujitsu;

     "Original Vendors Final Payment" has the meaning set out in clause 8.11(h);

     "Original Vendors Optioned Shares" has the meaning set out in Recital G;

     "Original Vendors Sale Shares" has the meaning set out in Recital F;

     "PTGI" means Primus Telecommunications Group, Incorporated of 8180 Greensboro Drive, McLean, Virginia, USA;

     "Prime Rate" means the ANZ Bank Index Rate last published in The Australian Financial Review immediately prior to execution of this Deed or, in the case of a default, immediately prior to the default or in the case of payment of interest pursuant to clause 6.2 or 7.6, immediately prior to the due date for payment of the interest;

     "Related Corporation" means a body corporate which is related to another body corporate under section 50 of the Corporations Law.

     "Second Call Option" has the meaning set out in clause 7.1(b);

     "Second Option Completion Date" means the day of exercise of the Second Call Option or Second Put Option;

     "Second Put Option" has the meaning set out in clause 7.2(b);

     "Second Tranche" has the meaning set out in clause 7.1(b);

     "Secretary" and "Public Officer" in relation to the Company means the person(s) so specified in schedule 2;

     "Shareholders Agreement" means the Shareholders Agreement dated 22 December 1994 between the Vendors and the Company;

     "Telstra" means Telstra Corporation Ltd ACN 051 775 556 or, as the case requires, any of its Related Corporations;

     "Ultrasys" means Ultrasys Pty Ltd ACN 067 581 613; and

     "Warranties" means the representations and warranties referred to in clause 8.

1.2  General

     In this Deed unless the context otherwise requires:

     (a) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation issued under, that legislation or legislative provision;

     (b)  the singular includes the plural and vice versa;

     (c) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

     (d)  a reference to any gender includes all genders;

     (e) a reference to a recital, clause, schedule, annexure or exhibit is to a recital, clause, schedule, annexure or exhibit of or to this Deed;

     (f) a recital, schedule, annexure or a description of the parties forms part of this Deed;

     (g) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, supplemented or replaced from time to time;

     (h) a reference to any party to this Deed or any other document or arrangement includes that party's executors, administrators, substitutes, successors and permitted assigns;

     (i) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

     (j)  "notice" or "consent" means a written communication;

     (k)  a reference to "dollars" or "$" is to Australian currency;

     (l) a reference to a matter being "to the knowledge" of a person means that the matter is to the best of the knowledge and belief of that person after making reasonable enquiries in the circumstances;

     (m) where any party to @ Deed is contracting in its capacity as trustee, any reference to that party shall include any person from time to time appointed as trustee of the relevant trust in addition to or in substitution for that party;

     (n) any reference to a breach of any of the Warranties includes any of the Warranties not being complete, true or correct;

     (o) words and phrases defined in the recitals or elsewhere in this Deed shall have the meaning there ascribed to them;

     (p) where any obligation under this Deed falls to be performed on a day other than a Business Day, this Deed shall be construed as requiring that obligation to be performed on the next Business Day;

     (q) a reference to a "subsidiary" of a body corporate is to a subsidiary of that body corporate within the meaning of Part 1.2, Division 6 of the Corporations Law;

     (r) a reference to a "relevant interest" has the meaning set out in Division 5 of Part 1.2 of the Corporations Law;

     (s) where any time period is required to be calculated from a specified date, that date shall be excluded from the calculation-(t) any reference to dates and times are to Australian Eastern Standard or Summer Time as is appropriate;

     (u) all moneys payable under this Deed shall be by bank cheque drawn on a bank registered under the Banking Act.

1.3  Headings

     In this Deed, headings are for convenience of reference only and do not affect interpretation.

2.   ACQUISITION OF ORDINARY SHARES

2.1 Fujitsu agrees to sell the Fujitsu Ordinary Shares to the Purchaser and the Purchaser agrees to purchase the Fujitsu Ordinary Shares from Fujitsu free from all Encumbrances and with all rights attaching to them upon and subject to the terms and conditions of this Deed.

2.2 The Original Vendors agree to sell the Original Vendors Sale Shares to the Purchaser and the Purchaser agrees to purchase the Original Vendors' Sale Shares from the Original Vendors free from all Encumbrances and with all rights attaching them upon and subject to the terms and conditions of this Deed.

3.   PURCHASE PRICE

3.1 The purchase price for the Fujitsu Ordinary Shares ("Fujitsu Purchase Price") is $10,222,043 which shall be satisfied as set out in clause 6.

3.2 The purchase price for the Original Vendors Sale Shares ("Original Vendors Purchase Price") is $3,333,065 which shall be satisfied as set out in clause 6.

4.   CONDITIONS PRECEDENT TO COMPLETION

4.1 The Purchaser shall have no obligation in respect of Completion unless and until each of the following conditions is satisfied (or waived in writing by the Purchaser, in its absolute discretion and subject to such conditions (if any) as the Purchaser thinks fit):

     (a)  the Original Vendors have delivered to the Purchaser:

          (i) a certificate signed by each of them, dated the Completion Date, which certifies that each of the Warranties given by each of them is, by reference to the facts subsisting on the Completion Date, complete, true and accurate as if made and given on that date and that there has been no breach by them of their obligations under this Deed; and

          (ii) evidence satisfactory to the Purchaser that all of the SRPs have been redeemed in accordance with the Corporations Law and any other applicable legal requirements,

     (b) Fujitsu has delivered to the Purchaser a certificate signed by it, dated the Completion Date, which certifies that each of the Warranties given by Fujitsu is, by reference to the facts subsisting on the Completion Date, complete, true and accurate as if made and given on that date and that there has been no breach by Fujitsu of its obligations under this Deed.

4.2 Where any of the conditions in clause 4.1 contemplates action by a Vendor, that party shall be contractually obliged to take that action in accordance with that condition.

5.   COMPLETION

5.1 Subject to clause 4 , completion of the sale and purchase of the Fujitsu Ordinary Shares and the Original Vendors Sale Shares shall take place at 11:OO AM on the Completion Date at the offices of Baker & McKenzie, 39th Floor, 525 Collins Street, Melbourne.

5.2  At Completion:


     (a) Fujitsu shall deliver to the Purchaser instruments of transfer of the Fujitsu Ordinary Shares in favour of the Purchaser which have been duly executed by Fujitsu and are in registrable form and any other documents which the Purchaser reasonably requests in order to vest full legal and beneficial ownership in the Fujitsu Ordinary Shares in the Purchaser other than the share certificates for the Fujitsu Ordinary Shares;

     (b) the Original Vendors shall deliver to the Purchaser instruments of transfer of the Original Vendors' Sale Shares in favour of the Purchaser which have been duly executed by the Original Vendors and are in registrable form and any other documents which the Purchaser reasonably requests in order to vest full legal and beneficial ownership in the Original Vendors' Sale Shares in the Purchaser other than the share certificates for the Original Vendors' Sale Shares;

     (c) the Original Vendors shall procure delivery to the Purchaser of all of the following items and Fujitsu shall procure delivery of the items referred to in paragraphs (i), (ii), (iii), (iv), (v), (vi), (viii) and (ix) below:

          (i) the certificate of incorporation of the Company (and any certificate of incorporation on change of name of the Company) and certificate for any registered business name;

          (ii) the common seal (and any duplicate council seal or official seal) of the Company;

          (iii) one copy of the memorandum and articles of association of the Company and any other undistributed copies of such documents;

          (iv) the balance sheets, profit and loss statements and cash flow statements (all with accompanying supplementary notes) of the Company as at, and for the period ended on, the Balance Date;

          (v) the minute books and other records of meetings or resolutions of shareholders or directors of the Company and any registers and other statutory records, books of account, trading and financial records, copies of taxation returns and notices of assessment and all other documents, papers and records of the Company relating to its business activities, property or financial affairs (in au cases in good order and fully and accurately maintained up to Completion and in accordance with any applicable legal requirements);

          (vi) the written resignations of each Director, Secretary and Public Officer of the Company in accordance with clause 5.3(c);

          (vii) a Deed between the Company and Ultrasys in the form of schedule 9 duly executed by the Company and Ultrasys;

          (viii) a Deed in the form of schedule 8 between the Vendors and the Company terminating the Shareholders Agreement duly executed by the Vendors and the Company;

          (ix) an irrevocable waiver in the form of schedule 10 duly executed by each Vendor;

          (x) proxies in respect of the Original Vendor Optioned Shares in the form of schedule 7;

          (xi) an agreement between the Company and Alta Telecommunications Pty Limited terminating the Services Agreement dated 1 June 1995 and releasing the Company from any claims in relation to that Services Agreement or its termination;

          (xii) an agreement between the Company and C.T. Corporation Pty Limited terminating the Services Agreement dated 24 November 1995 and releasing the Company from any claims in relation to that Service Agreement or its termination;

          (xiii) releases and discharges of charge, and Corporations Forms 312, in relation to shares in the Company which are the subject of a charge by CCT Australia Pty Limited in favour of National Australia Bank dated 13 June 1995 (ASC Charge No. 498571) and a charge by Aspect Computing Pty Limited in favour of Westpac Banking Corporation dated 27 March 1986 (ASC Charge No 80589); and

          (xiv)  the Auscorp Management Agreement.

5.3 At Completion , the Vendors shall also procure that a duly convened meeting of the Directors of the Company is held at which it is resolved:

     (a) that each of the transfers of the Fujitsu Ordinary Shares and the Original Vendors Sale Shares be approved for registration (subject only to the payment of stamp duty) and that upon registration, the appropriate share certificate be issued in the name of the Purchaser;

     (b) to a point the persons nominated in writing by the Purchaser as Directors, Secretary and Public Officer of the Company with effect from the end of the meeting of the Directors of the Company;

     (c) to accept the resignation of the existing Directors, Secretary and Public Officer of the Company with effect from the end of the meeting which resignation shall acknowledge that it takes effect without any compensation or entitlement (whether damages for loss of office or otherwise) as a result;

     (d) to revoke all existing authorities to operate bank accounts and to procure new authorities in favour of the persons nominated by the Purchaser; and

     (e) to transact such other business as the Purchaser may reasonably require.

5.4  At Completion the Purchaser shall:

     (a) deliver to Fujitsu a share mortgage in the form of Annexure 1 duly executed by the Purchaser, together with relevant share transfers signed in blank;

     (b) deliver to the Original Vendors a share mortgage in the form of Annexure 2 duly executed by the Purchaser, together with relevant share transfers signed in blank;

5.5  At Completion:

     (a)  the Purchaser shall procure that the Company repays the Fujitsu Loan;
          and

     (b) Fujitsu shall deliver to the Purchaser a release and discharge of the Charge in the form of schedule 11 and a Corporations Form 312 to the Company.

5.6 Fujitsu, the Original Vendors and the Purchaser agree that the sale and purchase of the Fujitsu Ordinary Shares and the sale and purchase of the Original Vendors Sale Shares are interdependent and no party shall complete the sale and purchase of any such shares unless the sale and purchase of all other such shares is completed.

5.7 Fujitsu, the Original Vendors and the Purchaser agree that the Purchaser shall not pay and Fujitsu shall not accept payment of the payment due to Fujitsu under clause 6.1 (d) until the later of February 17, 1997 or the date upon which the aggregate number of Ordinary Shares in respect of which the First Put Option or First Call Option have been exercised equals or exceeds 39,333. This clause 5.7 will cease to have any effect on February 16, 1998 and is without prejudice to the rights of the Purchaser to defer payment to Fujitsu pursuant to clause 6.2 and to defer the first date for exercise of the First Put Option pursuant to clause 7.6.

5.8 Immediately after Completion, the Purchaser shall submit the transfers of the Fujitsu Ordinary Shares referred to in clause 5.2(a), to the Victorian Stamps Office for assessment and stamping and after those transfers have been stamped the Purchaser shall procure the Company to issue new share certificates for 354,000 ordinary shares in the name of the Purchaser and shall then deliver those share certificates to Baker & McKenzie, in exchange for the share certificates for the Fujitsu Ordinary Shares, which the Purchaser will then procure the Company to cancel.

5.9 Immediately after Completion, the Purchaser shall submit the transfers of the Original Vendors Sale Shares referred to in clause 5.2(b), to the Victorian Stamps Office for assessment and stamping and after those transfers have been stamped the Purchaser shall procure the Company to issue new share certificates for 78,667 ordinary shares in the name of the Purchaser and shall then deliver those share certificates to Rawling & Co., in exchange for the share certificates for the Original Vendors Sale Shares, which the Purchaser will then procure the Company to cancel.

6.   PAYMENT OF PURCHASE PRICE

6.1 Subject to clause 5, the Purchaser shall satisfy the Fujitsu Purchase Price by paying to Fujitsu or procuring the delivery to Fujitsu of the following:

     (a) the sum of $1 million on the date of execution of this Deed to be held in the trust account of Baker & McKenzie until the irrevocable bank guarantee is delivered to Blake Dawson Waldron in accordance with clause 6.3(a);

     (b)  the sum of $3 million on Completion;

     (c) certificates registered in the name of Fujitsu for 82,500 Convertible Preferred Stock issued at US$2.00 per share within seven days of Completion; and

     (d) subject to clause 6.2, the sum of $6 million on or before 12 noon 17 February 1997.

6.2 The Purchaser may from time to time defer payment of the sum of $6 million referred to in clause 6.1(d) for a period of up to one year by giving written notice to Fujitsu prior to 17 February 1997 of its intention to do so. Such notice or notices must specify the date (being not later than 16 February 1998) upon which the said sum of $6 million will be paid by the Purchaser. The Purchaser must pay to Fujitsu interest at the Prime Rate, plus an additional 1% per annum, calculated and payable monthly in advance in respect of that sum of $6 million on and from 17 February 1997 until the date of payment of that sum.

6.3 If Fujitsu fails to deliver the certificate referred to in clause 4.1(b) or fails to meet its obligations for Completion (and such failure continues for 10 Business Days) or ff any of the Original Vendors fails to deliver the certificate or provide the evidence referred to in clause 4.1(a) or fails to meet its obligations at Completion (and such failure continues for 10 Business Days) then:

     (a) Fujitsu shall repay the sum of $1 million referred to in clause 6.1(a) (together with interest at the Prime Rate calculated from the date of execution of this Deed until the date of repayment) to the Purchaser on 1 April 1996. Repayment of this sum is to be secured by an irrevocable bank guarantee in terms reasonably acceptable to the Purchaser to be delivered by Fujitsu to Blake Dawson Waldron on the date of execution of this Deed or as soon thereafter as is practicable which shall be held in escrow by Blake Dawson Waldron and returned to Fujitsu at Completion or delivered to the Purchaser if the payment contemplated in the first sentence of this paragraph is not made when it should have been made and the Purchaser has provided a certificate to that effect to Blake Dawson Waldron; and

     (b) the Original Vendors shall repay the sum of $1 million referred to in clause 6.6(a) (together with interest at the Prime Rate calculated from the date of execution of this Deed until the date of repayment) to the Purchaser on 1 April 1996. Repayment of this sum is to be secured by an irrevocable bank guarantee in terms reasonably acceptable to the Purchaser to be delivered by the Original Vendors to Blake Dawson Waldron on the date of execution of this Deed or as soon thereafter as is practicable which shall be held in escrow by Blake Dawson Waldron and returned to the Original Vendors at Completion or delivered to the Purchaser if the payment contemplated in the first sentence of this paragraph is not made when it should have been made and the Purchaser has provided a certificate to that effect to Blake Dawson Waldron.

6.4 If the Purchaser fails to meet its obligations for Completion and that failure is not remedied for 10 Business Days after the Completion Date then the sum of $1 million shall be forfeited to Fujitsu and the bank guarantee referred to in clause 6.3 shall be returned to Fujitsu for cancellation. Blake Dawson Waldron shall be entitled to deliver the bank guarantee to Fujitsu upon receipt of a certificate from Fujitsu to the effect that the Purchaser has failed to meet its obligations for Completion and that the failure has not been remedied for 10 Business Days after the Completion Date. The Purchaser shall then have no further liability to Fujitsu in connection with its failure to complete.

6.5 Provided that the provisions of clause 6.1(a), (b) and (c) have been complied with by the Purchaser, Fujitsu shall deliver to the Purchaser a release and discharge of the share mortgage and the signed blank transfers referred to in clause 5.4(a) and the share certificates in the name of the Purchaser referred to in clause 5.10 immediately upon payment of the sum referred to in clause 6.1(d). Fujitsu agrees to release and discharge the share mortgage either wholly or partially at ny time prior to payment of the sum referred to in clause 6.1(d), subject to satisfactory alternative security arrangements being provided by the Purchaser which are acceptable in all respects to Fujitsu.

6.6 Subject to clause 5, the Purchaser shall satisfy the Original Vendors Purchase Price by paying to the Original Vendors:

     (a) the sum of $1 million on the date of execution of this Deed to be held in the trust account of Rawling & Co until the irrevocable bank guarantee is delivered to Blake Dawson Waldron in accordance with clause 6.3(b);

     (b)  the sum of $2 million on Completion; and

     (c) certificates registered in the name of the Original Vendors for 124,166 Convertible Preferred Stock issued at US$2.00 per share within seven days of Completion.

6.7 If the Purchaser fails to meet its obligations for Completion and that failure is not remedied for 10 Business Days after the Completion Date then the sum of $1 million shall be forfeited to the Original Vendors and the bank guarantee referred to in clause 6.3 shall be returned to the Original Vendors for cancellation. Blake Dawson Waldron shall be entitled to deliver the bank guarantee to the Original Vendors upon receipt of a certificate from the Original Vendors to the effect that the Purchaser has failed to meet its obligations for Completion and that the failure has not been remedied for 10 Business Days after the Completion Date. The Purchaser shall then have no further liability to the Original Vendors in connection with its failure to complete.

6.8 Provided that the provisions of clause 6.6 and, if the First Put Option or First Call Option have been exercised, clauses 7.5 and (if applicable) 7.6, have been complied with by the Purchaser, the Original Vendors shall deliver to the Purchaser a release and discharge of the share mortgage and the signed blank transfers referred to in clauses 5.4(b) and 7.5(c) and the share certificates in the name of the Purchaser referred to in clauses
     5.11 and 7.5(A) immediately upon payment of the sum referred to in clause 7.7(b). The Original Vendors agree to release and discharge the share mortgage either wholly or partially at any time prior to payment of the sum referred to in clause 7.7(b), subject to satisfactory alternative security arrangements being provided by the Purchaser which are acceptable in all respects to the Original Vendors.

6.9  Termination

     If the Purchaser fails to complete the sale and purchase of the Fujitsu Ordinary Shares and the Original Vendors Sale Shares in accordance with clause 5.1 and fails to remedy such failure within 10 Business Days of receiving notice to do so, then provided that the Vendors have complied with their obligations hereunder, the Vendors shall have the right to terminate this Deed forthwith by serving notice signed by or on behalf of the Vendors on the Purchaser.

6.10 All payments of consideration to the Original Vendors (whether in cash or Convertible Preferred Stock and whether under clause 6 or clause 7 or otherwise) shall be allocated among the Original Vendors in proportion to their respective holdings of Ordinary Shares set out in schedule 1.

6.11 The Purchaser will procure that PTGI permits conversion of the Convertible Preferred Stock on the basis that:

     (a)  stock which is issued first in time may be converted first in  time;
          and

     (b) any stock which is issued contemporaneously may be converted at the same time, provided that if all stock issued at the same time cannot be converted at the same time, the holders of such stock shall be permitted to convert the same proportions of their stock.

7.   PUT AND CALL OPTIONS

7.1  The Original Vendors grant to the Purchaser:

     (a) an option to require the Original Vendors to sell 78,666 Ordinary Shares (the "First Tranche") to the Purchaser for a price of $3,333,064 (the "First Call Option"); and

     (b) an option to require the Original Vendors to sell 78,667 Ordinary Shares (the "Second Tranche") to the Purchaser for a price of $3,333,064 (the "Second Call Option").

7.2  The Purchaser grants to the Original Vendors:

     (a) an option to require the Purchaser to purchase the First Tranche for the price referred to in clause 7.1(a) (the "First Put Option"); and

     (b) an option to require the Purchaser to purchase the Second Tranche for the price referred to in clause 7.1(b) (the "Second Put Option").

7.3 (a) The First Call Option may be exercised at any time between 1 July 1996 and 30 June 2001 and subject to clause 7.6 the First Put Option may be exercised at any time between 17 February 1997 and 30 June 2001.

     (b) The Second Call Option may be exercised at any time between 1 July 1996 and 30 June 2001 and the Second Put Option may be exercised at any time between 16 February 1998 and 30 June 2001

     (c) If the Purchaser or the Original Vendors propose to exercise an option referred to above, the Purchaser or the Original Vendors (as the case may be) shall give at least 10 Business Days notice to the other of such intention.

     (d) The Original Vendors shall have the right to terminate any unexercised Call Option in the event of default by the Purchaser in payment of moneys owing under any exercised option, which default remains unremedied after ten (10) Business Days notice to so remedy.

     (e) The First Call Option and the Second Call Option shall be immediately exercisable by the Purchaser ff any of the Original Vendors threaten or take any action to enforce any statutory or common law rights they may have as members of the Company except in the case of default by the Purchaser hereunder ff such default is not remedied within ten
          (10) Business Days after notice to do so.

7.4 (a) Each of the First Call Option, Second Call Option, First Put Option and Second Put Option may be exercised by the grantee of the option giving notice in writing to the grantor of the relevant option. The Can Options may be exercised in respect of the whole or part of the shares to which they relate provided that a partial exercise is made pro-rata to the Original Vendors and for not less than 1% of the issued capital of the Company. In the case of any partial exercise of a Call Option, the provisions of clauses 7.5 and
          7.7 (as applicable) shall operate proportionally according to the number of shares over which the option is exercised. The Put Options may only be exercised in respect of the whole of the shares to which they relate.

     (b) The First Call Option will terminate on completion of the exercise of the First Put Option and vice versa.

     (c) The Second Call Option will terminate on completion of the exercise of the Second Put Option and vice versa.

7.5  On the First Option Completion Date:

     (a) the Original Vendors shall deliver to the Purchaser instruments of transfer of the First Tranche in favour of the Purchaser which have been duly executed by the respective holders of those shares and are in registrable form, and any other documents which the Purchaser reasonably requests in order to vest full legal and beneficial ownership in the First Tranche in the Purchaser other than the share certificates for the First Tranche; and

     (b)  in satisfaction of the price, the Purchaser shall:

          (i)    pay to the Original Vendors the sum of $3 million; and

          (ii) deliver to the Original Vendors certificates registered in the name of the Original Vendors for 124,167 Convertible Preferred Stock issued at US$2.00 per share.

     (c) the Purchaser shall deliver to the Original Vendors relevant share transfers signed in blank, to be held by the Original Vendors as mortgagees pursuant to the Share Mortgage referred to in 5.4(b).

7.5A Immediately after the First Option Completion Date, the Purchaser shall submit the transfers provided by the Original Vendors under clause 7.5(a), to the Victorian Stamps Office for assessment and stamping and after those transfers have been stamped shall procure the Company to issue new share certificates for the shares transferred, in the name of the Purchaser and shall then deliver those share certificates to the Original Vendors in exchange for the share certificates for the First Tranche, to be held by the

     Original Vendors as mortgagees pursuant to the share mortgage referred to in clause 5.4(b).

7.6 At any time prior to 17 February 1997, the Purchaser may from time to time give notice to the Original Vendors delaying the first date for exercise of the First Put Option from 17 February 1997 to a date on or prior to 16 February 1998.

     Such notice or notices must specify the date (being not later than 16 February 1998) which shall be the delayed first date for exercise of the First Put Option. If the Purchaser gives such notice, interest at the Prime Rate, plus an additional 1% per annum, shall be payable on the sum of $3 million referred to in clause 7.5(b)(i) from 17 February 1997 to the First Option Completion Date or 16 February 1998 whichever is earlier.
     Such interest shall be payable monthly in advance.

7.7  On the Second Option Completion Date:

     (a) the Original Vendors shall deliver to the Purchaser instruments of transfer of the Second Tranche in favour of the Purchaser which have been duly executed by the respective holders of those shares and are in registrable form, together with the share certificates for the Second Tranche, and any other documents which the Purchaser reasonably requests in order to vest full legal and beneficial ownership in the Second Tranche in the Purchaser; and

     (b)  in satisfaction of the price the Purchaser shall:

          (i)    pay to the Original Vendors the sum of $3 million; and

          (ii) deliver certificates registered in the name of the Original Vendors for 124,167 Convertible Preferred Stock issued at US$2.00 per share.

7.8 Fujitsu, the Original Vendors and the Purchaser agree that the Second Call Option shall not be exercised in respect of the whole or part of the shares to which it relates unless and until the First Call Option has been completely exercised in respect of the whole of the shares to which it relates.

8.   WARRANTIES BY THE VENDORS

8.1 In consideration of the Purchaser agreeing to buy the Ordinary Shares and entering into the Options, each of the Vendors represent and warrant to the Purchaser in the terms set out in schedule 3 ("Warranties") as at the date hereof and the Completion Date and acknowledge that the Purchaser has entered into this Deed in reliance on the Warranties; provided however that Fujitsu makes no representation or warranty in respect of paragraph numbers 12, 18, 19, 42, 49, 52, 53, 69, 70, 71, 72, 73, 74 and 75 of schedule 3 and the Original
     Vendors make no representation or warranty in respect of paragraph numbers 12A, 18A, 19A, 49A, 52A and 53A of schedule 3. The Warranties are continuing warranties and shall not merge on Completion but shall remain in full force and effect.

8.2 The Warranties are subject to any matters particulars of which are fully disclosed in schedule 5 or the Disclosure Book.

8.3 Each of the Original Vendors hereby acknowledges, agrees and declares that the giving of a certificate by it pursuant to clause 4 shall constitute the representation and warranty by that Original Vendor that each of the Warranties given by it is, by reference to the facts subsisting on the Completion Date, complete, true and correct as if made and given on that date and that there has been no breach by that Original Vendor of its respective obligations under this Deed.

8.4 Fujitsu hereby acknowledges, agrees and declares that the giving of a certificate by it pursuant to clause 4 shall constitute a warranty by it that each of the Warranties given by it is, by reference to the facts subsisting on the Completion Date, complete, true and correct as if made and given on that date and that there has been no breach by Fujitsu of its obligations under this Deed.

8.5 The Vendors shall not be liable for any claim for breach of any warranty contained in clauses 8 or 10 unless and until that claim when aggregated with all other claims (if any) for breach of warranties in clauses 8 or 10 against any of the Vendors exceeds $50,000 provided that once the aggregate of such claims, whenever arising, exceeds $50,000 the Vendors (except Fujitsu in the case of a claim for breach by the Original Vendors of a warranty contained in clause 10) shall be liable, subject to clause 8.8, for all losses suffered by the Purchaser (whether before or after that threshold is reached) and not only the amount in excess of $50,000.

8.6 The Purchaser shall not be entitled to make any claim under any provisions of this Deed including a claim for breach of the Warranties to the extent:

     (a) that the facts, matters or circumstances giving rise to the claim have been adequately disclosed in writing to the Purchaser in this Deed or in schedule 5 to this Deed or the Disclosure Book;

     (b) that the claim arises as a result of any act or omission by the Purchaser or the Company on or after Completion or as a result of or in respect of any legislation not in force as at the date of this Deed;

     (c) that provision has been made in the Balance Sheet for any fact, matter or circumstance on which the claim is based;

     (d) to which the claim is recoverable under the Company's insurance (or would have been recoverable under such insurance if notified to the Vendors or the insurers in a timely manner after the Chief Executive Officer of the Purchaser becomes aware of it); or

     (e) that the claim is based on any forecasts or projections as to the future revenue or profits in respect of the Company or the Business given by or on behalf of the Vendors.

8.7  No Reliance

     The Purchaser acknowledges and warrants that, except for the Warranties, it enters into this document solely as a result of its own due diligence investigations, enquiries, advice and knowledge.

8.8  Limitation on Claims

     The Vendors and the Purchaser acknowledge that the Purchaser's right to claim and the Vendors' liability to pay under the Warranties and the indemnities in clauses 8, 9, 10 and 12 is limited as follows:

     (a) the Purchaser must give written notice to the Vendors of the general nature of the claim as soon as is reasonable after it becomes aware of the facts, matters or circumstances on which the claim is based (and where the claim is recoverable under the Company's insurance the time limits imposed by the relevant insurer shall be taken into account in determining what is reasonable) and in any event within two years after the Completion Date except for claims which relate to Taxation Liabilities;

     (b) subject to (c), (d), (e) and (f) below, Fujitsu shall be liable for 40% of the amounts payable by the Vendors and the Original Vendors shall be jointly and severally liable for 60% of such payments in respect of any claim under clauses 8, 9 and 12;

     (c) subject to (e) below, the Original Vendors shall be jointly and severally liable for 100% of the amounts payable in respect of any claim under clause 10 and any claim for any breach of a Warranty which has been excluded by Fujitsu, under the proviso to clause 8.1;

     (d) subject to (f) below, Fujitsu shall be liable for 100% of the amounts payable in respect of any claim for any breach of a Warranty which has been excluded by the Original Vendors under the proviso to clause 8.1;

     (e) the maximum aggregate amount which the Purchaser may recover from the Original Vendors is the total amount paid to the Original Vendors under this Deed; and

     (f) the maximum aggregate amount which the Purchaser may recover from Fujitsu is the total amount of the Fujitsu Purchase Price (excluding repayment of the Fujitsu Loan).

8.9 If the Purchaser bona fide believes that a breach of a Warranty referred to in clauses 8 or 10 has occurred or that it is entitled to claim the benefit of any of the indemnities in clauses 9, 10 or 12, it may deduct from any payments due to the Original Vendors under this Deed the amount it reasonably believes necessary to compensate it in relation to the same. The deducted amount shall be paid into a Victorian solicitors trust account and invested at 30 day call with an institution agreed between the parties to the dispute. The Purchaser shall be entitled to any interest earned on the deducted amount. Upon final determination of the dispute, the deducted amount shall be paid within 5 Business Days in accordance with the determination or as otherwise agreed between the parties. If any portion of the deducted amount is paid to an Original Vendor, the Purchaser shall pay a corresponding portion of the interest earned to that Original Vendor.

8.10 Right to Control Proceedings

     (a) The Vendors will not be liable to the Purchaser as a result of, or in connection with any of the following matters (collectively "Claims"):

          (i) any threat, claim or action brought or made against the Company; or

          (ii) any dispute or disagreement between the Company and any third party;

          unless:

          (iii) the Purchaser gives to the Vendors written notice (setting out reasonable details) of the Claim promptly after it becomes aware of the existence of the Claim ("the Notice"); and

          (iv) by written notice to the Purchaser given within 10 Business Days after receipt by it of the Notice, the Vendors have the right to take such actions as the Vendors may deem fit in relation to the Claim, acting reasonably, and without harming the continuing business (including its ability to defend or settle similar claims in respect of conduct of the Company's business after the Completion Date) and reputation of the Purchaser and the Company including the right to negotiate, defend and/or settle the claim and to recover the costs incurred in relation to the claim from any person on the condition that the Vendors indemnify the Purchaser and the Company to the Purchaser's reasonable satisfaction against the claim and against any costs, expenses, liabilities, penalties and fines which may be incurred by the Purchaser or the Company in conducting the claim.

     (b) Where the Vendors take over the conduct and/or defence of any claim pursuant to this clause:

          (i) the costs of the claim shall be borne by the Vendors, except that the Purchaser must pay to the Vendors or must procure the payment by the Company to the Vendors of any specific costs recovered by the Purchaser or by the Company in connection with the claim, immediately upon receipt of those monies by the Purchaser or by the Company; and

          (ii) the Purchaser must, and must procure the Company and its directors to, give to the Vendors all such assistance as may be reasonably requested by the Vendors (but having due regard to and without harming the continuing business and reputation of the Purchaser and the Company) in connection with any Claims, including the execution by the Company and its directors of documents and including the supply by the Company and its directors of relevant information, books and records of the Company promptly upon request.

8.11 Right to Control Globenet Claim

     (a) Notwithstanding the other provisions of clause 8 and in particular clause 8.10, but subject to sub-clauses (b) through (i) below, the Vendors will indemnify the Purchaser and keep it indemnified against all damages finally awarded against the Company or other amounts ordered to be paid by the Company, or amounts which the Company agrees, with the consent of the Vendors, to pay in final settlement, in respect of the Globenet Claim, including all legal costs and expenses on a full indemnity basis awarded against or incurred by the Company in connection with the Globenet Claim.

     (b)  The Vendors shall have no liability to the Company under sub-clause
          (a) above unless at all times the Vendors control the Globenet Claim and any matters directly or indirectly related to the Globenet Claim in all respects, and for the purposes of this paragraph "control" includes negotiating, initiating, defending, counterclaiming and/or settling the Globenet Claim and recovering the costs incurred in relation to the Globenet Claim from any person. In the course of controlling the Globenet Claim, the Vendors shall act reasonably and without harming the continuing business and reputation of the Purchaser and the Company and will keep the Company and the Purchaser advised on a continuing basis of progress. Any final settlement of the Globenet Claim by the Vendors must take into account the cash flow needs of the Company and must be approved in advance by the Company, which approval must not be unreasonably withheld or delayed. If the Company refuses to approve a settlement which is otherwise obtainable by the Vendors, then the Vendors shall have no liability to the Company under clause (a) in excess of the amount of such settlement.

     (c) The Purchaser must pay to the Vendors or must procure the payment by the Company to the Vendors of any specific costs recovered by the Purchaser or by the Company in connection with the Globenet Claim, immediately upon receipt of those monies by the Purchaser or by the Company.

     (d) The Purchaser must give, and must procure the Company and the Company's directors and employees to give the Vendors all such assistance as may be reasonably requested by the Vendors (but having due regard to and without harming the continuing business and reputation of the Purchaser and the Company) in connection with the Globenet Claim, including the execution by the Company and its directors of documents and including the supply by the Company and its directors and employees of relevant information, books and records of the Company promptly upon request.

     (e) Fujitsu shall be liable to the Purchaser for fifty percent (50%) of any amounts due and payable by the Vendors to the Purchaser under this clause 8.11 and such amounts shall be treated as a reduction of the balance of the Fujitsu Purchase Price owing under clause 6.1(d) and shall be deducted from that balance.

     (f) The Original Vendors other than Aspect Computing Pty Ltd "Aspect") shall be jointly and severally liable to the Purchaser for forty-three percent (43%) and Aspect shall be liable for seven percent (7%) of any amounts due and payable by the Vendors to the Purchaser under this clause 8.11 and such amounts shall be treated as a reduction of the price of any options referred to in clause 7 and shall be deducted from that price or those prices.

     (g) If the Globenet Claim has not been finally resolved prior to any final payment to Fujitsu of amounts owing under clause 6.1(d) (the "Fujitsu Final Payment"), representatives of the Company and Fujitsu shall meet to assess the likelihood that any amount will be required to be paid in respect of the Globenet Claim and what that amount may be, taking into account all the facts and circumstances then existing. If Fujitsu provides adequate assurances to the Company as to Fujitsu's ability to pay any amounts owing under this clause 8.11, the adequacy thereof being within the sole discretion of the Company, then the Fujitsu Final Payment shall be paid. In the event the Company does not agree that Fujitsu's assurances are adequate, the Company shall have the right to withhold and place in an interest bearing escrow account (with interest accruing to the benefit of Fujitsu) up to $1,000,000 from the Fujitsu Final Payment until such time as the Globenet Claim is finally resolved.

     (h) If the Globenet Claim has not been finally resolved prior to any final payment to the Original Vendors of amounts owing under clause 7.7
          (b)(i) (the "Original Vendors Final Payment"), representatives of the Company and the Original Vendors shall meet to assess the likelihood that any amount will be required to be paid in respect of the Globenet Claim and what that amount may be, taking into account all the facts and circumstances then existing. If the Original Vendors provide adequate assurances to the Company as to the Original Vendors' ability to pay any amounts owing under this clause 8.11, the adequacy thereof being within the sole discretion of the Company, then the Original Vendors Final Payment shall be paid. In the event the Company does not agree that the Original Vendors' assurances are adequate, the Company shall have the right to withhold and place in an interest bearing escrow account (with interest accruing to the benefit of the Original Vendors) up to $1,000,000 from the Original Vendors Final Payment until such time as the Globenet Claim is finally resolved.

     (i) The Purchaser acknowledges that the Company may be required to terminate its business relationship or dealings with certain customers of the Company as a result of the Globenet Claim. The Company and the Purchaser shall not be entitled to make any claim against the Vendors in respect of the Globenet Claim or any thing or matter related to the Globenet Claim, including but not limited to the loss of customers of the Company as a result of the Globenet Claim, except for any claim in respect of the liability referred to in paragraph (a) above.

9.   INDEMNITY FOR BREACH OF WARRANTY

     Subject to clause 8 and in particular clause 8.8, the Vendors indemnify and hold the Purchaser harmless from and against all liabilities, losses, damages, costs or expenses directly or indirectly incurred or suffered by the Purchaser as a result of the breach of any of the Warranties and from and against all actions, proceedings, claims or demands made against the Purchaser as a result of any such breach.

10.  WARRANTIES BY THE ORIGINAL VENDORS

10.1 The Original Vendors represent and warrant to the Purchaser that as at Completion , the First Option Completion Date and the Second Option Completion Date:

     (a) they are and will be the registered holders and the Original Vendors or the beneficiaries of the Family Trust referred to after clause 69 of schedule 3, are and will be the sole and absolute beneficial owners of the Original Vendors Sale Shares, the First Tranche and the Second Tranche respectively free and dear of any Encumbrance; and

     (b) each of them has full power and authority to transfer the full legal and beneficial ownership to the Original Vendors Sale Shares, the First Tranche and Second Tranche to the Purchaser at Completion, the First Option Completion Date and Second Option Completion Date respectively; and

     (c) there will not be any agreement between the Company and any of the Original Vendors except for those previously approved in writing by the Purchaser.

10.2 The Original Vendors indemnify and hold the Purchaser harmless from and against all liabilities, losses, damages, costs or expenses directly or indirectly incurred by the Purchaser as a result of a breach of any of the warranties in clause 10.1 and from and against all actions, proceedings, claims or demands made against the Purchaser as a result of any such breach.

11.  OBLIGATIONS OF THE VENDORS PENDING COMPLETION

     The Vendors covenant that from the date of this Deed until Completion they will procure that the Company carries on the Business in the ordinary and normal course and that the Company does not.

     (a) allot or issue or agree to allot or issue any shares, or options or securities convertible into shares in the Company;

     (b) alter or agree to alter its memorandum or articles of association (apart from any amendments necessary to redeem the SRPS), or any material contract of the Company;

     (c) enter into or terminate (i) any contract otherwise than in the ordinary course of business or (ii) any agreement with Telstra regarding any dealership or other services without the prior consent of the Purchaser;

     (d) make any investment including the purchase or lease of plant, equipment or machinery without the prior consent of the Purchaser;

     (e) except in the ordinary course of business, employ any new person or except as required by law, terminate or alter the terms of employment or superannuation of or any other benefits payable to any of its employees;

     (f) dispose of, or agree to dispose of, or grant an option to purchase any interest in any material assets of the Company;

     (g) grant or agree to grant any security over any interest in any of the assets of the Company;

     (h) incur any expenditure or liability in excess of $20,000 or commitment which has a duration of more than 12 months or any other commitment or liability otherwise than in the ordinary course of business without the prior written consent of the Purchaser; or

     (i)  declare any dividend except for the purpose of redemption of the SRPS.

12.  TAX INDEMNITY

12.1 The Vendors covenant that upon written notice by the Purchaser to do so, they shall pay to the Company (or as the Company directs) an amount equal to an and any liability of the Company to tax however arising under the Income Tax Assessment Act 1936 (the "Act") (including liability to make income tax instalment deductions or to pay withholding tax or tax arising from undistributed profits under Division 7 of Part HI or arising from capital gains under Part II-EIA of the Act), or to pay withholding tax or fringe benefits tax, land tax, sales tax, payroll tax, bank accounts debits tax, license fees, import duties, rates, royalties, stamp duty, financial institutions duty, superannuation guarantee charge or any other taxes, duties or charges which has been or is hereafter assessed or imposed by any government or statutory body (including fines, additional tax, interest or penalties) (collectively, "Taxation Liabilities" and individually, "Taxation Liability") in respect of any year of income up to and including the year ending 31 March 1995 or arising from the conduct of the Business or any other activities or transactions of the Company until Completion, which Tax Liability is not shown separately, referred to in the notes or adequately provided for in the Balance Sheet, subject to the notes and assumptions accompanying the Balance Sheet.

12.2 The receipt of a notice of assessment or what reasonably purports to be a notice of assessment (or notice of amended assessment) in writing and made or issued by or on behalf of the Commissioner of Taxation or other relevant revenue authority or body for the payment by the Company of any Taxation Liabilities shall be conclusive evidence for the purposes of this Deed that the Company has those Taxation Liabilities.

12.3 The indemnity given by the Vendors pursuant to clause 12.1 shall extend to the reasonable costs and expenses incurred by the Company or the Purchaser in connection with any Taxation Liabilities including reasonable costs and expenses incurred as a result of any action taken at the request of any of the Vendors to appeal, compromise or dispute those Taxation Liabilities.

12.4 Subject to the Vendors complying with clause 12.1 and also to clause 12.3, if the Vendors wish to appeal, compromise or dispute any Taxation Liability in relation to the Company, the Purchaser shall procure that the Company takes all reasonable action and shall provide to the Vendors such information as they may reasonably require in connection with the action. The Purchaser shall procure that any reimbursement of any tax, duty, interest, additional tax, fine or penalty resulting from any such appeal, compromise or dispute or otherwise relating to any period prior to Completion is, upon receipt by the Company, paid to the person nominated by the Vendors.

12.5 Fujitsu shall be liable for 40% of the amounts payable by the Vendors pursuant to this clause 12 and the Original Vendors shall be liable for 60% of such payments and such amounts shall be treated as a reduction respectively of the Fujitsu Purchase Price and the price of the Original Vendor Sale Shares and (to the extent necessary) of the price of any Options referred to in Clause 7. The Original Vendors' liability to make payments pursuant to this clause 12 shall (in relation to one third of amounts payable by the Original Vendors pursuant to this clause 12) be suspended until the First Option Completion Date and be suspended to the Second Option Completion Date in relation to the remaining one third of amounts payable by the Original Vendors pursuant to this clause.

13.  NON-COMPETITION

13.1 For the purposes of this clause:

     (a) "Restrained Business" means the business of providing local, domestic and international long distance, mobile, voice, data, facsimile, enhanced facsimile, calling card, prepaid card and debit card and ISDN carriage telecommunications services to business and residential customers through direct sales force, dealerships, agents, reservers, associations, affinity groups, direct marketing and others and providing voicemail equipment to carriers, in Australia.

     (b) a "Restraint Period" means any of the following periods commencing on the Completion Date:

          (i)     one year;

          (ii)    two years; and

          (iii)   three years; and

     (c)  a "Restraint Area" means any one of the following States or
          Territories:

          (i)     Victoria;

          (ii)    New South Wales;

          (iii)   Queensland;

          (iv)    Western Australia;

          (v)     South Australia;

          (vi)    Northern Territory;

          (vii)   Australian Capital Territory; and

          (viii)  Tasmania.

13.2 Without the prior written consent of the Purchaser, in consideration of the Purchaser agreeing to buy the Fujitsu Ordinary Shares and the Original Vendors Sale Shares and entering into the Options referred to in clause 7, each of the Vendors except Aspect Computing Pty Ltd and each of the Principals except Darren Peter Neville Slaney severally covenants that it shall not, and shall procure that any corporation which is a subsidiary of or controlled by it or in which it has relevant interest of 5% or more shall not, during any of the Restraint Periods conduct, carry on or promote on its own account, in partnership, joint venture or otherwise be engaged, concerned or interested in directly or through any interposed company, trust or partnership and whether as employee, trustee, principal, agent, shareholder, unitholder, independent contractor, consultant, adviser or in any other capacity, any Restrained Business operating in the Restraint Areas (other than (i) as an employee of the Company or (ii) as a shareholder or unitholder holding less than five per cent of the issued capital or units of a company or trust listed on the Australian Stock Exchange Limited or (iii) in the case of Fujitsu, as a supplier of equipment or provider of services (other than as a reseller of telecommunications services) in the ordinary course of business, on an "arms length" basis).

13.3 On and from the Completion Date, each of the Vendors and each of the Principals severally covenants that during any of the Restraint Periods it:

     (a) shall not solicit, canvass or secure the custom of any person who is at the Completion Date, or was in the previous twelve months a customer of the Company in relation to the supply of services or equipment that form part of a Restrained Business save and except that in the case of Fujitsu, it is permitted to undertake the activities permitted in paragraph (iii) of clause 13.2;

     (b) other than as authorized in writing by the Company, shall not represent itself as being in any way connected with or interested in the Business or any business carried on from time to time by the Company and shall not use any of the trade marks or business names used or owned by the Company;

     (c) shall not, and shall ensure that its respective servants and agents do not, disclose to any person or persons, nor use to its or their advantage, or to the detriment of the Purchaser or the Company or Business, or cause to be so used or disclosed, the name of any customer or employee of or supplier to the Company, nor any of the trade secrets, operations, processes or dealings or any confidential information relating to the Company, its Organization, finances, transactions or affairs and shall, at all times, keep any such information confidential and shall ensure that its servants and agents do likewise;

     (d) shall not solicit, or attempt to solicit or entice away from the Company any of the employees of the Company or any other person who becomes an employee of the Company after the Completion Date; and

     (e) shall not employ any of the Principals or Senior Executives of the Company as set out in schedule 6.

13.4 Each of the restraints contained in clause 13 (resulting from the various combinations of the Restraint Periods and the Restraint Areas) constitutes and shall be construed as a separate, severable and independent provision from the other restraints (but cumulative in overall effect) as regards each of the Vendors and Principals severally and clause 19.4 shall apply to each of those restraints.

13.5 The Vendors and the Principals severally acknowledge, agree and declare that each of the restraints contained in clause 13.1 is reasonable in its scope and duration having regard to the interests of each party of this Deed and goes no further than is reasonably necessary to protect the Purchaser's interests as purchaser of the Shares.

13.6 The provisions of clauses 13.1 to 13.5 shall cease to apply to any Vendor upon any default by the Purchaser under this Deed in relation to that Vendor if such default has not been remedied within 20 Business Days of notice to do so.

14.  PUBLIC ANNOUNCEMENT AND CONFIDENTIALITY

14.1 Subject to clause 14.2, no party to this Deed shall make or cause to be made any public announcement of, or in relation to, the sale and purchase of the Ordinary Shares including in relation to price without the prior written consent of each of the other parties except as required by law.

14.2 The Purchaser shall be entitled to disclose that Fujitsu is a shareholder in PTGI and that Fujitsu is an authorized dealer of the Company for such period as those circumstances exist.

14.3 The Purchaser will, to the extent reasonably practicable, maintain the confidentiality of any of the Company's information until Completion.

15.  ACCESS

     Until the Completion Date, the Vendors shall give the Purchaser or its representatives full and free access, during normal business hours, to the premises at which the Business is conducted and the Vendors shall make available to the Purchaser and its accountants and lawyers (free of charge), all relevant books, books of account, records, contracts, registers, and any other documents relating to the Company and the Business (including computerized information) as the Purchaser, its accountants or lawyers may reasonably request and the Purchaser its accountants or lawyers may take copies thereof.

16.  STAMP DUTY AND EXPENSES

16.1 The Purchaser shall bear and be responsible for the payment of all and any stamp duty payable on or in respect of this Deed, the sale, purchase or transfer of the Ordinary Shares and the share mortgages referred to in clause 5.4.

16.2 Each party (and not the Company) shall bear and be responsible for its own legal and accounting costs and expenses in connection with the preparation, completion and carrying into effect of this Deed.

17.  NO ASSIGNMENT

     No party to this Deed shall assign or purport to assign its rights or obligations under this Deed, without the prior written consent of the other parties, which shall not be withheld in the case of an assignment of the Purchaser's rights and obligations to a wholly owned (directly or indirectly) subsidiary of PTGI, provided that the rights of the Vendors are not adversely affected.

18.  NOTICES

18.1 Method of Giving Notices

     A notice under this Deed must be signed, in the case of the Original Vendors, by Paul Keenan or Peter Rawling or such other person nominated in writing by the Original Vendors and in other cases by or on behalf of the person giving it and it must be addressed to the person to whom it is to be given and be:

     (a)  delivered to that person's address; or

     (b)  sent by pre-paid mail to that person's address; or

     (c)  transmitted by facsimile to that person's address.

18.2 Time of Receipt

     A notice given to a party in accordance with this clause is treated as having been given and received:

     (a) if delivered to a party's address, on the day of delivery if a business day in the place of receipt, otherwise on the next business day in that place;

     (b)  if sent by pre-paid mail, on the tenth Business Day after posting; and

     (c) if transmitted by facsimile to a party's address and a correct and complete transmission report is received, on the next Business Day following the day of transmission.

18.3 Address of Parties

     For the purpose of this clause the address of a party is the address set out below or another address of which that party may from time to time give notice to each other party:

               In respect of Primus Telecommunications International, Inc.

          Attention:     Paul Singh
          Address:       C/-Primus Telecommunications Group,
                         Incorporated
                         8180 Greensboro Drive, Suite 1100
                         McLean, VA 22102
                         USA

          Facsimile:     (1) (703) 848-4641

          With copy to:  Julia Corelli
                         Pepper Hamilton & Scheetz
                         3000 Two Logan Square
                         18th and Arch Streets
                         Philadelphia Pennsylvania 19103-2799
                         USA

          Facsimile:     (1) (215) 981-4750


               In respect of Fujitsu Australia Limited

          Attention:     The Company Secretary
          Address:       475 Victoria Avenue
                         Chatswood 2067
                         New South Wales
                         Australia

          Facsimile:     (61) (2) 413-2871


               In respect of the Original Vendors (other than Aspect Computing Pty Ltd) and the Principals

          Attention:     Paul Keenan
          Address:       C/-Axicorp Pty Limited
                         Level 4
                         468 St Kilda Road
                         Melbourne
                         Australia

          Facsimile:     (61) (3) 9866-3878

               In respect of Aspect Computing Pty Ltd

          Attention:     The Company Secretary

          Address:       551 Glenferrie Road
                         Hawthorn 3122
                         Victoria
                         Australia

          Facsimile:     (61) (3) 9818 1320

19.  GENERAL

19.1 Waiver

     The non-exercise of or delay in exercising any power or right of a party does not operate as a waiver of that power or right nor does any single exercise of a power or right preclude any other or further exercise of it or the exercise of any other power or right. A power or right may only be waived in writing signed by the party to be bound by the waiver.

19.2 Amendment

     This Deed may only be amended or supplemented in writing, signed by the parties.

19.3 Attorneys

     Each attorney who executes this Deed on behalf of a party declares that the attorney has no notice of the revocation or suspension of the power of attorney under the authority of which the attorney executes this Deed, and has no notice of the death of the grantor.

19.4 Severability

     Any provision in this Deed which is invalid or unenforceable in any jurisdiction is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable, and is otherwise capable of being severed to the extent of the invalidity or unenforceability, without affecting the remaining provisions of this Deed or affecting the validity or enforceability of that provision in any other jurisdiction.

19.5 Counterparts

     This Deed may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

19.6 Liability of Parties

     (a) If two or more parties are included within the same defined term in this Deed a right given to those parties under this Deed is a right given severally to each of them; and

     (b) a representation, warranty, obligation or undertaking given or entered into by more than one party binds each of them jointly and severally.

19.7 Further Assurances

     Each party shall do, sign, execute and deliver and shall procure that each of its employees and agents does, signs, executes and delivers, all deeds, documents, instruments and acts reasonably required of it or them by notice from another party to effectively carry out and give full effect to this Deed and the rights and obligations of the parties under it.

19.8 Time of the Essence

     Time shall be of the essence of this Deed.

19.9 Default Interest

     If a party fails to pay when due any moneys due under this Deed, the party shall pay interest on those moneys from and including the due date to the date of actual payment at the Prime Rate (calculated from time to time with reference to such successive periods and on such dates as the Vendors consider appropriate). Interest at that rate shall accrue from day to day, be calculated on the basis of the actual number of days elapsed and a 365 day year (including the first day of the period during which it accrues but excluding the last), be payable from time to time upon demand and be compounded at such intervals as the Vendors consider appropriate.

20.  LAW AND JURISDICTION

20.1 Governing Law

     This Deed is governed by the law in force in Victoria.

20.2 Submission to jurisdiction

     The parties submit to the non-exclusive jurisdiction of the courts of Victoria and any courts which may hear appeals from those courts in respect of any proceedings in connection with this Deed.

21.  WARRANTIES BY THE PURCHASER

21.1 In consideration of the Vendors agreeing to sell their shares, the Purchaser represents and warrants to the Vendors in the terms set out in clause 21.2 (the "Purchaser's Warranties"). The Purchaser's Warranties are continuing warranties and shall not merge on Completion but shall remain in full force and effect.

21.2 The Purchaser

     (a) The Purchaser is duly incorporated and validly existing under the laws of the State of Delaware and the Purchaser has full power and authority to own its property and assets and conduct its business.

     (b) The execution, delivery and performance of this Deed by the Purchaser which is a corporation has been duly and validly authorized by all necessary corporate action on its part and this Deed is a valid and binding Deed of the Purchaser enforceable in accordance with its terms.

     (c) The entering into this Deed by the Purchaser does not, and the transactions contemplated by it will not result in a breach of the memorandum or articles of association of the Purchaser or any Deed to which the Purchaser is party or by which the Purchaser or its business may be affected in any way.

22.  MISCELLANEOUS

22.1 The Original Vendors acknowledge that following Completion the Purchaser may conduct the affairs of the Company in its own interests to the exclusion of the Original Vendors' interests and further acknowledge that no dividends may be paid on the Original Vendor Optioned Shares. The Original Vendors waive all statutory and common law remedies to which they may be entitled as members of the Company. The provisions of this clause shall cease to apply upon the default of the Purchaser if such default is not remedied within 20 Business Days after notice to do so.

22.2 The Purchaser shall procure the Company to employ the Principals (except for Darren Peter Neville Slaney, Christopher Con Lucas and George Diomedes Caravias) and the Principals shall accept employment with the Company as employees for a fixed period of 60 days after Completion on the basis that:

     (a) the current terms and conditions under which the personal services of those persons are made available to the Company shall apply to their employment, except any term relating to the termination of employment on notice; and

     (b) if the Company does not offer a further contract of employment to any Principal before the determination of the fixed period of employment, that Principal shall cease to be employed by the Company and shall have no claim against the Company in respect of the cessation of his employment, expect in respect of the balance (if any) of the 60 day period if the Purchaser terminates the employment prior to the end of the 60 day period.

22.3 The Purchaser shall procure the Company to engage Alta Telecommunications Pty Ltd and Alta Telecommunications Pty Ltd shall accept the engagement to provide the services of George Diomedes Caravias and Caravias shall provide his services as consultant for a fixed period of 60 days after Completion on the basis that:

     (a) the current terms and conditions under which the services of Caravias are made available to the Company shall apply to the engagement, except any term relating to the termination of the agreement on notice; and

     (b) Alta Telecommunications Pty Ltd and Caravias acknowledge that if the Company does not offer a contract of employment to Caravias within the fixed period of the agreement, the agreement for the provision of the consultancy services of Caravias shall cease and Alta Telecommunications Pty Ltd and Caravias shall have no claim against the Company in respect of the engagement under the agreement, except in respect of the balance (if any) of the 60 day period ff the Purchaser terminates the engagement prior to the end of the 60 day period.

22.4 To the extent that any of the Principals shall have statutory rights against the Company in respect of the termination of employment which may not be excluded by agreement, each Original Vendor shall in respect of its Principal (if applicable) indemnify and hold the Purchaser harmless from and against all actions, proceedings, claims or demands made against the Company by that Principal.

EXECUTED as a deed.

SIGNED, SEALED and DELIVERED          )
by NEIL HAZARD                        )
as duly appointed attorney for        )      (signed)
and on behalf of PRIMUS               )
TELECOMMUNICATIONS                    )      --------------------------
INTERNATIONAL, INC in the             )      Attorney
presence of:                          )      Name (printed): Neil Hazard

(signed)

- ----------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )
by George Diomedes Caravias as        )
duly appointed attorney for and on    )
behalf of ALTA                        )   (signed)
TELECOMMUNICATIONS PTY                )
LTD in the presence of:               )   --------------------------
                                          Attorney
                                          Name (printed): George D
(signed)                                  Caravias

- ----------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )
by George Diomedes Caravias as        )
duly appointed attorney for and on    )
behalf of ASPECT COMPUTING            )   (signed)
PTY LTD in the                        )
presence of:                          )   --------------------------
                                          Attorney
                                          Name (printed): Ian D
(signed)                                  Farrington

- ----------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )
by George Peter Kapiniaris as         )
duly appointed attorney for and on    )
behalf of CCT AUSTRALIA               )   (signed)
PTY LTD in the                        )
presence of:                          )   ---------------------------
                                          Attorney
                                          Name (printed): George P
(signed)                                  Kapiniaris

- ----------------------------------
Witness
Name (printed): Andrew Neilson

SIGNED, SEALED and DELIVERED          )
by Christopher Con Lucas as           )
duly appointed attorney for and on    )
behalf of CT CORPORATION              )   (signed)
PTY LTD in the                        )
presence of:                          )   --------------------------
                                          Attorney
                                          Name (printed): Christopher
(signed)                                  C. Lucas
- --------------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )
by Paul Jeffrey Keenan as             )
duly appointed attorney for and on    )
behalf of WILLOWARE                   )
PTY LTD in the                        )   (signed)
presence of:                          )   --------------------------
                                          Attorney
                                          Name (printed): Paul
(signed)                                  Jeffrey Keenan

- --------------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )
by Peter Lloyd Rawling as             )
duly appointed attorney for and on    )
behalf of INCO                        )   (signed)
PTY LTD in the                        )
presence of:                          )   --------------------------
                                          Attorney
                                          Name (printed): P. Rawling
(signed)

- --------------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )
by Peter Edward Russell Slaney as     )
duly appointed attorney for and on    )
behalf of LPS INVESTMENTS             )   (signed)
PTY LTD in the                        )
presence of:                          )   --------------------------
                                          Attorney
                                          Name (printed): Peter E.R.
(signed)                                  Slaney

- --------------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )
by Thiam Soon Sim as                  )
duly appointed attorney for and on    )
behalf of SMNR CONSULTING             )   (signed)
PTY LTD in the                        )
presence of:                          )   --------------------------
                                          Attorney
                                          Name (printed): Thiam Soon
(signed)                                  Sim

- --------------------------------------
Witness
Name (printed): Andrew Neilson

SIGNED, SEALED and DELIVERED          )
by Terence John Robertson as          )
duly appointed attorney for and on    )
behalf of FUJITSU AUSTRALIA           )   (signed)
LIMITED in the                        )
presence of:                          )   --------------------------
                                          Attorney
                                          Name (printed): Terence
(signed)                                  John Robertson

- ---------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )   (signed)
by GEORGE DIOMEDES CARAVIAS           )
in the presence of:                   )   --------------------------

(signed)

- ---------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )   (signed)
by PAUL JEFFREY KEENAN                )
in the presence of:                   )   --------------------------

(signed)

- ---------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )   (signed)
by THIAM SOON SIM                     )
in the presence of:                   )   --------------------------

(signed)

- ---------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )   (signed)
by PETER LLOYD RAWLING AS DULY        )
APPOINTED ATTORNEY FOR AND ON         )   --------------------------
BEHALF OF DARREN PETER NEVILLE        )
SLANEY in the presence of:            )

(signed)

- ---------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )   (signed)
by PETER EDWARD RUSSELL SLANEY        )
in the presence of:                   )   --------------------------

(signed)

- ---------------------------------
Witness
Name (printed): Andrew Neilson

SIGNED, SEALED and DELIVERED          )   (signed)
by CAMPBELL COLIN BURNS               )
in the presence of:                   )   --------------------------

(signed)

- ---------------------------------
Witness
Name (printed): Andrew Neilson


SIGNED, SEALED and DELIVERED          )   (signed)
by CHRISTOPHER CON LUCAS              )
in the presence of:                   )   --------------------------

(signed)

- ---------------------------------
Witness
Name (printed): Andrew Neilson

                                   SCHEDULE 1

                                  (Recital A)

                        Shareholders of Axicorp Pty Ltd.

================================================================================
Shareholder/Vendor      Address       No. and Class of Shares Held     Principal
- --------------------------------------------------------------------------------
                                      Fully Paid      Special
                                      Ordinary        Cumulative
                                      Shares of       Redeemable
                                      $1.00 each      Preference
                                                      Shares (fully
                                                      paid) of $1.00
                                                      each
- --------------------------------------------------------------------------------
ALTA                 6 Union Street,         12,000             60  George
TELECOMMUNICATIONS   Armdale,                                       Diomedes
PTY LTD as trustee   Victoria,                                      Caravias
of the Caravias      3143
Family Trust
- --------------------------------------------------------------------------------
WILLOWWARE PTY LTD   5 Dinsdale Court,       12,000            60   Paul Jeffrey
as trustee of the    Mooroolbark,                                   Keenan
Keenan Family        Victoria, 3138
Trust
- --------------------------------------------------------------------------------
SMNR CONSULTING      16 Highgate Grove,      12,000            60   Thiam Soon
PTY LTD as trustee   Ashburton,                                     Sim
of the SMNR Family   Victoria, 3147
Trust
- --------------------------------------------------------------------------------
LPS INVESTMENTS PTY  15 Killara Court,       40,000           200   Peter Edward
LTD as trustee       Werribee,                                      Russell
of the Peter         Victoria, 3030                                 Slaney
Slaney Family
Trust
- --------------------------------------------------------------------------------
CCT AUSTRALIA PTY    C/_ Hershan             40,000           200   Campbell
LTD as trustee of    Serebro, Ground                                Colin Burns
the Burns Family     Floor, 377
Trust                Lonsdale Street,
                     Melbourne,
                     Victoria, 3001
- --------------------------------------------------------------------------------
CT CORPORATION PTY   10 Powlett Street,      40,000           200  Christopher
LTD as Trustee of    East Melbourne,                               Con Lucas
the Lucas Family     Victoria, 3002
Trust
- --------------------------------------------------------------------------------
ASPECT COMPUTING     551 Glenferrie          40,000           200  Nil
PTY LTD              Road, Hawthorn,
                     Victoria, 3122
- --------------------------------------------------------------------------------
INCO PTY LTD as      3 Stanley Street,       40,000           200  Darren Peter
trustee of the       Williamstown,                                 Neville
Darren Slaney        Victoria, 3016                                Slaney
Family Trust
- --------------------------------------------------------------------------------
FUJITSU AUSTRALIA    475 Victoria           354,000           Nil  Nil
LIMITED              Avenue, Chatswood,
                     New South Wales,
                     2067
================================================================================

                                   SCHEDULE 2

                           Axicorp Corporate Profile


Axicorp Pty Ltd

Incorporated in Victoria ACN 061 754 943

Authorized Capital:

$10,000,000 divided into 10,000,000 Shares of $1.00 each.

Issued Capital:

590,000 fully paid ordinary shares of $1.00 each and 1,180 fully paid Special Cumulative Redeemable Preference Shares of $1.00 each.

Directors:

P. Slaney
C. Burns
P. Robinson
S. Broad
N. Karasuda
N. Roach

Secretary:

P. Keenan

Public Officer:

P. Keenan

General Managers:

G.D. Caravias - General Manager Enhanced Services
P.J. Keenan   - General Manager Finance and Administration
T.S. Sim    - General Manager Operations
P.C. Burns    - General Manager Sales and Marketing
C.C. Lucas    - General Manager Mobile Services

Shares held in other companies:

10,000 fully paid ordinary shares of $1.00 each in National Purchasing Corporation Limited.

                                   SCHEDULE 3

                                   Warranties


The Company

1. The Company is duly incorporated and validly existing under the laws of the State of Victoria and the Company has full power and authority to own its property and assets and conduct the Business.

2. The copy of the memorandum and articles of association of the Company, certified by its Secretary on the date of execution of this Deed, is and remains a true copy of the memorandum and articles of association of the Company.

3. To the knowledge of the Vendors, the minute books and other records of meetings or resolutions of shareholders or directors of the Company and any registers and other statutory records, books of account, trading and financial records, copies of taxation returns and all other documents, papers and records of the Company relating to its business activities, property or financial affairs are complete, true and accurate in all respects and have been prepared in accordance with applicable legal requirements.

4. Since incorporation of the Company, all returns, particulars, resolutions and other documents required to be delivered by the Company, under the Corporations Law or otherwise to the Australian Securities Commission, have been duly delivered.

5. Since the Balance Date, no dividend in respect of any issued shares in the Company has been declared or paid and since that date there has been no other distribution of property or assets to shareholders of the Company.

6. The Company has not granted any power of attorney otherwise than as is usual in the ordinary course of its business.

7. The Company is not a member of any partnership, joint venture or unincorporated association.

8. The Directors, Secretary, Public Officer and General Managers of the Company are as set out in schedule 2.

9.   The authorized and issued share capital of the Company are as set out in schedule 2.

10. The Company does not hold or have any legal or beneficial interest in any shares in any other company (except for 10,000 fully paid ordinary shares of $1.00 each in National Purchasing Corporation Limited) and has not contracted to take up or acquire any shares in any other company.

11. There is no agreement, arrangement or understanding to which the Company or any of the Vendors is a party which gives a right to any person upon a change in the management or control of or ownership of shares in the Company.

The Shares

12. The Original Vendors are the registered holders and the Original Vendors or the beneficiaries of the Family Trusts referred to after clause 69 are the sole and absolute beneficial owners of the number and class of shares in the capital of the Company set out in schedule 1 opposite their respective names, free and clear of any Encumbrance (except that all the SRPs will be redeemed on Completion).

12A. Fujitsu has full power and authority to transfer the fun legal and beneficial ownership to the Fujitsu Ordinary Shares to the Purchaser at Completion.

13. Each of the Shares has been duly issued and allotted and in the case of an Ordinary share, is fully paid, and in the case of a SRP, is fully paid.

14. The Shares comprise the whole of the issued share capital of the Company (except that all the SRPs will be redeemed on Completion) and there are no securities on issue which are convertible into or exchangeable for shares in the Company.

15. There are no agreements in force pursuant to which any person is or may be entitled to or has the right to call for the issue of any shares in the Company or securities convertible into or exchangeable for shares in the Company nor has the Company given, granted or agreed to grant any option or right (whether contingent or not) in respect of its unissued shares.

16. There are no restrictions on transfer of the Shares under the articles of association of the Company which will not be complied with or waived at or prior to Completion.

17. No person is entitled to recover from the Company any fee, brokerage or commission in connection with the purchase or sale of the Shares.

This Deed

18. The execution, delivery and performance of this Deed by any Original Vendor which is a corporation has been duly and validly authorized by all necessary corporate action on its part and this Deed is a valid and binding agreement of the Original Vendors and each of them enforceable in accordance with its terms.

18A. The execution, delivery and performance of this Deed by Fujitsu has been duly and validly authorized by all necessary corporate action on its part and this Deed is a valid and binding Deed of Fujitsu enforceable in accordance with its terms.

19. The entering into this Deed by the Original Vendors does not, and the transactions contemplated by it will not:

     . result in a breach of the memorandum or articles of association of the Company or any of the Original Vendors, or any agreement to which the Company or any of the Original Vendors is party or by which the Company or the Business may be affected in any way;

     . entitle any other party to an agreement or arrangement with the Company to terminate that agreement or arrangement earlier than it would otherwise have been terminable had this Deed not been entered into or the transactions not occurred; or

     . entitle any person to require the adoption by the Company of terms less favorable to it than those subsisting prior to this Deed being entered into or the transactions occurring.

19A. The entering into this Deed by Fujitsu does not, and the transaction contemplated by it will not:

     . result in a breach of the memorandum or articles of association of the Company or Fujitsu, or any agreement to which the Company or Fujitsu is party or by which the Company or the Business may be affected in any way;

     . entitle any other party to an agreement or arrangement with the Company to terminate that agreement or arrangement earlier than it would otherwise have been terminable had this Deed not been entered into or the transactions not occurred; or

     . entitle any person to require the adoption by the Company of terms less favorable to it than those subsisting prior to this Deed being entered into or the transactions occurring.

19B Prior to Completion, the Vendors and their employees and agents have not engaged in any course of conduct or dealing which may have a material adverse effect on the contractual and other arrangements between the Company and Telstra or any parties to other material contracts with the Company.

Business and Assets

20. Since the Balance Date, the Business has been conducted in the ordinary and normal course and the Company conducts no business other than the Business.

21. The Company has good and marketable title to all its property and assets free from any Encumbrance and there is no agreement to give or create any Encumbrance and no claim has been made by any person to be entitled to any Encumbrance.

22. The property and assets of the Company comprise all the assets used in connection with or necessary for the continuing conduct of the Business (including the benefit of any contracts which are used by the Company in the Business).

23. All plant and equipment used in the conduct of the Business is in good repair and condition (normal wear and tear excepted) and the Company maintains a complete and accurate inventory of all assets having a purchase cost of more than $1,000.

24. So far as the Vendors are aware, the Company has adequate product liability and public risk insurance and all of the property and assets of the Company which are tangible assets are insured for their full replacement value against fire and other risks normally insured against having regard to the customary practices applicable to the industry in which the respective business is conducted and nothing has been done or omitted to be done which would make any policy of insurance in respect of such property or assets or any of them, void or voidable.

25. To the best of the Vendor's knowledge, all receivables and debtors of the Company are good and collectable in the ordinary course of business except as provided for in the Balance Sheet.

26. Since the Balance Date, the Company has not disposed of, agreed to dispose of or granted any option to purchase any of its property or assets otherwise than in the ordinary course of its business.

27. To the knowledge of the Vendors, in respect of all inventions the subject of a registered patent or patent application, all trademarks and designs whether registered or unregistered, all business names and brands and au other trade secrets, know-how and confidential information used in connection with or required for the conduct of the Business, the Company has taken steps reasonably necessary to fully protect those industrial and intellectual property rights.

28. To the knowledge of the Vendors there are no users, licensees or parties with any other rights with respect to any patents or trade marks or business names of the Company.

29. To the knowledge of the Vendors the Company has not disclosed any of its trade secrets to any person other than the Purchaser except as required by law and except as disclosed in schedule 5 or the Disclosure Book.

30. AU documents which are necessary to establish the title of the Company to its property and assets are in the possession or under the control of the Company and all so far as the Vendors are aware have been duly stamped.

31. The Company has not entered into any long term, onerous or unusual contract nor any contract which is not on an arm's length basis and the Company has not given any guarantee.

32. Other than in the usual course of business, there are no outstanding offers, tenders or quotations given or made by the Company which are capable of giving rise to a contract by the unilateral act of a third party.

33. The Company has not entered into any off-set or other arrangement which requires, as a term or condition of the supply of goods or services by the Company, that the Company acquire goods or services from any other person (including a purchaser of goods or services from the Company).

34. Save as previously disclosed in writing to the Purchaser, the Company is not a lessee, licensee or tenant of any real property or party to any hire purchase, hiring, leasing or credit sale agreement and the Company has not entered into any factoring agreement.

35. Since 1 November 1995 to the date of this Deed there has been no change to the Company's arrangements with suppliers of goods or services to the Company, being a change which is materially adverse to the Company nor are the Vendors aware of a proposed change.

36. Since 1 November 1995 to the date of this Deed, no customer of the Company who acquires telecommunication services having a value in excess of $25,000 per annum has terminated its arrangement with the Company or varied those arrangements in a manner which is materially adverse to the Company, nor are the Vendors aware of any proposed termination or variation.

37. Neither the Company nor any of the Company's officers, directors, agents or employees acting on the Company's behalf has unlawfully given, paid, offered to give or pay, promised to give or pay or authorized the gift or payment of any money or anything of material value to any supplier of goods or services to the Company (including Telstra and Optus Networks Pty Limited) or any purchaser of goods or services from the Company for the purpose of influencing that officer, director, agent or employee in respect of any decision concerning the Company or the Business or for the purpose of inducing such officer, director, agent or employee to assist the Company to obtain or retain any business.

38. There are no Agreements between the Company and any of the Vendors or Principals, except for those specified in schedule 5 or the Disclosure Book.

39. The Company is not party to any contract which entitles it to receive $100,000 or more in any 12 month period or expose it to a liability to make payments of $10,000 or more in any 12 month period, except for those specified in schedule 5 or the Disclosure Book.

40. There is no agreement, arrangement or understanding between the Company and National Purchasing Corporation Limited except as contained in the agreement dated 8 June 1994.

40A. The Company has reserved the right to cancel, change, add to or modify part or all of sales compensation provisions at any time. In cases where strict implementation of changes in sales compensation plan results in unfair or inequitable treatment for any individual, the Company at its discretion, may authorize an exception.

40B. The Company's in-house billing system is capable of directly billing all of the Company's Mobile, Telstra BCS and Optus customers, subject to the limitations disclosed in the Disclosure Book.

Accounts & Financial Position

41. The balance sheet and profit and loss statement of the Company as at Balance Date disclose a true and fair view of the state of affairs and the financial position of the Company as at that date and for the period ending on it (including full and adequate provision for all Taxation Liabilities) in accordance with all applicable laws and regulations, and the accounting policies and practices previously applied by the Company's external accountants are consistent with generally accepted accounting principles under the Australian

     Accounting Standards, the Corporations Law and Corporations Regulations and other applicable legislation, subject only to the assumptions made in preparing them which assumptions are disclosed in schedule 5 or the Disclosure Book and which are consistent with assumptions applied to previous management accounts, except where stated.

42. The results disclosed in the profit and loss statements of the Company for the period from incorporation up to and including 20 December 1994 have not been affected (except as disclosed in those statements) by anything which renders any of those results unusually high or low.

42A The results disclosed in the profit and loss statements of the Company for the period from 21 December 1994 up to Balance Date have not been affected (except as disclosed in those statements) by anything which renders any of those results unusually high or low.

43. To the knowledge of the Vendors, since Balance Date there has been no occurrence which has or will (either itself or together with any other occurrence) materially and adversely affect the value of the Shares, the financial position, profitability or prospects of the Company, the Business or any of its property or assets.

44. The Balance Sheet states all actual or contingent liabilities of or asserted against the Company (in its own right) which are required to be included in the Balance Sheet under generally accepted accounting principles under the Australian Accounting Standards, the Corporations Law and the Corporations Regulations and other applicable legislation. The Disclosure Book contains a list of all material contracts under which the Company may be liable. There are no actual or contingent liabilities of the Company which individually exceed $10,000 or in aggregate exceed $50,000 that are not either disclosed in the Balance Sheet or in schedule
     5. Since the Balance Date, the Company has not incurred any actual or contingent liability (including contractual commitments) otherwise than in the ordinary course of business. The Company has no liability to Telstra in respect of any debts owed by customers to Telstra except as specifically disclosed in the Balance Sheet.

44A. As at Completion, the principal, interest and any other moneys owing to Fujitsu pursuant to the Fujitsu Loan will not exceed $2,155,000 or such higher amount as maybe advanced to the Company by Fujitsu with the prior consent of the Purchaser.

45. The Company is not insolvent and no receiver or administrator has been appointed over any part of its property or assets and no such appointment has been threatened.

46. The Company is not in liquidation or official management and no proceedings have been brought or notice served for the purpose of liquidating the Company or placing it in official management.

47. All Taxation Liabilities of the Company will have been paid by the Company at Completion or adequately provided for by the Company and all returns in relation to all Taxation Liabilities have been duly lodged and filed and no dispute exists between the Company and any relevant authority with respect to any Taxation Liabilities.

48. All accumulated losses disclosed in the accounts of the Company at Balance Date are (subject only to the Purchaser satisfying the requirements of section 80E of the Act) allowable as deductions to the Company under the Act.

49. All assessable income derived by the Company in each year of income has been disclosed in the income tax returns filed by the Company and all deductions claimed in each of those returns were allowable deductions in the relevant year of income.

49A All assessable income derived on or after 21 December 1994 has been disclosed in the tax returns filed by the Company and all deductions claimed in respect of expenses incurred on or since 21 December 1994 were allowable deductions in the relevant year of income.

50. The books of account and other trading and financial records of the Company and the Business have been prepared and maintained in accordance with all applicable laws and regulations, and the accounting policies and practices previously applied by the Company's external accountants and consistent with generally accepted accounting principles under the Australian Accounting Standards, the Corporations Law and Corporations Regulations and other applicable legislation.

51. As at the Completion Date there will be no loan outstanding from the Company to any of its employees or shareholders (or vice versa).

Information

52. The Original Vendors have disclosed in writing (or caused to be disclosed in writing) to the Purchaser all information relating to the Shares, the Company and the Business and its property and assets which would be material for disclosure to an intending purchaser of the Shares. All such information (including information or documents provided under the "Access" clause of this Deed and the information appearing as Annexure 4) is complete, true and accurate in all material aspects and does not omit any material information.

52A So far as it is aware, Fujitsu has disclosed in writing (or caused to be disclosed in writing) to the Purchaser all information relating to the Shares, the Company and the Business and its property and assets which would be material for disclosure to an intending Purchaser of the Shares and all such information (including information or documents provided under the "Access" clause of this Deed and the information appearing as Annexure 4) is complete, true and accurate in all material aspects and does not omit any material information.

53. The information contained in the schedules (excluding schedule 1 in respect of the information relating to Fujitsu Australia Ltd and schedule 4) and recitals A, C, D, E, F and G to this Deed is complete, true and accurate in all respects.

53A The information contained in the schedules (excluding schedule 1 in respect of the information relating to the Original Vendors and schedule 4) and recitals B, C, D, E, F and G to this Deed is complete, true and accurate in all respects.

Litigation, compliance with laws, etc.

54. There is no unsatisfied judgment, order, arbitral award or decision of any Court, tribunal or arbitrator against the Company or any of its property or assets and there is no outstanding claim, demand, dispute, litigation, arbitration or prosecution to which the Company is party pending nor to the best of the knowledge and belief of the Vendors threatened against any of them.

55. The Company is not in default under its memorandum or articles of association or any statute or under any decree, order, rule, by-law or regulation of any government, statutory, municipal body or Organization having jurisdiction over any of them and the entering into this Deed win not result in a contravention of any of them.

56. The Company holds all licenses, permits, authorizations and consents required for the conduct of all aspects of the Business (including without limitation any class license issued under the Telecommunications Act) and all such licenses, permits, authorizations and consents are in full force and effect and are not liable to be revoked or not renewed and there are no circumstances or facts involving the Company or its affairs which are likely to result in the revocation of or variation in any material respect of such licenses, permits, authorizations and consents.

57. No license, permit, authorization or consent held by the Company will be liable to be terminated or varied in any material respect by reason of a change in the ownership of the Company.

58. The Vendors have no knowledge of any breach or unenforceability or invalidity of or grounds for rescission, avoidance or repudiation of any of the contracts, deeds or instruments to which the Company is a party.

59. To the best of the knowledge and belief of the Vendors there are no statutory or other notices restricting or prohibiting the carrying on of the Business in any way.

Employees

60. Full disclosure has been made to the Purchaser of the remuneration of each employee, director and consultant of the Company and the basis of that remuneration has not changed since the Balance Date except in the ordinary course of business.

61. There is not in existence any contract of employment with any employee of the Company (or any contract for the services of any person) which cannot be terminated by one month's notice or less or (where such a contract has not been reduced to writing) by reasonable notice, and in each case without giving rise to a claim for damage or compensation against the Company other than as provided for by statute. There are no written contracts of employment or for services, other than those whose terms have been included in writing in the Disclosure Book.

62. To the best of the knowledge and belief of the Vendors there is no threatened or pending dispute between the Company and any trade union or other similar Organization.

63. The entitlements of employees of the Company as disclosed in its accounts for long service leave, annual leave and sick leave are adequate and have been determined in accordance with prudent accounting practice and are not less than the employees' legal entitlements.

64. Since the Balance Date, no payment has been made or agreed to be made in respect of and the Company has no actual or contingent liability for the payment of any retiring allowance, superannuation, redundancy or termination benefit nor any other payment for loss of office or employment to any of the Directors or officers of the Company or to any employees or consultants of the Company except as required by statute.

65. The Company has made superannuation contributions as required by the Superannuation Guarantee Act 1992 and the Superannuation Guarantee (Administration) Act 1992 and has no liability under any superannuation trust deed or to any superannuation fund whether for contributions, lump sum or pension benefits or for any retiring or other allowance or deferred compensation that it is not meeting in the ordinary course of business and there is no agreement between the Company and any person in relation to any such fund, contribution, benefit or allowance.

66. There are no actual, threatened or pending disputes relating to superannuation contributions made by the Company or the superannuation benefits to be provided to employees of the Company.

67. The Company has not been notified of any claim under workers compensation, WorkCare or equivalent legislation which is not fully covered by insurance or the WorkCare Compensation Scheme.

68. The Company does not have any employee share or option plan or profit sharing arrangements with employees and no loans have been made to any employee of the Company.

The Vendors

69. Each of Aspect Computing Pty Ltd and Fujitsu Australia Limited has entered into this Deed in its own right and not as trustee of any trust.

     In the following Warranties, a reference to "Trustee" means Alta Telecommunications Pty Limited, Willoware Pty Limited, LPS Investments Pty Limited, CCT Australia Pty Limited, CT Corporation Pty Ltd, S@ Consulting Pty Ltd and Inco Pty Limited and a reference to "Fan-&y Trust" means the Caravias Family Trust (in relation to Alta Telecommunications Pty Limited), the Keenan Family Trust (in relation to Willoware Pty Limited), the Peter Slaney Family Trust (in relation to LPS Investments Pty Limited), the Burns Family Trust (in relation to CCT Australia Pty Limited), the Lucas Family Trust (in relation to CT Corporation Pty Ltd), the S@ Family Trust (in relation to SMNR Consulting Pty Ltd) and the Darren Slaney Family Trust (in relation to Inco Pty Limited).

70. The Trustee, in its capacity as trustee of the Family Trust, has the power under the trust deed which established the Family Trust (the "Trust Deed") to enter into this Deed and is duly authorized to do so.

71. The Trustee was duly appointed trustee of the Family Trust pursuant to the Trust Deed and the Family Trust was duly established on the date the Trust Deed bears.

72. The Trust Deed was duly executed and duly stamped and any amendment since its execution in no way affects the other representations and warranties made or given in this Deed nor the ability of the Trustee to perform its obligations under this Deed;

73. The Trustee is not in default under the terms of the Trust Deed and circumstances have not arisen which may lead to the removal of the Trustee as trustee of the Family Trust.

74. The Trustee has not been removed from the office of trustee or ceased to act and no additional trustee has been appointed.

75. The Trustee has the right to be indemnified out of the assets of the Trust Fund of the Family Trust in respect of all and any of its obligations and liabilities under this Deed.

                                   SCHEDULE 4

              Terms of the PTGI Convertible Preferred Stock Issue

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

          Primus Telecommunications Group, Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly held adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

     RESOLVED:  that the Certificate of Incorporation of Primus
Telecommunications Group, Incorporated be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

     4.   Authorized Shares; Powers, Preferences and Rights.
          -------------------------------------------------

          4.1.  Authorized Shares.  The aggregate number of shares that the
                -----------------
Corporation shall have authority to issue shall be twelve million nine hundred ten thousand (12,910,000), ten million four hundred fifty-five thousand (10,455,000) of which shall be shares of common stock ("Common Stock"), par value $.01 per share, four hundred fifty-five thousand (455,000) of which shall be shares of convertible preferred stock ("Series A Preferred Stock"), par value $.01 per share and having such rights, designations, preferences and limitations as set forth in Section 4.2 hereof, and two million (2,000,000) of which shall be shares of preferred stock, par value $.01 per share and having such rights, designations, preferences and limitations and such series and such number as designated by the board of directors of the corporation pursuant to the authority expressly granted hereby to the board of directors to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications; limitations or restrictions of certain series and number thereof which are permitted by Section 151 of the General Corporation Laws of the State of Delaware (or any successor provision thereto) in respect of any class or classes of stock or any series of any class of stock of the corporation.

          4.2  Rights, Designations, Preferences and Limitations.
               -------------------------------------------------

               a.  Dividends. Holders of Series A Preferred Stock shall be
                   ---------
entitled, as may be determined by the board of directors of the corporation, to receive dividends out of any funds legally available therefor when and as declared and in the same amounts as paid on Common Stock on a per share Common Stock equivalent basis based on the then effective conversion ratio of Series A Preferred Stock to Common Stock.

               b.  Liquidation.  Upon any liquidation, dissolution or winding
                   -----------
up of the corporation the holders of outstanding shares of Series A Preferred Stock will be entitled to be paid out of the assets of the corporation before any distribution or payment is made upon the Common Stock or any other equity securities of the corporation ranking junior in liquidation to the Series A Preferred Stock, and pari passu with any other preference stock of the corporation, an amount in cash equal to the sum of $0.01 per share, plus the amount of all accrued and unpaid dividends with respect to such share of Series A Preferred Stock, plus the amount that would be paid on such liquidation to the holders of Series A Preferred Stock if all such holders had, immediately prior to such liquidation, converted their shares of Series A Preferred Stock to shares of Common Stock (the "Liquidation Value"). If, upon any such liquidation, dissolution or winding up of the corporation, the corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid pursuant to the preceding sentence, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the shares of Series A Preferred Stock held by each such holder. The corporation will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the effective date thereof to each record holder of Series A Preferred Stock.

               c.  Voting Rights.  Except as provided otherwise herein or as
                   -------------
required by the General Corporation Law of Delaware, holders of Series A Preferred Stock shall not be entitled to vote either individually or as a single class with the holders of Common Stock; provided, however, that in the event
                                        --------  -------
that the General Corporation Law of Delaware or any other applicable law should entitle the holders of Series A Preferred Stock to vote, the holders of Series Preferred Stock in a single class with holders of Series A Preferred Stock entitled to cast the number of votes that they would have were the Series A Preferred Stock to be converted into Common Stock prior to such vote, unless, however, the applicable law expressly requires a separate class vote.

               d.   Class Voting Rights.  Holders of Series A Preferred Stock
                    -------------------
shall vote as a separate class on, and the affirmative vote of a majority of the outstanding shares of Series A Preferred Stock shall be required to authorize, any action which would:

                    (1) in any manner authorize, create or issue any class or series of capital stock ranking, as to distribution of assets on liquidation, prior to the Series A Preferred Stock, or authorize, create or issue any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority over with the Series A Preferred Stock;

                    (2) in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series A Preferred Stock;

                    (3) reclassify the shares of Common Stock, or any other shares of any class or series of capital stock hereafter created junior to the Series A Preferred Stock into shares of any class or series of capital stock ranking, s to distribution of assets on liquidation, prior to the Series A Preferred Stock.

                    (4) increase the aggregate number of Shares of Series A Preferred Stock which the corporation shall have the authority to issue.

               e.   Conversion into Common Stock.
                    ----------------------------

                    (1) (i) Subject in all cases to the limitations set forth in this Section 4.2e., the holders of each share of Series A Preferred Stock shall have the right at any time following the Nonconversion Period to convert each such share of Series A Preferred Stock into one fully paid and nonassessable share of Common Stock or such number of shares of Common Stock as determined in accordance with clause (ii) of this Section 4.2e(1).

                        (ii) In case of any capital reorganization, reclassification, stock split, combination, or exchange of shares, or in the case of a merger or consolidation of the corporation with another entity (in the case of a merger, wherein the corporation is the surviving entity), each share of Series A Preferred Stock, after such reorganization, reclassification, stock split, combination, exchange of shares, merger or consolidation, shall be convertible into that kind and number of shares of Common Stock of the corporation or surviving corporation as to which such share of Series A Preferred Stock had been converted into Common Stock immediately prior to any of those events.

                    (2) Upon the occurrence of a Mandatory Event of Conversion, all shares of Series A Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Mandatory Event of Conversion and without any action on the part of the holder thereof, automatically become shares of Common Stock; provided, however, that:
                        --------  -------  ----

                        (i) upon the occurrence of a Mandatory Event of Conversion specified in clause (ii) or (iii) of the definition of "Mandatory Event of Conversion," shares of Series A Preferred Stock held by persons who are then listed in the corporation's records as Aliens shall only be converted to the extent there are Available Shares (as calculated as of the applicable Mandatory Event of Conversion). For purposes of this clause (i), Available Shares shall e divided among the Alien holders of Series A Preferred Stock ratably according to their respective Alien Percentage Interests. Shares of Series A Preferred Stock not converted due to insufficient Available Shares shall continue as shares of Series A Preferred Stock with all the rights, designations, preferences and limitations set forth herein and shall be converted when and as Available Shares become available; and

                        (ii) Upon the occurrence of the Mandatory Event of Conversion specified in clause (iv) of the definition thereof, only those shares of Series A Preferred Stock held by stockholders who did not approve the corporate action subject to vote (such non-assenting stockholders, the "Non-Assenting Stockholders"; stockholders who failed to vote their shares shall not be considered Non-Assenting Stockholders; shall be converted and, with respect to Non-Assenting Stockholders who are then listed in the corporation's records as Aliens ("Non-Assenting Aliens"), such shares shall only be converted to the extent there are Available Shares (as calculated as of the applicable Mandatory Event of Conversion). For purposes of this clause (ii), Available Shares shall be divided amount the Non-Assenting Aliens ratably in accordance with the proportion that their individual Alien Percentage Interest bears to the aggregate Alien Percentage Interests of all Non-Assenting Aliens. In the event that the number of Available Shares (as calculated as of the applicable Mandatory Event of Conversion) is less than the number of shares of Series A Preferred Stock held by Non-Assenting Aliens, the board of directors of the corporation may, in its discretion, waive, for purposes of this clause (ii) only, the Alien Percentage Limitation with respect to the shares held by the Non-Assenting Aliens. Should the board of directors of the corporation not waive the Alien Percentage Limitation in accordance with the foregoing sentence within thirty (30) days after the applicable Mandatory Event of Conversion, the corporation shall have the right, for a period of one-hundred and twenty (120) days following the date of the applicable Mandatory Event of Conversion, at its option and to the extent there are funds of the corporation available therefor, to redeem the unconverted shares of Series A Preferred Stock held by Non-Assenting Aliens at ninety-five percent (95%) of the fair market value of such shares as determined by an independent appraiser selected by the board of directors and the Non-Assenting Aliens, which fair market value shall include the value of all accrued but unpaid dividends with respect to such shares. If the Board of Directors of the corporation and the Non-Assenting Aliens cannot agree upon a person to act as independent appraiser within thirty (30) days after the applicable Mandatory Event of Conversion, the board of directors shall request Deloitte & Touche to appoint an independent appraiser. In the event that the funds of the corporation are insufficient to redeem all the shares of Series A Preferred Stock of the Non-Assenting Aliens at such time, funds then available shall be distributed ratably among such Non-Assenting Aliens when and as they become available, and such redemption right shall continue until such time as the corporation's funds become available therefor; provided, however,
                                                           --------  -------
that if the redemption right is not exercised within six (6) months after the
- ----
determination of the fair market value, then at any time after the expiration of the six (6) month period either the corporation or the Non-Assenting Aliens shall be entitled to require a new determination of the fair market value of the shares of the Series A Preferred Stock.

                    (3) The holder of any shares of Series A Preferred Stock who is a Citizen may exercise the conversion right under Section 4.23(1) hereof with respect to all or any part of his shares of Series A Preferred Stock be delivering to the office of any transfer agent of the corporation for the Series A Preferred Stock, or to such other place as may be designated by the corporation, his certificates for the shares to be converted, duly endorsed or assigned in blank or to the corporation (if required by it), and a written notice stating the Citizen name or names (with address) in which the certificate(s) for the shares of Common Stock are to be issued.

                    (4) The holder of any shares of Series A Preferred Stock who is an Alien ("Alien Converting Stockholder") may exercise the conversion right under Section 4.2e(1) hereof, subject to the Alien Percentage Limitation, with respect to all or part of his shares of Series A Preferred Stock by following the procedures set forth in this Section 4.2e(4). Each Alien Converting Stockholder shall be entitled to convert that number of shares calculated by dividing the Available Shares, as calculated on the close of business of the last day of the 30-Day Period (as defined in clause (i) below), by the number resulting from the division of the Alien Percentage Interest of the relevant Alien Converting Stockholder by the aggregate Alien Percentage Interests of all Alien Converting Stockholders.

                         (i) The Alien Converting Stockholder shall deliver to
the corporation written notice of such holder's intent to convert. Such notice shall set forth the exact number of shares of Series A Preferred Stock which the holder owns, the number of shares of Series Preferred Stock the holder desires to convert and the present citizenship of the holder. Upon receipt of such notice, the corporation shall, in turn, send notice to al the record owners of Series A Preferred Stock (the "Conversion Notice") which Conversion Notice shall state (a) that the corporation has received notice of a stockholder's intent to convert and (b) the number of Available Shares which the corporation anticipates will be available for conversion. For a period of 30 days from the date of the Conversion Notice (the "30-Day Period"), the corporation shall not convert any shares of Series A Preferred Stock pursuant to this Section 4.2e(4).

                         (ii) Any other Alien holder of Series A Preferred Stock
who also desires to have some or all of his shares of Series A Preferred Stock converted shall provide written notice to the corporation prior to the expiration of the 30-day Period of his intent to convert, the exact number of shares of Series A Preferred Stock which such holders owns, the number of shares of Series A Preferred Stock such holder desires to convert and the present citizenship of such holder.

                         (iii) Within five (5) days after the expiration of the
30-Day Period, the corporation shall provide notice to all Alien Converting Stockholders who or which deliver notices to convert under clauses (i) or (ii) of this Section 4.2e(4) during the applicable 30-Day Period of how many shares each such Alien Converting Stockholder is entitled to convert. Within ten (10) days after the Alien Converting Stockholder's receipt of such notice, the Alien Converting Stockholder must deliver to the office of any transfer agent of the corporation for the Series A Preferred Stock, or to such other place as may be designated by the corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the corporation (if required by it) and a written notice stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued.

                    (5) Conversion shall be deemed to have been effected (i) with respect to conversion effected pursuant to clause (3) or (4) above, on the date when the delivery of certificates is made and (ii) with respect to conversion effected pursuant to clause (2) above, on the date of occurrence of the Mandatory Event of Conversion.

                    (6) As promptly as practicable after conversion, the corporation shall issue and deliver to or upon the written order of the holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The person in whose names the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock, surrendered for conversion, the corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the corporation, a new certificate covering the number of shares of Series A Preferred Stock, representing the unconverted portion of the certificate so surrendered.

                    (7) With respect to any conversion of Series A Preferred Stock pursuant to Section 4.2e(1) hereof, the calculation of the Alien Percentage Limitation shall be made by disregarding the Common Stock issuable upon conversion of other convertible securities issued by the corporation and outstanding at the time of the calculation.

                f.  Preemptive Rights
                    -----------------

                    (1) Except with respect to Excluded Shares or as otherwise provided herein, in the event that (i) the corporation shall issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any shares of Common Stock or Convertible Securities (any such issuance, sale or exchange, an "Issuance"), and (ii) the corporation shall have granted preemptive rights in or to such Issuance to other holders of individual percentage equity interests in the corporation equal to or less than any of the individual equity percentage interests in the corporation of any of the holders of the Series A Preferred Stock (calculated on a Fully Diluted Basis), then the holders of Series A Preferred Stock with individual equity percentage interests equal to or greater than those individual equity percentage interests of holders of preemptive rights shall each be granted comparable preemptive rights in or to the Issuance.

                g.  Legends. Each share of Series A Preferred Stock shall bear a
                    -------
legend on the face or back of the certificate representing such share either an accurate or complete summary of the powers, designations, preferences and other special rights of the Series A Preferred Stock set forth herein, or a statement that the corporation shall furnish without charge to each stockholder who so requests, a copy of the powers, designations, preferences and other special rights of the Series Preferred Stock set forth herein.

                h.  Definitions.  For purposes of this Section 4.2, the
                    -----------
following terms shall have the following meanings:

          "Alien" means any person, corporation, joint venture, association or
           -----
other organization who or which is not a Citizen or Entity.

          "Alien Percentage Interest" means, as to any Alien holder of Series A
           -------------------------
Preferred Stock, the percentage that the outstanding shares of Series A Preferred Stock then owned by such Alien stockholder is of the aggregate outstanding number of shares of Series A Preferred Stock then owned by all Alien Stockholders of Series A Preferred Stock.

          "Alien Percentage Limitation" means, at any given time, that number of
           ---------------------------
shares of Common Stock equal to five percent (5%) of all the issued and outstanding Common Stock of the corporation calculated on a Fully Diluted Basis.

          "Available Shares" means that number of shares of Common Stock
           ----------------
available for issuance on a given date to holders of Series Preferred Stock who are Aliens calculated by subtracting from the Alien Percentage Limitation that number of shares of Common to Stock issued to Aliens on a Fully Diluted Basis (excluding the dilution which may be effected by the Series A Preferred Stock).

          "Citizen" means any person (not controlled by or representing any (i)
           -------
alien, (ii) foreign government, or (iii) corporation organized under the laws of a foreign country) who has obtained the status, whether through right of birth or naturalization, of citizenship of the United States and continues to possess such status as provided for under Title 8 United States Code Sections 1401 et seq. and 1421 et seq.

          "Conversion Date" means with respect to a shares of Series A Preferred
           ---------------
Stock the date on which conversion of the share into Common Stock is deemed to occur pursuant to Section 4.2e(5).

          "Convertible Securities" means all debt instruments, securities or
           ----------------------
other equity interests (including the Series A Preferred Stock) convertible into or exchangeable for Common Stock other than Excluded Shares.

          "Entity" means any corporation, joint venture, partnership,
           ------
association or other organization organized under the laws of the United States, a state of the United States or the District of Columbia, which corporation is not controlled directly or indirectly, by any other corporation of which any officer of more than one-fourth of the directors are aliens or of which more than one-fourth of the capital stock of such other corporation is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country.

          "Excluded Shares" means, collectively:
           ---------------

                                 (i) shares issued as a stock dividend;

                                 (ii) shares of any class of the corporation's
capital stock issued upon any subdivision, combination, stock split or reverse stock split of the entire class of such capital stock of the corporation;

                                 (iii) any shares issued by the corporation
pursuant to the acquisition by the corporation of any Person by means of merger, stock purchase, reorganization, purchase of substantially all the assets or otherwise in which the corporation, or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired or resulting entity after such transaction;

                                 (iv) any shares issued pursuant to underwritten
public offering of the type described in clause (iii) of the definition of Mandatory Event of Conversion; and

                                 (v) any shares issued or issuable upon the
exercise of options, warrants or other rights to acquire shares of Common Stock or on the conversion or exchange of securities (including the Series A Preferred Stock) convertible into or exchangeable for Common Stock.

          "Fully Diluted Basis" means, as of applicable time of calculation, the
           -------------------
number of shares of Common Stock that would be issued and outstanding if there were added to the number of issued and outstanding shares of Common Stock the number of shares of Common Stock then issuable upon the exercise of all outstanding, vested or unvested, warrants, options or other rights to acquire shares of Common Stock and on the conversion or exchange of all debt instruments and securities (including the Series A Preferred Stock) convertible into or exchangeable for Common Stock.

          "Mandatory Event of Conversion" means the occurrence of any of the
           -----------------------------
following events:

                                 (i) Both (A) the repeal or inapplicability to
the corporation of the restrictions on alien Ownership set forth in Section 310(b) of the Communications Act of 1934 (47 U.S.C. 310(b), as amended) and any succeeding or comparable legislation and (B) the expiration of the Nonconversion Period.

                                 (ii) consummation of the sale (A) of more than
fifty percent (50%) of the capital stock of the corporation to a single purchaser or more than one related purchasers, (B) by K. Paul Singh of all of the capital stock of the corporation owned by him at the time of such sale, or
(C) of substantially all of the assets of the corporation; provided, however,
                                                           --------  -------
that a merger of the corporation with another entity shall not be deemed a Mandatory Event of Conversion if the corporation is the surviving entity;

                                 (iii) consummation of an underwritten public
offering of more than twenty percent (20%) of the corporation's Common Stock registered under the Securities Act of 1933; or

                                 (iv) the failure of a majority of the holders
of Series A Preferred Stock to approve, ratify or otherwise consent to the corporate actions specified in Section 4.2d(1) or (3) hereof.

          "Nonconversion Period" means, as to each share of Series A Preferred
           --------------------
Stock, the period of time ending March 1, 1998, during which period such share may not be converted into Common Stock.

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                                             -----------------------------------
                                                                       Secretary

                                   SCHEDULE 5

                              Warranty Disclosures

                                   SCHEDULE 5
                              WARRANTY DISCLOSURES


For the purposes of this Schedule, the 'Disclosure Book' comprises 8 arch lever files of disclosed material, the table of contents of which have been initialled by the parties upon signing this Deed for the purposes of identification.

SPECIFIC DISCLOSURES
No.  Item
1.   Nil.
2.   Nil.
3.   Nil.
4.   Nil.
5.   Nil.
6.   Nil.

7.   Memberships

     (a)  Unincorporated Associations
     ---  ---------------------------

          The Company is a member of the following trade associations:

     SPAN    Service Providers Action Network
     ATUG    Australian Telecommunications User Group
     AIIA    Australian Information Industry Association
     SA Great
     CEDA    Committee for the Economic Development of Australia

     (b)  Joint Ventures
     ---  --------------

     (i)  The Company:

               has responded to Requests for Expression of interest and been short-listed by Queensland Transmission and Supply Corporation for the provision of telecommunications services to the people of Queensland including possible joint venture;
               has entered into discussions with Eastern Energy Ltd for, in the short term, a joint marketing arrangement and, in the long term, a potential joint venture for the resale of telecommunications services, power and other associated services, but has not at the date of this Agreement entered into any such joint venture, and

        (ii) The Company has entered into a Marketing Representative Agreement dated 13/12/95 with Boston Technology, Inc. which is initially an agency agreement but in later phases may be regarded as a joint venture - see General Disclosure 7.

8.   Nil.
9.   Nil.
10.  Nil.
11. See disclosures for Warranty 19 - second point of warranty 19 covers same issue as warranty 11.
     See General Disclosure 11 - the loan arrangement could terminate upon sale of shares by Fujitsu but is not expected to do so, as long as supply arrangements remain in place for the Hewlett Packard K Class computer.
12.  Encumbrances
     The Encumbrances referred to in Clause 6.2(xii) in respect of charges given:
     (a)     by CCT Australia Pty Ltd to National Australia Bank Ltd and
     (b)     by Aspect Computing Pty Ltd to Westpac Banking Corporation.
12A. Nil.
13.  Nil.
14.  Nil.
15.  Nil.
16.  Nil.
17.  Nil.
18.  Nil.
18A. Nil.
19.  (a)     Optus - Reseller Agreement (Long Distance) dated 12 October 1994 between Optus
     Networks Pty Ltd and the Company
     (b)     Telstra - Service Provider Agreement commencing 3 May 1995 between the Company and Telstra - Clause 16.2(m).
     (c)     Premises Leases
             (i)  Lease dated 4/5/94 between the Company and Local Authorities
                  Superannuation Board in respect of part premises at Level 4, 468 St. Kilda Road, Melbourne.
        (ii) Draft Lease between the Company and Local Authorities
             Superannuation Board in respect of premises at Level 4, 468 St.
             Kilda Road, Melbourne (no executed or stamped).
       (iii) Lease dated 29/5/95 between the Company and Local Authorities
             Superannuation Board in respect of premises at Level 5, 468 St.
             Kilda Road, Melbourne.
        (iv) Lease dated 2/2/95 between the Company and Local Authorities Superannuation Board in respect of premises at Level 5, 468 St. Kilda Road, Melbourne.

          (v) Lease between the Company and Showa Shoji Aust. P/L in respect of premises at Level 4, Tower 32, Walker Street, North Sydney NSW
       (vi) Lease between the Company and TKC Services Pty Ltd in respect of premises at Level 13, 10 Eagle Street, Brisbane, Qld.
      (vii) Deed of Covenant dated 2/4/95 between the Company, TKC Services Pty Ltd and Australian Mutual Provident Society in respect of premises at Level 13, 10 Eagle Street, Brisbane, Qld.
     (viii) Sub-Lease between the Company, MSJ Services Pty Ltd and Australian City Properties Pty Ltd in respect of premises at Level 5, 225 St. Georges Terrace, Perth, WA.
     (d) Boston Technology, Inc - Marketing Representative Agreement dated 13/12/95 with BTI - see General Disclosure 7
     (e) Bank Guarantees issued by ANZ Bank, copies of which are contained in the Disclosure Book, resulting from normal review of banking arrangements following sale.
19A. See disclosure for warranty 19.
19B. See General Disclosure 4.
20.  See General Disclosure 4.
21.  (a)  The Charge
     (b) Deposits of $58,083.60 lodged with Australia & New Zealand banking Group Ltd in relation to 4 bank guarantees, subject to irrevocable waivers to the ANZ Bank to appropriate and set-off the deposit funds to secure any amounts provided under the guarantees.
     (c) Hire-purchase agreements and finance leases as set out in the Disclosure Book.
22. (a) Property and assets contemplated by capital expenditure provisions and provisions for new hire-purchase and leasing costs in the Company's financial projections and business cases, in the ordinary course of the Company's business.
     (b)  See General Disclosure 1 1.
23.  Nil.
24.  The Company does not have any product liability insurance.
     The Company's insurance includes replacement provisions on the basis set out in the policy details contained in the Disclosure Book.
     All the Company's policies include excess clauses that provide for the Company to pay part of any claim, usually $500.
     The Vendors are not aware of any "other risks normally insured against having regard to the normal practices applicable to the industry."
25. See General Disclosure 3. The Company has made provision of $256,937 for doubtful debts in the Balance Sheet. This provision is a general provision by the Company, the level of which is regarded as fair and reasonable, and includes accounts where the Company has been advised by Telstra as being doubtful or requiring action. These accounts total $160,271 and a schedule of them appears in the Disclosure Book.

26.  See General Disclosure 1.
27.  (a)  Trademarks
     The Company has applied to register as separate trade marks:
     -  its name;
     -  its name and logo; and
     -  its logo.
     The Company has no advice and no opinion as to whether these applications will be successful.
     (b)  Trade Secrets, Know-how and Information
     Except to the extent that the Company has included a confidentiality obligation in its standard Agency Agreement and Contract of Employment, the Company has not taken formal steps to protect trade secrets, know-how and confidential information.
28.  Nil.
29.  Trade Secrets
     (a) The Company conducted negotiations for a sale with AAP Telecommunications Ltd ('AAPT') from August to early November 1995, during which time AAPT undertook a formal due diligence investigation of the affairs of the Company.
     (b) The Company provided information regarding its business to Australian Mezzanine Investments Pty Ltd and to its associate Ferris Skrzynski & Associates Pty Ltd ("FSA') for the purpose of preparation of a valuation report on the Company for Fujitsu in October 1995.
     (c) The Company provided a set of financial projections to Telepacific Pty Ltd in about late October 1995 as part of initial discussions regarding a possible sale or investment in the Company.
30.  Nil.
31.  Long Term, Onerous or Unusual Contracts
     (a) The contracts disclosed in sections 1, 2, 3, 8, 11, 12.4 to 12.7 (inclusive), 19, 20, 24, 25 and 28 of the Disclosure Book including the commission structures of the Company.
     (b)  The arrangements with Globenet - see General Disclosure 4.
32.  Outstanding Offers
     See General Disclosure 1.
     See paragraph (b) of the Disclosure for Warranty 7 in relation to outstanding offers, although the Company considers these positions not to be capable of unilateral acceptance by a third party.
33. All agreements with Telstra provide Telstra with the right to off -set any debts due by the company to Telstra against outstanding payments to the Company.
34.  Hire, Hire Purchase & Leasing of Equipment
     The Company has hire, hire purchase & leasing agreements for equipment as disclosed in section 19 of the Disclosure Book.
35.  Supplier/Customer Changes
     See General Disclosure 1.

     See General Disclosure 4.
36.  See List of cancellations contained in Disclosure Book.
37.  Nil.
38.  (a)  See General Disclosure 5.
     (b)  See General Disclosure 1 1.
     (c) Dealership arrangement between Fujitsu and the Company, not reduced to writing See Disclosure Book.
39. Contracts entitling the Company to receive $100,000 or more or liability of $10,000 or more in 12 month period
     (a)  The contracts disclosed in sections 1 to 6 (inclusive), 8, 11, 12.4 to
          12.7 (inclusive), 19, 20, 22, 24, 25 and 28 of the Disclosure Book including the commission structures of the Company.
     (b) Any other contracts disclosed in the Disclosure Book, breach of which could expose the Company to damages exceeding $10,000 or more.
     (c) Dealership arrangement between Fujitsu and the Company, not reduced to writing.
     See also General Disclosure 4.
40. The Company is currently renegotiating the agreement with NPC but agreement has not been reached.
40A. (a)  See Section 10 of Disclosure Book as to current commissions, etc.
     (b) No specific provision is made in the Company's Employment Contract regarding right to vary commission, however the Company has in the past varied commissions unilaterally without incurring liability.
     (c)  The standard Agency Agreement provides in clause 10.1:
          "The commission rates and method of payment may be varied by Axicorp, in its sole discretion, upon giving the Agent 30 days' notice in writing."
     (d) The Company's standard Distributor Agreement does not contain the right to vary commission.
     (e) The Company's standard Telephone Saving Plan Agreement does not contain the right to vary commission.
40B.      See Disclosure Book.
41.       See General Disclosure 6 & disclosure for warranty 47
42.       Nil
42.A      Nil
43.       See General Disclosures 1, 2 & 4
44. (a) The material contracts of the Company are those contracts disclosed in the
          Disclosure Book
     (b)  See General Disclosure 3 & 6 & disclosure for warranty 47.
44A. Nil
45.  Nil.
46.  Nil.
47. (a) The Company's income tax return for the year ended 31/3/95 has not been lodged. It is expected to be lodged by 1/3/96. The Company paid

          $126,864.54 estimated tax on 4/9/95. Price Waterhouse has recommended a treatment of certain receipts of the Company that would reduce the initial estimate of assessable income of the Company, which if adopted would result in a refund of part or all of the estimated tax paid by the Company for the relevant year.
     (b) The Company's fringe benefits tax returns for the years ended 31/3/94 and 31/3/95 have not been lodged. They are expected to be lodged by 1/3/96. The Company has liability for fringe benefits tax for both years, of an estimated amount of $90,000, which is provided in the Balance Sheet. The Company has not provided for interest and penalties for late lodgement.
48.  See Price Waterhouse letter dated 23/2/96 in Disclosure Book.
49.  Nil
49A. Nil
50.  See disclosure for warranty 41.
51.  Nil.
52.  Material disclosed in this Schedule and in Disclosure Book, including
     Section 26
52A. Material disclosed in this Schedule and in Disclosure Book, including
     Section 26
53.  In the case of Schedule 5:
     (a)  Schedule 5 incorporates the Disclosure Book by reference so the
          Schedule is not complete to that extent;
     (b) Schedule 5 summarizes and interprets certain facts, matters and circumstances and is not complete to the extent that it does not contain the original data from which the summaries and interpretations were made.
53A. Same disclosure as for 53.
54.  (a)  Globenet - See General Disclosure 4.
     (b) Claim by Ms. Chrisant, an ex-employee of the Company, for wrongful change in earnings ability, made in August 1995. The Company's legal advisors have advised that a formal claim is now unlikely. Relevant correspondence is contained in the Disclosure Book.
     (c) Claim by members of the Greek Community for the Elderly disclosed in the Disclosure Book
55.  Nil.
56.  Nil.
57.  Nil.
58.  Except for General Disclosure 4, nil.
59. Nil, apart from standard notices issued from time to time by Austel affecting companies competing in the telecommunications industry generally.
60. (a) Subject to (b), the extent of disclosure is as contained in Personnel Details schedule contained in the Disclosure Book.
     (b) The employment contract of David Miller contains a bonus/incentive arrangement different to all other contracts - see details in Disclosure Book.
61.  Employee Termination

     The employment contracts of:
     - David Miller
     - Rod Morgan
     - Laverne Turner
     do not contain a provision for termination on notice - see Disclosure Book. The engagement of contractor Robert Curtis does not contain a provision for termination on notice but he is not considered by the Company to be an employee.
62.  Nil.
63. The Company having been only incorporated since 17 September 1993, no provision has been made for long service leave.
64.  Payment of 3 months redundancy to Tim McNamara in or about August 1995.
65. On 11/4/94, the Company agreed to be bound by the provisions of the Trust Deed (as amended) which constitutes the Bankers Trust Life Superannuation Trust for the BT Master Superannuation Fund, which has been varied by a Deed of Variation dated 1/5/95.
66.  Nil.
67. No claim has been notified. However, the Company does not have any cover in excess of the relevant statutory schemes in the applicable States where such schemes apply or in excess of its existing cover, as set out in the Disclosure Book. Those schemes and insurances do not provide full cover against a claim.
68. Nil. There are no loans out to staff or agents of the Company, however there are commission advances due to timing differences in processing of payments and receipt of data from Telstra. The total advanced as at 31 December 1995 is $72,794, with $48,794 being created by the timing of processing through the Company's ledgers, and the remaining $23,462 is due to data flow from Telstra.
69.  Nil.
70.  Nil.
71.  Nil.
72.  Nil.
73.  Nil.
74.  Nil.
75.  Nil.

GENERAL DISCLOSURES
These disclosures potentially apply to more than one warranty and are disclosed on a general basis. Failure by a disclosure for a specific warranty to cross-refer to these General Disclosures does not prevent the disclosure in the General Disclosures from operating as a disclosure in respect of a specific warranty.

1.   Telstra - Dealership
     (a) In about December 1995, Telstra informed the Company that it was prepared to deal with an associated company of the Company in a dealership arrangement. On 8 January 1996, Auscorp was acquired by shareholders Peter Slaney, Campbell Burns and Ravi Bhatia and was appointed as a dealer by Telstra. The Company and Auscorp have entered into the Auscorp Management Agreement.
     (b) On 8 January 1996, Auscorp and Telstra entered into the Telstra Solution Plus Dealer Agreement Fixed Network ("Dealer Agreement")
     (c) The Dealer Agreement requires that a dealer cannot be connected with a service provider after 31 July 1996 ("Resale Supply Cutoff Date").
     (d) As part of the dealership activities, Auscorp has procured that some of the Company's customers have been transferred to Telstra and that further customers of the Company will be transferred to Telstra. Auscorp will continue in the future to seek to procure further transfers. In consideration of procuring these transfers, Auscorp has received and will receive consideration from Telstra comprising a flat rate commission fee and a percentage commission for each transfer.
     (e) Outside the normal course of business, discussions are taking place with agents, associations and third party service providers with whom the Company currently conducts business regarding those parties conducting business with Auscorp.
     (f) Fees were paid to the Company by Auscorp in anticipation of execution of the Auscorp Management Agreement.
     (g) Auscorp can potentially trade under any tariff except SP 1 and perhaps other wholesale products.
     In addition to this disclosure, the Company's relationship with Auscorp and Auscorp's obligations to Telstra have been fully discussed with the Purchaser to the Purchaser's satisfaction and the Auscorp Management Agreement was executed after its terms were fully discussed with the Purchaser.

2.  Telstra - Tariff Changes
     (a) Telstra has advised of proposed tariff changes to take place early in 1996, which are currently being reviewed, and opposed by some industry groups.
     (b) Telstra has agreed to pay compensation to the Company for 2 months on loss of MSP 1 tariff based on January 1 996 revenue, payable in February and March.

3.   Bad & Doubtful Debts
     (a)  Telstra
     The Company is the customer of Telstra and is liable pursuant to the BCS Tariffs for debts of the Company's customers to Telstra. Neither the Company nor Telstra has any system to recognize and quantify this contingent liability until it becomes actual. As a matter of practice, Telstra rarely calls upon the Company (or other service providers) to pay this liability. The Balance Sheet accordingly contains no provision for this unknown item. The Company has not expensed any bad debt provision to date in the profit & loss account of the Company.

     Since January, the Company has been discussing debt management issues with Telstra, for the purpose of obtaining timely information (i.e., daily) to enable effective debt management. As of signing this Agreement, Telstra is unable to provide debtor information on a timely basis. Telstra has requested the Company to agree to a proposal of payment of an advance of funds to Telstra by the Company on behalf of the Company's clients, to lessen the financial exposure of Telstra to the Company's customers. Telstra has not quantified its request and the Company has rejected that request. Telstra and the Company are working on a joint debtor management plan on late payers and are continuing discussions on the issue of late payments.

     (b)  General
     The Company assumes a doubtful debt provision rate of 0.25% of overall billings to cover any bad debts which may be incurred. This policy was determined as appropriate at a Board meeting on 24/8/95 and is currently scheduled to be reviewed on a regular basis. The doubtful debt provision in the Balance Sheet includes actual doubtful debts of $148,000 identified by Telstra. The Vendors shall be liable for warranty claims in respect of any excess over this provision on claims by Telstra in respect of the Company's customers. The Company shall not be liable for any actual bad debts of other customers of the Company in excess of the doubtful debt provision of 0.25% on the basis that the provision is fair & reasonable and that there has not been a charge to the provision to date.

4.   Globenet Pty Ltd ('Globenet')/AAP Telecommunications Pty Ltd ('AAPT")
     The Company was informed by Globenet in late December 1995 that AAPT (a competitor of the Company) had acquired all the share capital of Globenet so that Globenet had become a fully owned subsidiary of AAPT. Letters dated 30/l/96 from Clayton Utz have alleged breach of agreement and given notice of termination. Inter alia, the Company denies the existence of the alleged agreement and, if the agreement exists, denies breaching it. The Company, AAPT and Globenet representatives have held meetings and are continuing discussions to attempt to settle upon the basis of an ongoing relationship and to avoid litigation.

     The Company's relationship with Globenet is unstable and the future course of the relationship is uncertain. The Vendors do not make any representation that:
     -  the Company's relationship with Globenet will continue,
     - Globenet will not purport to terminate the alleged agreement, there will not be a loss of customers introduced to the Company by Globenet, or Globenet will introduce further customers to the Company, litigation will not occur between the Company and Globenet and/or AAPT or that if it does occur, that it can be successfully defended.

     The above disclosure is made for the purpose of clarification only. The Company, the Vendors and the Purchaser acknowledge that in relationship to the Globenet Claim, their respective positions are fully dealt with by Clause 8.11 of this Deed and the Purchaser acknowledges that it has no claim for breach of or any of the warranties in relation to the Globenet Claim.

5.   Related Party Transactions
     (a) Slaney Software Pty Ltd (of which Darren Slaney is principal) has from time to time provided consulting services for the development of billing systems. No present arrangement exists for the provision of these services.
     (b) Services Agreement between the Company and CT Corporation Pty. Ltd. dated 24 November 1995
     (c) Services Agreement between the Company and Alta Telecommunications Pty. Ltd. dated 1 June 1995
     (d)  Loan Agreement with Fujitsu Australia United dated 22 December 1994
     (e)  Management Agreement with Ultrasys dated 22 December 1994
     (f) Supply of products and services by Fujitsu and its subsidiaries from time to time in the ordinary course of business

     NB. Contracts in points (b) to (e) are to be terminated at or prior to Completion so warranty does not apply to them as at Completion.

6. The Balance Sheet is prepared upon the basis of assumptions and best estimates as to revenue and operating costs available at the last date of review, 9 February 1996. Revenue information is not received from Telstra until approx. 6 weeks after the end of each month and had not been received at the date of preparation of the Balance Sheet. The assumptions made in making these estimates have been applied consistently with previous management accounts of the Company. The Balance Sheet discloses a true and fair view of the state of affairs and the financial position of the Company to the extent possible having regard to this limitation.

     The financial statements of the Company as at 31 March 1995 contained in the Disclosure Book are made out fully in accordance with applicable Australian Accounting Standards, the Corporations Law and Corporations Regulations so they contain disclosures and other financial information (such as total lease expenditure contracted for at balance date but not provided for in the accounts) that have not been included in the Balance Sheet. The Balance Sheet consists of only information that has been consistently included in the general ledger of the Company in interim monthly statements. As the Balance Sheet and other Accounts as at 31 December 1995 have been based on estimates, they have not been made out in full accordance with those standards and laws.

7.   Boston Technology, Inc ("BTI")

     Under a Marketing Representative Agreement dated 13/12/95, BTI and the Company have agreed for the Company to become marketing representative of BTI and thereby obtain certain marketing rights to certain of BTI's voice messaging and information processing equipment and related software. Liability to BTI under this agreement is as set out or contemplated therein. Under the agreement, BTI can terminate if there is a change in ownership. A letter from BTI confirming their approval of change in ownership has been requested.

8.   Pulse Communications Pty Ltd (Nikki Penny)
     Nikki Penny ceased employment with the Company on 1 October 1995 and became an Agent for the Company trading through her company Pulse Communications Pty Ltd.('Pulse'). At the time of her resignation, she owed $1,754.40 to the Company for commission advances. In addition, it was agreed that a guarantee of $7,500 income to Pulse for the first six months, which ceases in March 1996.

9.   Southtel Communications
     Southtel Communications is a regional Distributor operating in country New South Wales. Payment arrangements with Southtel are non-standard and exceed $10,000 per annum. The principal of Southtel was a former consultant of the Sydney branch of the Company. These payments effectively amount to a retainer for one year. Subsequent nonperformance by the Distributor is likely to lead to termination after the 1 year retainer expires.

10.  Loxley Public Company Ltd (a Thai corporation)
     There have been discussions with Loxley regarding payphones in Australia, in which Loxley require a non compete period of 18 months. No commitment or agreement has been made and negotiations are continuing.

11.  Billing System - Computer
     The Company has on loan from Co-Cam Computer Systems (a subsidiary of Fujitsu Australia Ltd) a Hewlett Packard G Class computer, while awaiting delivery of a Hewlett Packard K Class computer which is expected for delivery in February 1996. The computer is necessary to the billing system of the Company. Purchase cost of approx $1 00,000 is included in the Company's capital expenditure budget.

12. There are arrangements in place for organizations which act as agents for the Company, however formal contracts are not currently place. These are:

          JR Allied Communications
          R. Burns
          The Kingstone Group
          Newhurst Management.

                                      53.


                                   SCHEDULE 6

                         Executives of Axicorp Pty Ltd

                                (clause 13.3(e))


David Jenkins
Graham O'Shanessy
Peter Jaffe
Mark Smedley
Tim Tovey
Sue Cornelissen
Lorraine Sebastian
Rod Morgan
Gary Redmond
Rob Usenich

                                      54.

                                   SCHEDULE 7

                                     Proxy
                               (clause 5.2(c)(x))

                                AXICORP PTY LTD

                               A.C.N. 005 083 670
                                (the "Company")


[Vendor Company] [ACN] of                            (the "Vendor
Company") being a member of the Company hereby (subject to paragraphs 1 and 2) irrevocably appoints the Chairman of the meeting or, in his absence, any partner of Blake Dawson Waldron as proxy to vote on behalf of the Vendor Company at any general meeting of the Company and at any adjourm-nent of that meeting.

1.   This proxy will terminate on the earlier to occur of:

     (a) the Vendor Company ceasing to be the registered owner of all of its Ordinary Shares in the Company; or

     (b) 30 June 2001.

2. If Primus Telecommunications International Inc. defaults in payment of the price payable to the Vendor Company in respect of any of the Options referred to in clause 7 of the Share Acquisition Deed dated [ ] March 1996, and Primus Telecommunications International Inc. has failed to remedy the default within one month of notice in writing by the Vendor Company, then this proxy will be revocable by the Vendor Company after that one month.

Dated this             day of  March  1996


SIGNED, SEALED and DELIVERED by      )
)
as duly appointed attorney for and on    )....................................
behalf of [the Vendor Company] in        ) Attorney
the presence of:                          ) Name (printed):

 .............................................
Witness
Name (printed):

                                                                  CONFORMED COPY


                    ASPECT COMPUTING PTY LTD ACN 005 083 670

ALTA TELECOMMUNICATIONS PTY LTD as trustee of the Caravias Family Trust ACN 067
                                    270 375

   CCT AUSTRALIA PTY LTD as trustee of the Bums Family Trust ACN 006 955 111

  CT CORPORATION PTY LTD as trustee of the Lucas Family Trust ACN 062 380 803

    WILLOWARE PTY LTD as trustee of the Keenan Family Trust ACN 065 497 458

   INCO PTY LTD as trustee of the Darren Slaney Family Trust ACN 066 926 403

LPS INVESTMENTS PTY LTD as trustee of the Peter Slaney Family Trust ACN 066 926
                                      494

      SMNR CONSULTING PTY LTD as trustee of the SMNR Trust ACN 062 871 381

                   FUJITSU AUSTRALIA LIMITED ACN 001 Oll 427

                                      and

                         AXICORP MY LTD ACN 061 754 943



                 ----------------------------------------------
                    DEED TERMINATING SHAREHOLDERS AGREEMENT
                 ----------------------------------------------



                              BLAKE DAWSON WALDRON
                                   Solicitors
                               101 Collins Street
                               MELBOURNE VIC 3000
                              Tel: (03) 9679 3000
                              Fax: (03) 9679 3111
                                    DX: 187
                             File Ref: JWLA:337889

DEED made 1 March 1996.

BETWEEN:

(1)  The Shareholders of AXICORP PTY LIMITED ACN 061 754 943 as set out in
     schedule I (who are collectively referred to in this Deed as the "Shareholders" and individually as a "Shareholder"); and

(2)  AXICORP PTY LIMITED ACN 061 754 943 (the "Company").

RECITALS

A. The Shareholders and the Company are parties to a Shareholders Agreement dated 22 December 1994 (the "Shareholders Agreement").

B. The Shareholders and the Company wish to terminate that Shareholders Agreement in the manner set out in this Deed.

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.   INTERPRETATION

     Clause I of the Share Acquisition Deed between Primus Telecommunications International, Inc and the Shareholders and the persons listed in schedule 2 to this Deed executed on or about I March 1996 (the "Share Acquisition Deed"), shall apply to this Deed, unless the context otherwise requires.

2.   TERMINATION OF SHAREHOLDERS AGREEMENT

2.1 The Shareholders and the Company agree to terminate the Shareholders Agreement as from Completion as defined in the Share Acquisition Deed.

2.2 The Shareholders release the Company, with effect from Completion, from any obligations or liabilities which may have accrued prior to Completion.

3.   GENERAL

     Clause 19 of the Share Acquisition Deed shall apply to this Deed, unless the context otherwise requires.

4.   LAW AND JURISDICTION

4.1  Governing Law

     This Deed is governed by the law in force in Victoria.

4.2  Submission to Jurisdiction

     The parties submit to the non-exclusive jurisdiction of the courts of Victoria and any courts which may hear appeals from those courts in respect of any proceedings in connection with this Deed.

EXECUTED as a deed.

SIGNED, SEALED and DELIVERED        )
by PAUL JEFFREY KEENAN              )
                                    )       (Signed)
as duly appointed attorney for and  )       ..........................
on behalf of AXICORP PTY LTD in     )       Attorney
the presence of:                    )       Name (printed):PAUL J. KEENAN
                                    )
(Signed)                            )
 .................................
Witness
Name (printed):PETER RAWLING


SIGNED, SEALED and DELIVERED        )
by George Diomedes Caravias as      )
duly appointed attorney for and     )
on behalf of ALTA                   )       (Signed)
TELECOMMUNICATIONS PTY              )       ..........................
LTD in the presence of:                     Attorney
                                            Name (printed):  GEORGE D
(Signed)                                    CARAVIAS
 .................................
Witness
Name (printed):PETER RAWLING


SIGNED, SEALED and DELIVERED        )
by George Diomedes Caravias as      )
duly appointed attorney for and     )
on behalf of ASPECT COMPUTING       )       (Signed)
PTY LTD in the presence of:         )       ..........................
                                            Attorney
(Signed)                                    Name (printed):  IAN D
 .................................           FARRINGTON
Witness
Name (printed):PETER RAWLING

SIGNED, SEALED AND DELIVERED        )
by George Peter Kapiniaris          )
as duly appointed                   )
attorney for and on behalf of CCT   )       (Signed)
AUSTRALIA PTY LTD in the            )       ..........................
presence of:                                Attorney
(Signed)                                    Name (printed):  GEORGE
 .................................           KAPINIARIS
Witness
Name (printed):PETER RAWLING


SIGNED, SEALED and DELIVERED        )
by Christopher Con Lucas as duly    )
appointed attorney for and on       )
behalf of CT CORPORATION PTY        )       (Signed)
LTD in the presence of:             )       ..........................
                                            Attorney
(Signed)                                    Name (printed):  CHRISTOPHER
 .................................           LUCAS
Witness
Name (printed):PETER RAWLING


SIGNED, SEALED and DELIVERED        )
by Paul Jeffrey Keenan as duly      )
appointed attorney for and on       )
on behalf of WILLOWARE PTY LTD      )       (Signed)
in the presence of:                 )       ..........................
                                            Attorney
(Signed)                                    Name (printed):  PAUL J KEENAN
 .................................
Witness
Name (printed):PETER RAWLING


SIGNED, SEALED and DELIVERED        )
by Darren Peter Neville Slaney      )
Peter Lloyd Rawling as duly         )
appointed attorney for and on       )       (Signed)
on behalf of INCO PTY LTD in the    )       ..........................
presence of:                                Attorney
                                            Name (printed):  PETER LLOYD
(Signed)                                    RAWLING
 .................................
Witness
Name (printed): GEORGE D
CARIVIAS

SIGNED, SEALED and DELIVERED        )
by Darren Peter Neville Slaney as   )
duly appointed attorney for and     )
on behalf of LPS INVESTMENTS PTY    )       (Signed)
LTD in the presence of:             )       ..........................
                                            Attorney
(Signed)                                    Name (printed):  PETER E R
 .................................           SLANEY
Witness
Name (printed):PETER L
RAWLING


SIGNED, SEALED and DELIVERED        )
by Thiam Soon Sim as duly           )
appointed attorney for and on       )
behalf of SMNR CONSULTING           )
PTY LTD in the presence of:         )       (Signed)
(Signed)                            )       ..........................
 .................................           Name (printed):  THIAM SOON
Witness                                     SIM
Name (printed):PETER L
RAWLING


SIGNED, SEALED and DELIVERED        )
by Terence John Robertson as duly   )
appointed attorney for and on       )
behalf of FUJITSU AUSTRALIA         )       (Signed)
LIMITED in the presence of:         )       ..........................
                                            Attorney
(Signed)                                    Name (printed):  Terence John
 .................................           Robertson
Witness
Name (printed):  G DALAL

                                   SCHEDULE 1


Aspect Computing Pty Ltd                             ACN  005  083  670

Alta Telecommunications Pty Ltd
as trustee of the Caravias Family Trust              ACN  067  270  375

CCT Australia Pty Ltd
as trustee of the Burns Family Trust                 ACN  006  955  111

CT Corporation Pty Ltd
as trustee of the Lucas Family Trust                 ACN  062  380  803

Willoware Pty Ltd
as trustee of the Keenan Family Trust                ACN  065  497  458

Inco Pty Ltd
as trustee of the Darren Slaney Family Trust         ACN  066  926  403

LPS Investments Pty Ltd
as trustee of the Peter Slaney Family Trust          ACN  066  926  494

SMNR Consulting Pty Ltd
as trustee of the SMNR Trust                         ACN  062  871  381

Fujitsu Australia Limited                            ACN  001  Oll  427

                                   SCHEDULE 2


George Diomedes Caravias
Paul Jeffrey Keenan
Thiam Soon Sim
Darren Peter Neville Slaney
Peter Edward Russell Slaney
Campbell Colin Burns
Christopher Con Lucas

                                                                  CONFORMED COPY


                                  1 March 1996



                                AXICORP PTY LTD
                                ACN 061 754 943

                                      and

                                ULTRASYS PTY LTD
                                ACN 067 581 613



                 ----------------------------------------------
                     DEED TERMINATING MANAGEMENT AGREEMENT
                 ----------------------------------------------



                              BLAKE DAWSON WALDRON
                                   Solicitors
                               101 Collins Street
                               MELBOURNE VIC 3000
                              Tel: (03) 9679 3000
                              Fax: (03) 9679 3111
                                    DX: 187
                             File Ref: JWLA:337889

DEED made 1 March 1996.

BETWEEN:

(1)  AXICORP PTY LIMITED ACN 061 754 943 ("Axicorp"); and

(2)  ULTRASYS PTY LIMITED ACN 067 581 613 ("Ultrasys").

RECITALS

A. Axicorp and Ultrasys are parties to a Management Agreement dated 22 December 1994 (the "Management Agreement").

B. Axicorp and Ultrasys wish to terminate the Management Agreement in the manner set out in this Deed.

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.   INTERPRETATION

     Clause 1 of the Share Acquisition Deed between Primus Telecommunications International, Inc. and the shareholders of Axicorp listed in schedule 1 to this Deed and the persons listed in schedule 2 to this Deed executed on or about 1 March 1996 (the "Share Acquisition Deed") shall apply to this Deed, unless the context otherwise requires.

2.   TERMINATION OF MANAGEMENT AGREEMENT

     Axicorp and Ultrasys agree to terminate the Management Agreement with effect from Completion as defined in the Share Acquisition Deed.

3.   RELEASE OF AXICORP BY ULTRASYS

3.1 Ultrasys releases and forever discharges Axicorp, with effect from Completion, from any obligations or liabilities in connection with the Management Agreement which may have accrued prior to Completion.

3.2 Without limiting the generality of clause 3.1, Ultrasys irrevocably waives any rights it may have had under clause 5.4 of the Management Agreement.

4.   INDEMNITY OF AXICORP BY ULTRASYS

     Ultrasys will indemnify and keep indemnified Axicorp, its directors, employees and agents from any cause of action, cost, claim or demand whatsoever present or future which any person claiming to have an interest in, or claiming on behalf of, Ultrasys, may now have or at any time hereafter may have or but for the execution of this Deed might have had against Axicorp, its directors, employees and agents arising out of or in any way connected with the operation of the Management Agreement.

5.   GENERAL

     Clause 19 of the Share Acquisition Deed shall apply to this Deed, unless the context otherwise requires.

6.   LAW AND JURISDICTION

6.1  Governing Law

     This Deed is governed by the law in force in Victoria.

6.2  Submission to Jurisdiction

     The parties submit to the non-exclusive jurisdiction of the courts of Victoria and any courts which may hear appeals from those courts in respect of any proceedings in connection with this Deed.

EXECUTED as a Deed.


SIGNED, SEALED AND DELIVERED        )
by PAUL JEFFREY KEENAN              )
as duly appointed attorney for and  )
on behalf of AXICORP PTY LTD in     )       (Signed)
the presence of:                            ..............................

(Signed)                                    Name (printed): PAUL JEFFREY
 ................................            KEENAN
Witness
Name (printed):PETER L RAWLING


SIGNED, SEALED AND DELIVERED        )
by CHRISTOPHER CON LUCAS            )
as duly appointed attorney for and  )
on behalf of ULTRASYS PTY LTD in    )       (Signed)
the presence of:                            ..............................

(Signed)
 ................................            Name (printed):CHRISTOPHER
                                            CON LUCAS
Name (prinited):PETER L RAWLING

                                   SCHEDULE 1

Aspect Computing Pty Ltd                             ACN 005  083  670

Alta Telecommunications Pty Ltd
as trustee of the Caravias Family Trust              ACN 067  270  375

CCT Australia Pty Ltd
as trustee of the Burns Family Trust                 ACN 006  955  111

CT Corporation Pty Ltd
as trustee of the Lucas Family Trust                 ACN 062  380  803

Willoware Pty Ltd
as trustee of the Keenan Family Trust                ACN 065  497  458

Inco Pty Ltd
as trustee of the Darren Slaney Family Trust         ACN 066  926  403

LPS Investments Pty Ltd
as trustee of the Peter Slaney Family Trust          ACN 066  926  494

SMNR Consulting Pty Ltd
as trustee of the SMNR Trust                         ACN 062  871  381

Fujitsu Australia Limited                            ACN 001  Oll  427


                                   SCHEDULE 2


George Diomedes Caravias
Paul Jeffrey Keenan
Thiam Soon Sim
Peter Edward Russell Slaney
Darren Peter Neville Blaney
Campbell Colin Burns
Christopher Con Lucas

                                  SCHEDULE 10

                               Irrevocable Waiver

                              (Clause 5.2(c)(ix))

For the purposes of clause 5.2(c)(ix) of the Share Acquisition Deed dated on or about the date hereof, [Insert name of Vendor] being a Vendor under the Share Acquisition Deed hereby irrevocably waives any rights of pre-emption it may have under the articles of association of Axicorp Pty Ltd and the Shareholders Agreement dated 22 December 1994 in respect of any sale of shares provided for in clause 2 and in respect of any sale of shares following exercise of any of the Options granted pursuant to clause 7 of the Share Acquisition Deed.



DATED this     day of March 1996.



SIGNED, SEALED and DELIVERED by        )
                                       )
as duly appointed attorney for and on  )      ........................
behalf of [the Vendor Company] in      )      Attorney
the presence of:                       )      Name (printed):

 ..................................
Witness
Name (printed):

                                                                  CONFORMED COPY



                                  1 March 1996



                           FUJITSU AUSTRALIA LIMITED
                                      and
                              AXICORP PTY LIMITED



                   -----------------------------------------
                          DEED OF RELEASE OF SECURITY
                   -----------------------------------------



                              BLAKE DAWSON WALDRON
                                   Solicitors
                                    Level 39
                               101 Collins Street
                               Melbourne Vic 3000
                              Tel: (03) 9679 3000
                              Fax: (03) 9679 3111
                                Ref: JWLA 337889

                          DEED OF RELEASE OF SECURITY

                               TABLE OF CONTENTS


Clause                                                Page

1. INTERPRETATION....................................  1

   1.1  Definitions..................................  1
   1.2  General......................................  1
   1.3  Headings.....................................  2

2. RELEASE...........................................  2

3. LAW AND JURISDICTION..............................  2

   3.1  Governing Law................................  2
   3.2  Submission to Jurisdiction...................  2

4. GENERAL...........................................  3

   4.1  Counterparts.................................  3
   4.2  Execution by Chargee Only....................  3
   4.3  Attorneys....................................  3

DEED OF RELEASE made 1 March 1996

BETWEEN:

(1)  FUJITSU AUSTRALIA LIMITED A.C.N. 001 011 427 (the "Chargee"); and

(2)  AXICORP PTY LIMITED A.C.N. 061 754 943 (the "Chargor").

RECITALS:

A.   The Chargor has given in favour of the Chargee the Charge.

B.   The Chargee has agreed to release the Charge in accordance with this deed.

THE PARTIES AGREE AND DECLARE AS FOLLOWS:

1.   INTERPRETATION

1.1  Definitions

In this deed, unless the context otherwise requires:

"Charge" means the fixed and floating charge dated 22 December 1994 between the Chargor and the Chargee;

"Charged Property" means all the property charged by the Charge;

"Government Agency" means a government or government department, a governmental, semi-governmental or judicial person or a person (whether autonomous or not) charged with the administration of any applicable law;

"Secured Moneys" means all money secured to the Chargee under the Charge; and

"Tax" means any present or future tax, levy, impost, deduction, charge, duty, compulsory loan or withholding (together with any related interest, penalty, fine or expense in connection with any of them) levied or imposed by any Government Agency, other than any imposed on overall net income.

1.2    General

In this deed, unless the context otherwise requires:

     (a)  the singular includes the plural and vice versa;

     (b) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust, state or government and vice versa;

     (c)  a reference to any gender includes all genders;

     (d) a reference to a recital, clause or schedule is to a recital, clause or schedule of or to this deed;

     (e)  a schedule forms part of this deed;

     (f) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, restated or replaced from time to time;

     (g) a reference to any party to this deed or any other document or arrangement includes that party's executors, administrators, substitutes, successors and permitted assigns; and

     (h) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning.

1.3  Headings

     In this deed, headings are for convenience of reference only and do not affect interpretation.

2.   RELEASE

     The Chargee:

     (a) acknowledges that it has received payment in full of all the Secured Moneys;

     (b)  discharges the Charge and releases all the Charged Property; and

     (c) releases the Chargor from all claims which the Chargee may otherwise have against the Chargor under or in relation to the Charge.

3.   LAW AND JURISDICTION

3.1  Governing Law

     This deed is governed by the law in force in Victoria.

3.2  Submission to Jurisdiction

     The parties submit to the non-exclusive jurisdiction of the courts of Victoria and any courts that may hear appeals from those courts in respect of any proceedings in connection with this deed.

4.   GENERAL

4.1  Counterparts

     This deed may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

4.2  Execution by Chargee Only

     This deed is binding on the Chargee whether or not it is executed by the Chargor.

4.3  Attorneys

     Each attorney who executes this deed on behalf of a party declares that the attorney has no notice of the revocation or suspension by the grantor or in any manner of the power of attorney under the authority of which the attorney executes this deed.

EXECUTED as a deed.


SIGNED, SEALED AND DELIVERED        )       Witness
for and on behalf of FUJITSU                Name (printed):
)
AUSTRALIA LIMITED by its duly       )
appointed attorney under a power
of )
attorney in the presence of:

(Signed)
 ...................................
 ..............
Witness
Name (printed):


SIGNED, SEALED AND DELIVERED       )
for and on behalf of AXICORP PTY
)
LIMITED by its duly appointed
)
attorney under a power of attorney in
)
the presence of:

(Signed)

 ...................................
 ..............

(Signed)
- ---------------------------------------
- ------------------------------------
Attorney
Name (printed): TERENCE JOHN
ROBERTSON
Date of Power of Attorney:



(Signed)
- ---------------------------------------
- ------------------------------------
Attorney
Name (printed): PAUL J KEENAN
Date of Power of Attorney:

                                  SCHEDULE 12

                          Auscorp Management Agreement

                             DATED:



                                 BETWEEN:



                               AXICORP PTY. LTD.


                                      AND


                 ULTIMATE COMMUNICATIONS (AUSTRALIA) PTY. LTD.
             (to be renamed AUSCORP TELECOMMUNICATIONS PTY. LTD.),



                              MANAGEMENT AGREEMENT

                              MANAGEMENT AGREEMENT
                               TABLE OF CONTENTS

Clause                                                               Page


RECITALS.............................................................   3

1.   DEFINITIONS AND INTERPRETATIONS.................................   3
     1.1  Definitions................................................   3
     1.2  Interpretation.............................................   4

2.   DUTIES OF THE MANAGEMENT COMPANY................................   4
     2.1  Appointment................................................   4
     2.2  Functions of the Management Company........................   4
     2.3  Standard of Conduct........................................   5
     2.4  Books and Records..........................................   6
     2.5  Executives.................................................   6
     2.6  Review of Executives.......................................   6
     2.7  Ownership of Business Property.............................   6
     2.8  No Authority to Enter Contracts............................   6
     2.9  Requirements of Dealer Agreement...........................   7

3.   FEES AND REIMBURSEMENT OF COSTS TO THE MANAGEMENT
     COMPANY.........................................................   7
     3.1  Management Fees............................................   7
     3.2  Payment of Management Fee..................................   7

4.   TERM AND TERMINATION............................................   8
     4.1  Term.......................................................   8
     4.2  Termination................................................   8
     4.3  Preservation of Rights.....................................   8

5.   NOTICES.........................................................   8

6.   NO ASSIGNMENT...................................................   9

7.   MISCELLANEOUS...................................................   9
     7.1  Further Assurances.........................................   9
     7.2  Governing Law..............................................   9
     7.3  No Revocation of Power of Attorney.........................   9
     7.4  Counterparts...............................................   9
     7.5  Amendment..................................................   9
     7.6  Waiver.....................................................  10
     7.7  Severance..................................................  10
     7.8  Enurement..................................................  10
     7.9  Stamp Duty and Legal Costs.................................  10

                              MANAGEMENT AGREEMENT

THIS AGREEMENT is made

BETWEEN
     AXICORP PTY. LTD. A.C.N. 061 754 943, a company incorporated in Victoria and having its registered office at Level 4, 468 St Kilda Road, Melbourne, Victoria ("Management Company")

AND ULTIMATE COMMUNICATIONS (AUSTRALIA) PTY. LTD. (to be renamed AUSCORP TELECOMMUNICATIONS PTY. LTD.), A.C.N. 072 365 747, a company incorporated in Victoria and having its registered office therein at c/o Price Waterhouse, 125 Spring Street, Melbourne, Victoria ("Auscorp")

RECITALS:
A.   Auscorp has entered into a Dealer Agreement with Telstra.

B. Auscorp has agreed to appoint the Management Company to provide it with the majority of facilities and services it requires and in consideration pay a Management Fee to that company.

C. The Management Company has agreed to provide services in return for the fees set out in this Agreement.

THIS AGREEMENT WITNESSES:

1.   DEFINITIONS AND INTERPRETATIONS
1.1  Definitions
     In this Agreement, unless the context otherwise requires:-
     "Board" means the Board of Directors of Auscorp;

     "Business" means the business of Auscorp from time to time and includes the business of operating as a Telstra Solution Plus Dealer;

     "Business Property" means all plant and equipment, confidential information, proprietary software, and all other property now owned or leased or hereinafter developed or acquired by Auscorp and in respect of leased property means the interest of Auscorp as lessee therein;

     "Dealer Agreement" means the Fixed Network Solution Plus Dealer Agreement dated on or about 8 January 1996 between Auscorp and Telstra Corporation Limited (A.C.N.051 775 556);

     "Executives" means the senior executives whose services are to be procured by the Management Company and provided to Auscorp pursuant to this Agreement;

     "Management Fee" means the fee payable by Auscorp to Management Company for management services to be provided by the Management Company to Auscorp;

     "Operations" means all Business operations and activities of Auscorp;

     "Parties" means the parties to this Agreement and "Party" means any one of them.

1.2  Interpretation
     (a) The singular number shall include the plural and vice versa, and the neuter gender shall include the masculine and feminine genders and vice versa and a reference to a person includes a company, corporation and unincorporated association.
     (b) References to currency herein are references to the currencies of Australia unless otherwise expressly stated.
     (c) The headings have been inserted for convenience only and should not be used to construe the meaning of any provision, and do not form part of this Agreement.
     (d) Unless otherwise stated, references to Clauses, sub-clauses, paragraphs, sub-paragraphs, Schedules and Annexures herein are references to Clauses, sub-clauses, paragraphs, sub-paragraphs, Schedules and Annexures to, this Agreement.
     (e) If any time period referred to in this Agreement expires on a day other than a Business Day, then such period shall be deemed to be extended to the first Business Day after such day.
     (f) Reference to any statute herein shall include a reference to that statute as amended, modified or replaced and include all orders, ordinances, regulations, rules and by-laws made under or pursuant thereto.

2.   DUTIES OF THE MANAGEMENT COMPANY
2.1  Appointment

     The Management Company shall procure and shall provide to Auscorp the services of the Executives in roles to be agreed from time to time to manage, supervise and conduct the Operations under the control of and in accordance with the instructions that the Executives may from time to time receive from the Board.

2.2  Functions of the Management Company

     Subject to the directions at all times of the Board, the Management Company shall be responsible for ensuring that Auscorp, or where appropriate the Management Company, undertakes, does and carries out directly or through such agents, consultants or other independent contractors all acts and things it may deem necessary or advisable for the carrying out of the Operations. In particular but without limiting the foregoing, the Management Company shall manage the following on behalf of Auscorp:-

     (a)  the expansion of the revenue of Auscorp
     (b)  the conduct of the Operations;
     (c) the maintenance, operation and protection of the Business Property and any other property or assets of Auscorp from time to time in connection with the Operations;
     (d) the acquisition of any necessary materials, supplies, machinery, equipment and services in connection with the Operations;
     (e) the application for, obtaining and maintenance of any necessary governmental approvals, licenses, leases or consents in relation to the Business;
     (f) the management of labour and supervision of the obtaining of such management, technical, craft and labour personnel including without limitation such sales and marketing personnel, engineers, financial and accounting personnel and other employees as the Executives may deem necessary or advisable;
     (g) the procuring for the purposes of the Business of such experts and consultants as may be necessary;
     (h) the preparation and filing of reports, statements or returns with respect to the operations required by the Board or required by law to be filed;
     (i) the securing and maintaining of such insurances in connection with the Operations, the Business Property or any property or assets of Auscorp for such amounts as the Board may determine as adequate and reasonable, including the recovery of risk of personal injury or death of employees and the risk of fire and as to other risks as the Board may determine;
     (j) the complying with all laws applicable to the Operations including particularly but without limitation all laws relating to workers' compensation;
     (k) the maintenance of full and accurate accounts of all business transactions entered into by Auscorp in connection with the Operations;
     (l) the establishment and maintenance of asset registers in such form as may be required by the Board;
     (m) the payment of rentals, expenses, payments, charges, rates and taxes (apart from income tax), payable in connection with the Operations or the Business Property;

2.3  Standard of Conduct
     The Management Company shall carry out their responsibilities described hereunder in a good, workmanlike and commercially reasonable manner and in accordance with prudent sales and marketing, processing, procurement and purchasing methods, procedures and practices and with the standard of diligence and care normally exercised by adequately qualified and experienced persons in the performance of comparable work and in accordance with generally accepted practices appropriate to the activities undertaken.

2.4  Books and Records
     The Management Company shall keep and maintain proper records relating to and ensure that Auscorp and its activities hereunder. Adequate books of account and accounting records shall be maintained in accordance with accounting procedures required by the Board

2.5  Executives
     The Management Company shall provide to Auscorp the services of Executives from time to time requested of it by the Board as desirable to be employed in Business activities.

     Any proposed appointee to positions with Auscorp shall be selected by the Management Company.

2.6  Review of Executives
     Any appointee to positions with Auscorp may be reviewed from time to time by the Board in the context of their performance in relation to Business activities. If the Board after considering its review decides that the performance of any Executive has not been satisfactory, the Board shall inform the Management Company of the specific areas of dissatisfaction with performance and the Management Company shall cause the Executive to comply with the specific performance expectations of the Board within a further period of 1 month failing which that Executive shall not be engaged further in executive activities in relation to the Operations and, if the Board so requests, shall be replaced by another appointee as soon thereafter as is practicable but not later than 3 months.

2.7  Ownership of Business Property
     The Management Company agrees with Auscorp that the Management Company does not have and shall not at any future time have any legal or beneficial ownership or other interest in any Business Property.

2.8  No Authority to Enter Contracts
     Other than as specified under this Agreement, the Management Company shall not have authority to act for or assume any obligation or liability on behalf of Auscorp and the Management Company shall indemnify and hold Auscorp and its respective successors and assigns, directors, officers and employees, except the Executives, harmless from and indemnified against all claims, demands, costs, charges, damages and expenses arising out of any act or assumption of any obligation or liability of the Management Company purported to be done or undertaken on behalf of Auscorp. In particular, without limiting the foregoing, the Management Company shall ensure that :-
          (a) The Executives shall not allow any contracts or obligations in the conduct of the Operations to be entered into the name of the Management Company or of any company other than Auscorp.
          (b) The Executives shall ensure that in all material dealings involving any Business Property, all third parties are informed that such Business Property is not the property of the Management Company but is the property of Auscorp and shall ensure that all public registers on which Business Property is recorded and all transfer or other documentation relating to Business Property includes a notation about the ownership of Auscorp.
          (c) The Management Company shall keep any Business Property that may come into its custody from time to time separate from any property owned legally or beneficially by the Management Company.

2.9  Requirements of Dealer Agreement
     (a) Both parties will use their best endeavours to ensure that no breach of paragraphs 1.3 or 1.5(a) of Schedule 1 of the Dealer Agreement will arise on or after the Resale Supply Cut Off Date (as defined in the Dealer Agreement) as a result of either the composition of the board of directors or shareholding of the Management Company and Auscorp, or any other matter.
     (b) If in the reasonable opinion of the parties it is desirable to obtain the written approval of Telstra Corporation Ltd referred to in paragraph 1.5 of Schedule 1 of the Dealer Agreement prior to the Resale Supply Cut-off Date, Auscorp shall use its best endeavours to do so.

3.   FEES AND REIMBURSEMENT OF COSTS TO THE MANAGEMENT COMPANY
3.1  Management Fees
     In consideration of the services to be rendered by the Management Company pursuant to this Agreement, Auscorp shall pay the Management Company the Management Fee as set out in Schedule 1.

3.2  Payment of Management Fee
     Subject to any express agreement to the contrary, the fee shall be payable monthly in arrears.

4.   TERM AND TERMINATION
4.1  Term
     Subject to the provisions of this Clause 4 (particularly 4.2), the Management Company is engaged to provide the management services for the period from 8 January 1996 to the termination of the Dealer Agreement.

4.2  Termination
     The continuing engagement of the Management Company shall be subject to termination by the Board upon the happening of any of the following, unless the Board otherwise decides:
          (a) if the Management Company is wound up involuntarily or compulsorily (except for the purpose of reconstruction or amalgamation);
          (b)  if the Dealer Agreement is terminated.

4.3  Preservation of Rights
     Any termination of this Agreement or of the engagement of the Management Company shall be without prejudice to any Party's other rights and remedies which may otherwise be available for breach of any of the provisions of this Agreement.

5.   NOTICES
5.1 Any notice, consent, offer, demand, request or other instrument or communication required or permitted to be given under or pursuant to this Agreement is to be in writing and may be delivered or sent by facsimile or prepaid registered mail as follows:-

     If to the Management Company to:
     Axicorp Pty Limited
     Level 4, 468 St Kilda Road
     Melbourne VIC 3004
     Attention : Managing Director
     Facsimile No. 613 9804 5067

     If to Auscorp to:
     Ultimate Communication (Australia) Pty Ltd
     (to be renamed Auscorp Telecommunications Pty Ltd),
     c/o Price Waterhouse 1 25 Spring Street
     Melbourne Victoria
     Attention :Ken Warburton
     Facsimile No. 613 9666 6444

     or to such other address as the recipient will have previously notified to the sender. Any communication sent by post is deemed to have been received on the 2nd Business Day following the date of posting and any communication sent by facsimile is deemed to have been received at 10:00 am (recipient's local time) on the next Business Day following the date of despatch provided that in the case of a facsimile transmission if:
     (a)  the transmission has not been completed;
     (b)  the sender's machine indicates a malfunction in transmission; or
     (c) the recipient notifies the sender of an incomplete transmission by 10:00 a.m. (recipent's local time) on the next Business Day following the date of despatch, the facsimile transmission is deemed not to have been given or made.

5.2 Any Party may change the address to which such notices, requests, demands or communications are to be directed to it by giving written notice to the other Parties in the manner specified in this Clause.

6.   NO ASSIGNMENT
     The Management Company shall not be entitled to assign its rights or obligations hereunder without the prior approval of the Board.

7.   MISCELLANEOUS
7.1  Further Assurances
     Each of the Parties agrees that it will make, execute and do all such acts, assurances, agreements and things as may be reasonably required of it for the purposes of giving effect to this Agreement.

7.2  Governing Law
     This Agreement shall be governed by and construed in accordance with the laws of Victoria and each Party hereby submits to the non-exclusive jurisdiction of the Courts of or exercising jurisdiction in that State.

7.3  No Revocation of Power of Attorney
     Each attorney who has signed, sealed and delivered this instrument on behalf of a Party hereby states he has no notice of revocation of the Power of Attorney by authority of which he has signed sealed and delivered this instrument.

7.4  Counterparts
     This Agreement may be executed in any number of counterparts. All of such Counterparts taken together are deemed to constitute one instrument.

7.5  Amendment
     This Agreement may only be amended or varied by agreement in writing between the Parties.

7.6  Waiver
     No waiver of any provisions of this Agreement nor consent to any departure therefrom by any of the Parties shall be effective unless the same shall be in writing and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given. No failure or delay on the part of any of the Parties in exercising any rights, powers or privileges hereunder shall operate as a waiver thereof nor of any other right hereunder nor shall the single exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.7  Severance
     If any term, clause or provision of this Agreement shall be deemed or judged to be invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other term, clause or provision of this Agreement and this Agreement shall be constituted as if such invalid term, clause or provision had never been contained herein provided that this clause shall not apply where it could be reasonably expected that a Party would not have entered into this Agreement if the invalid clause, term or provision was not originally included in this Agreement.

7.8  Enurement
     This Agreement shall be binding upon and inure to the benefit of the Parties and (unless such interpretation shall be repugnant to the sense or context hereof) their respective successors, representatives and permitted assigns.

7.9  Stamp Duty and Legal Costs
     The legal costs and disbursements incurred in the preparation and execution of this Agreement and any stamp duty properly payable in respect of this Agreement or the transactions contemplated hereby shall be treated as an expense of the Business.

EXECUTED as an agreement

THE COMMON SEAL of
AXICORP PTY LTD
was hereunto affixed in
accordance with its Articles
of Association in the
presence of:


_____________________________     _____________________________
Director                          Director/Secretary



_____________________________     _____________________________
[Name - block letters]            [Name - block letters]


THE COMMON SEAL of
ULTIMATE COMMUNICATIONS
(AUSTRALIA) PTY LTD
was hereunto
affixed in accordance
with its Articles
of Association in the
presence of:


_____________________________     _____________________________
Director                          Director/Secretary



_____________________________     _____________________________
[Name - block letters]            [Name - block letters]

                                   SCHEDULE 1

                                 Management Fee


The Management Fee payable will be 95% of the Net Profit Before Tax of Auscorp calculated in accordance with Australian Accounting Standards (exclusive of the Management Fee) provided that Auscorp:

- -         will incur no operating or direct expense nor any capital expenditure without the prior written agreement of the Management Company

- -         will make no distribution or payment of monies without the prior written consent of the Management Company

- -         will make no distribution of dividend without the prior written consent of the Management Company.

                                   ANNEXURE 1

                           Share Mortgage to Fujitsu

                          EQUITABLE MORTGAGE OF SHARES
                          ----------------------------



                                    between



                  PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC
                  --------------------------------------------



                                      and



                           FUJITSU AUSTRALIA LIMITED
                           -------------------------
                               (ACN 001 Oll 427)



                                BAKER & McKENZIE
                                   Solicitors


AMP Centre                                                Rialto
50 Bridge Street                                          525 Collins Street
SYDNEY  NSW  2000                                         MELBOURNE  VIC  3000

Tel:  (02) 255-0200                                       Tel:  (03)9617-4200
Fax:  (02) 223-7711                                       Fax:  (03)9614-2103

                                    CONTENTS
                                    --------


CLAUSE
- ------
NUMBER                              HEADING                             PAGE
- ------                              -------                             ----



1.   INTERPRETATION....................................................    1

2.   COVENANTS TO PAY..................................................    5

3.   MORTGAGE OF SECURED PROPERTY......................................    5

4.   RELEASE OF MORTGAGE...............................................    6

5.   DISTRIBUTIONS AND VOTING..........................................    6

6.   REPRESENTATIONS AND WARRANTIES....................................    8

7.   UNDERTAKINGS......................................................    9

8.   EVENTS OF DEFAULT.................................................   11

9.   POWERS OF MORTGAGEE ON DEFAULT....................................   13

10.  TRANSFER OF SECURED PROPERTY.......................................  16

11.  APPOINTMENT OF RECEIVER............................................  16

12.  RECEIPT AND APPLICATION OF MONEYS..................................  17

13.  GENERAL SECURITY PROVISIONS........................................  20

14.  WITHHOLDINGS.......................................................  22

15.  EXPENSES...........................................................  23

16.  PAYMENTS AND EVIDENCE OF DEBT......................................  24

17.  INDEMNITIES........................................................  24

18.  SET-OFF............................................................  25

19.  NOTICES............................................................  26

20.  ASSIGNMENT.........................................................  27

21.  MISCELLANEOUS......................................................  27

THIS DEED is made the      day of               , 1996
- ---------
BETWEEN
- -------
PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC, a company incorporated in the
- --------------------------------------------
State of Delaware, in the United States of America with its office at 8180 Greensboro Drive, McLean, Virginia, USA ("the Mortgagor");
AND
- ---
FUJITSU AUSTRALIA LIMITED (ACN 001 Oll 427) of 475 Victoria Avenue, Chatswood,
- -------------------------
New South Wales ("the Mortgagee").

THIS DEED WITNESSES AS FOLLOWS:
- ------------------------------

1.     INTERPRETATION

1.1  Definitions

     In this Deed, unless the context  otherwise  requires:

     "Agreement" means the Share Acquisition Deed;

     "Authorisation" includes any authorisation, approval, consent, licence, permit, franchise, permission, filing, registration, resolution, direction, declaration and exemption;

     "Authorised Officer" means:

     (a) in relation to the Mortgagor, each director and secretary of the Mortgagor and each person from time to time notified in writing by the Mortgagor to the Mortgagee to be an Authorised Officer; and

     (b) in relation to the Mortgagee, each director and secretary of the Mortgagee and each employee of the Mortgagee whose title includes the word "Manager", "President" or "Vice-President" and includes any person acting in any such capacity;

     "Bank" means a bank authorised under the Banking Act 1959 (Cth), or under the laws of a state, to carry on banking business in Australia or in that state;

     "Business Day" means a day on which Banks are open for business in Melbourne;

     "Certificates" means certificates or other instruments evidencing shares or other property forming part of the Secured Property;

     "Cleared Funds" means moneys that are immediately available to, and freely transferable by, the recipient;

     "Company" means Axicorp Pty Ltd (A.C.N. 061 754 943);

     "Event of Default" means any event specified as such in Clause 8.1;

     "Governmental Agency" includes any government, whether federal, state, territorial or local, and any minister, department, office, commission, delegate, instrumentality, agency, board, authority or organ thereof, whether statutory or otherwise;

     "Insolvency Event" means in respect of the  Mortgagor:

     (a) if a receiver, receiver and manager, liquidator provisional liquidator, administrator, a trustee in bankruptcy, or any similar official is appointed in respect of or over all of the assets of the Mortgagor or in respect of or over the Mortgagor's interest in the Shares (except where such appointment is made with the prior written consent of the Mortgagee); or

     (b) if a person pursuant to a Security Interest takes possession, or assumes control, whether by an agent or howsoever otherwise of all or any of the assets of the Mortgagor or the Mortgagor's interest in the Shares;

     "Mortgage" means the mortgage over the Secured Property created by this Deed;

     "Permitted Securities" means:

     (a)  the Mortgage; and

     (b) liens or charges arising by operation of law in the ordinary course of business (other than those not discharged when due);

     "Potential Event of Default" means any event which, with the giving of notice, the passage of time or the fulfillment of any other condition stipulated in this Deed or the Agreement, would become an Event of Default;

     "Priority Amount" means $9 million;

     "Receiver" means the person or persons appointed in accordance with Clause 11;

     "Related Body Corporate" has the same meaning as in the Corporations Law;

     "Required Currency" means the lawful currency for the time being of the Commonwealth of Australia;

     "Rights" means all of the Mortgagor's right, title and interest in and to all dividends, distributions, bonus shares, rights, issues, options, warrants, notes, convertible instruments, securities and other instruments of any kind whatsoever, and all allotments, accretions, offers, benefits and advantages whatsoever, now or hereafter made, granted, issued or otherwise distributed in respect of, in substitution for, in addition to, or in exchange for, the Shares, whether or not upon or by reason of a winding up, conversion, redemption, bonus, cancellation, re-classification, option, rights issue or otherwise;

     "Secured Moneys" means all moneys, obligations and liabilities of any nature whatsoever that may now be, or might at any time in the future become or remain,, due, owing or payable, whether actually or contingently, by the Mortgagor to the Mortgagee under the Agreement and this Deed and whether on account of or by way of unpaid purchase price, interest, fees, commissions, charges, , costs, expenses, indemnity payments, losses, damages or otherwise and irrespective of:

     (a) the capacity (whether as principal, agent, trustee, beneficiary, partner or otherwise) of the Mortgagor or Mortgagee;

     (b)  whether the Mortgagor is liable as principal debtor or as surety; and

     (c) whether the Mortgagor is liable alone or jointly and/or severally with any other person but shall not include any moneys due, owing or payable under a covenant or stipulation rendered void by section 261 of the Income Tax Assessment Act 1936 (Cth);

     "Secured Property" means the Shares and the Rights;

     "Security Interest" includes any mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, arrangement for the retention of title And any other right, interest, power or arrangement of any nature whatsoever having the purpose or effect of providing security for, or otherwise protecting against default in respect of, the obligations of any person;

     "Share Acquisition Deed" means the Share Acquisition Deed between the Mortgagor, Mortgagee and others dated on or about the date of this Deed pursuant to which the Mortgagee agreed to sell 354,000 shares in the capital of the Company to the Mortgagor;

     "Shareholders" means those persons who from time to time hold shares in the Company;

     "Shares" means 354,000 ordinary shares in the capital of the Company, owned by the Mortgagor;

     "Tax" includes any tax, levy, charge, impost, rate, fee, deduction, stamp duty, financial institutions duty, bank account debit tax or other tax, withholding or remittance of any nature, now or hereafter payable or required to be remitted to, or imposed, levied, collected or assessed by, any Governmental Agency and includes any interest, expense, fine, penalty or other charge payable or claimed in respect thereof but does not include any tax on overall net income of the Mortgagee; and

     "Transfer" means a transfer in registrable form executed by the Mortgagor (or if the Mortgagor is not the registered holder of the Secured Property, by such registered holder) as transferor, but otherwise blank.

1.2    Interpretation
       --------------

     In this Deed, unless the context otherwise requires:

     (a)  words importing the singular include the plural and vice versa;

     (b)  words importing a gender include every gender;

     (c) references to any document (including this Deed) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time;

     (d)  references to this Deed are references to this Deed and the Annexures;

     (e) references to Clauses, paragraphs and Annexures are references to clauses and paragraphs of, and annexures to, this Deed;

     (f) headings are for convenience only and shall be ignored in construing this Deed;

     (g) references to any party to this Deed include references to its respective successors and permitted assigns;

     (h) references to law include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgment;

     (i) references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time;

     (j) references to judgment include references to any order, injunction, decree, determination or award of any court or tribunal;

     (k) references to any person include references to any individual, company, body corporate, association, partnership, firm, joint venture, trust and Governmental Agency; and

     (l) references to time are to Melbourne time.

2.   COVENANTS TO PAY
     ----------------

2.1  Agreement
     ---------

     The Mortgagor shall pay or satisfy the Secured Moneys as and when due in accordance with the Agreement or this Deed but if an Event of Default occurs and has not been remedied or waived the Mortgagor shall, notwithstanding any delay or waiver of any previous default, pay those Secured Moneys upon demand by the Mortgagee.

2.2  Demands by Mortgagee
     --------------------

     Any demand by the Mortgagee under Clause 2.1 shall be by written notice to the Mortgagor and may be made from time to time.

3.   MORTGAGE OF SECURED PROPERTY
     ----------------------------

3.1  Mortgage of Secured Property
     ----------------------------

     The Mortgagor as beneficial owner mortgages to the Mortgagee all of the Mortgagor's right, title and interest in and to the Secured Property by way of first ranking equitable mortgage as security for the due and punctual payment and satisfaction of the Secured Moneys.

3.2    Deposit of Certificates and Transfers
       -------------------------------------

     The Mortgagor shall deposit with the Mortgagee:

     (a) on the date of this Deed, three (3) Transfers in respect of the Shares; and

     (b) on the date on which the Mortgagor receives the Certificates in respect of the Shares, all Certificates in respect of the Shares.

     (c) on the date the Mortgagor beneficially acquires any Secured Property which becomes subject to this Deed after the date of this Deed, all Certificates evidencing that Secured Property and such number of Transfers in respect of that Secured Property as the Mortgagee may reasonably require.

3.3  Priority Amount
     ---------------

     For the purpose only of Division 3 of Part 3.5 of the Corporations Law and without limiting the Secured Moneys, the maximum prospective liability (within the meaning of the Corporations Law) secured by this Deed is the Priority Amount.

4.   RELEASE OF MORTGAGE
     -------------------

4.1  Release of Mortgage
     -------------------

     The Mortgagee shall not be obliged to discharge the Mortgage unless either:

     (i)       all of the Secured Moneys have been paid  or satisfied in full;
               or

     (ii) the Mortgagor has provided alternative security to the Mortgagee in accordance with Clause 6.5 of the Agreement.

5.     DISTRIBUTIONS AND VOTING
       ------------------------

5.1  Acquisition of Rights by Mortgagor
     ----------------------------------

     The Mortgagor shall:

     (a) upon the earlier of the acquisition by the Mortgagor of any Rights or receipt by the Mortgagor of notification of any entitlement to any Rights, provide the Mortgagee with full particulars of those Rights;

     (b) acquire Rights upon the request of the Mortgagee if failure to take up such Rights might, in the Mortgagee's discretion, result in this Deed being materially lessened in value; and

     (c) subject to Clause 5.2(a), pay to the Mortgagee any moneys received by the Mortgagor in respect of any Rights.

5.2  Prior to Event of Default
     -------------------------

     Until the Secured Property is registered in the name of the Mortgagee (or its nominee) or the Mortgagee gives written notice to the Mortgagor following the occurrence of an Event of Default that has not been remedied or waived (whichever is the sooner):

     (a) the Mortgagor may retain and apply for its own use any money (including without limitation any cash dividend) or property payable in respect of the Secured Property;


     (b) the Mortgagor may, subject to Clause 5.4, exercise the right to vote in respect of the Secured Property and exercise the right to acquire any further shares in the Company; and

     (c) the Mortgagee shall not exercise any voting or other rights in respect of the Secured Property other than those rights which it may have under this Deed.

5.3  After Event of Default
     ----------------------

     Immediately after the earlier of the Secured Property becoming registered in the name of the Mortgagee (or its nominee) or the Mortgagor receiving written notice under Clause 5.2, all the rights of the Mortgagor under Clause 5.2 shall cease and the Mortgagee alone shall be entitled to exercise those rights and the Mortgagor shall, at its own expense, promptly execute such proxies and other instruments as the Mortgagee may require to enable the Mortgagee to exercise the right to vote in respect of the Secured Property and to become the registered holder of the Secured Property. If the Mortgagor receives any cash dividend or any other property which forms part of the Secured Property after the Secured Property is registered in the name of the Mortgagee (or its nominee) or after receipt of any such notice, the Mortgagor shall promptly pay the amount of any such cash dividend and deliver any such other property received by it to the Mortgagee and the Mortgagee may retain and apply any such amount or other property received by it in reduction of the Secured Moneys in accordance with Clause 12.

5.4    Voting and Other Restrictions
       -----------------------------

     The Mortgagor shall not vote or agree to vote in favour of any resolution the effect of which will be to vary the Memorandum or Articles of Association of the Company or vote,, agree to vote, vary, agree to vary, terminate or agree to terminate any agreements relating to the Secured Property without the prior written consent of the Mortgagee which consent shall not be unreasonably withheld.

6.     REPRESENTATIONS AND WARRANTIES
       ------------------------------

6.1  Representations and Warranties Relating to Secured Property
     -----------------------------------------------------------

     The Mortgagor represents and warrants to the Mortgagee by reference to facts and circumstances existing at the time, that as long as any Secured Moneys are owing to the Mortgagee:

     (a)  ownership: the Mortgagor is, or is entitled to be, and at the
          ---------
          time of delivery of any Certificates or Transfers pursuant to Clause 3, will be, the sole registered and beneficial owner of the Secured Property;

     (b)  priority: the Mortgage is a first ranking mortgage over the Secured
          --------
          Property and the obligations of the Mortgagor under this Deed rank ahead of all other obligations of the Mortgagor (other than those which may be mandatorily preferred by law);

     (c)  no Security Interests: the Secured Property is free from all Security
          ---------------------
          Interests except Permitted Securities;

     (d)  no options: there are no existing options, warrants, conversion
          ----------
          privileges, rights to call or commitments of any kind relating to the Secured Property created by the Mortgagor;

     (e)  compliance with laws: the Secured Property complies with all laws and
          --------------------
          no Governmental Agency has issued any notice or otherwise directed or requested the Mortgagor or any other person to do any act, matter or thing in relation to any Secured Property, which notice, direction or request has not been complied with to the satisfaction of the relevant Governmental Agency; and

     (f)  no litigation: no litigation, arbitration, administrative proceeding
          -------------
          or other procedure for the resolution of disputes is currently taking place, pending or, to the knowledge of the Mortgagor, threatened, which involves the Secured Property.

     (g)  non-contravention: this Mortgage does not contravene any of the
          -----------------
          provisions of the Mortgagor's constituent documents.

6.2  Acknowledgment of Reliance
     --------------------------

     The Mortgagor acknowledges that the Mortgagee has entered into this Deed in reliance upon the representations and warranties contained in this Deed.

6.3  Additional Representations and Warranties
     -----------------------------------------

     The representations and warranties contained in Clause
     6.1 are in addition to any other representations and warranties contained in the Agreement.

7.     UNDERTAKINGS
       ------------

7.1  Undertakings Relating to Secured Property
     -----------------------------------------

     Unless the Mortgagee otherwise agrees in writing, which agreement shall not be unreasonably withheld, the Mortgagor shall:

     (a)  no Security Interests:  not create, agree or attempt to create or
          ---------------------
          allow to exist, any Security Interest (other than Permitted Securities) over or in respect of any Secured Property;

     (b)  Permitted Securities: promptly comply with all the terms of any
          --------------------
          Permitted Security and not do, omit to do or allow to occur any act, thing or omission whereby the obligations of any other person in respect of the Permitted Security would be in any way lessened;

     (c)  no sales: not sell, redeem, dispose of, part with possession of or
          --------
          otherwise deal with, any Secured Property other than in accordance with this Deed;

     (d)  calls: pay all calls, instalments or other moneys which are payable in
          -----
          respect of the Secured Property;

     (e)  transfer requirements: if the  requirements  for the transfer of any
          ---------------------
          Secured Property alter as to the form or content of transfer approved by the Company, the information required by the Company in connection with a transfer or in any other respect, immediately upon such alteration notify the Mortgagee and lodge with or provide to the Mortgagee all instruments and information as may, in the reasonable opinion of the Mortgagee, be necessary to enable the Secured Property to be transferred to the Mortgagee in accordance with the terms of this Deed;

     (f)  notices to Shareholders: at the same time as notices are, by the
          -----------------------
          Corporations Law or by the Memorandum or

          Articles of Association of the Company, required to be given to Shareholders, give to the Mortgagee a copy of each such notice (together with copies of all reports, accounts, circulars or other information distributed with such a notice) and, upon request, give to the Mortgagee any reports, accounts, circulars or other information or documents which may be given to members from time to time;

     (g)  Protect:  institute or defend any legal proceedings which the
     ---  -------
          Mortgagee may require to protect any of the Secured Property;

     (h)  not prejudice: not do, omit to do or allow to occur, any act, omission
          -------------
          or thing which would or might result in any Secured Property being surrendered, forfeited, cancelled or materially prejudiced in any manner whatsoever or reduced in value, or this Deed or any rights, powers or remedies of the Mortgagee under this Deed being materially prejudiced or adversely affected;

     (i)  pay Taxes: whether or not the Mortgagee has taken possession, duly and
          ---------
          punctually pay all Taxes in respect of any Secured Property and upon demand provide the Mortgagee with copies of all notices received in respect of such Taxes and copies of receipts for all payments;

     (j)  comply with laws: duly and punctually comply with and observe all
          ----------------
          laws and all guidelines, directions, requests or requirements of any Governmental Agency applicable to or affecting any Secured Property or the enjoyment of the Secured Property by the Mortgagor;

     (k)  other obligations: duly and punctually comply with and observe all
          -----------------
          Security Interests affecting any Secured Property;

     (l)  consents: duly and punctually comply with the terms attaching to any
          --------
          consent given by the Mortgagee in connection with this Deed; and

     (m)  issue of Certificates:  procure that the Company issues Certificates
          ---------------------
          in respect of the Shares in the name of the Mortgagor immediately after payment of stamp duty on the transfers relating to the Shares and shall then comply with clause 3.2(b);

     (n)  merger: procure that the Company shall not merge or consolidate with
          ------
          any other entity or take any step
          with a view to dissolution, liquidation or winding-up, such consent not to be unreasonably withheld;

     (o)  capital reorganisation:  procure that the Company shall not purchase
          ----------------------
          or redeem any of its issued shares, reduce its capital, pass any resolution under section 188(2) of the Corporations Law, issue any shares other than for cash or by way of bonus issue or make a distribution of assets or other capital to its shareholders;

     (p)  dividends: procure that the Company shall not declare or pay any
          ---------
          dividend or make any other income distribution to its shareholders if an Event of Default or Potential Event of Default has occurred and has not been remedied or waived in writing; and

     (q)  representations:  notify the Mortgagee immediately upon any of the
          ---------------
          representations contained in Clause 6.1 hereof failing to continue to be true and correct with reference to the facts and circumstances then subsisting; and

     (r)  control: ensure that the Secured Property comprises at least 60% of
          -------
          all the issued share capital of the Company.

7.2  Other Undertakinqs
     ------------------

     The undertakings contained in Clause 7.1 are in addition to any other undertakings of the Mortgagor contained in any Agreement.

7.3  Costs
     -----

     All costs and expenses incurred in doing or refraining from doing any act, matter or thing in accordance with Clause 7.1 shall be paid by the Mortgagor.

8.   EVENTS OF DEFAULT
     -----------------

8.1  Events of Default
     -----------------

     Each of the following events shall be an Event of Default:


     (a)  default under Agreement:  an event of default (however described)
          -----------------------
          occurs under the Agreement and has not been remedied or waived;

     (b)  default under this Deed: the Mortgagor fails to perform or observe any
          -----------------------
          provision of this Deed and if that failure can be remedied that failure is not remedied within 30 Business Days after the Mortgagor receives notice from the Mortgagee requiring the failure to be remedied;

     (c) ownership: the Mortgagor ceases for any reason to be the registered and beneficial owner of any part of the Secured Property (other than as permitted by Clause 5.2(a));

     (d) other Security Interests: any Security Interest over any or all property, assets or revenues of the Mortgagor becomes capable of being enforced or is enforced;

     (e)  resumption: any Governmental Agency seizes, confiscates, requisitions,
          ----------
          resumes or compulsorily acquires (whether permanently or temporarily and whether with payment of compensation or not) any Secured Property;

     (f)  litigation: a Judgment or award is  obtained, against the Mortgagor,
          ----------
          in which the title of the Mortgagor to any Secured Property is impeached;

     (g)  Priority: the Mortgage ceases for any  reason whatsoever to be a first
          --------
          ranking mortgage or any obligation of the Mortgagor (other than obligations which may be mandatorily preferred by law) ranks ahead of or pari passu with the Secured Moneys;

     (h)  failure to Pay: the Mortgagor shall fail to  pay any part of the
          --------------
          Secured Moneys on the due date (including any agreed grace period);

     (i)  Insolvency Events: an Insolvency Event  occurs to the Mortgagor; and
          -----------------

     (j)  representations: any representation or  warranty made by the Mortgagor
          ---------------
          in this Deed or in the Agreement proves to have been incorrect or misleading when made in any material respect or if at any time any of the events described in Clause 6.1 hereof prove to be incorrect or misleading in any material respect.

8.2  Mortgagee's Right to Remedy Default
     -----------------------------------

     If an Event of Default occurs the Mortgagee may (without being obliged to do so) do or procure the doing of all things and pay or procure the payment of all moneys necessary to remedy that Event of Default. Any moneys which the Mortgagee pays or expenses which the Mortgagee incurs in remedying or attempting to remedy any Event of Default shall form part of the Secured Moneys.

9.   POWERS OF MORTGAGEE ON DEFAULT
     ------------------------------

9.1  Powers of Mortgagee
     -------------------

     Immediately upon or at any time after the occurrence of an Event of Default, in addition to any rights, powers or remedies conferred by this Deed or by law, and notwithstanding any delay or waiver of any previous default, the Mortgagee shall have the power to do all acts and things and exercise all rights, powers and remedies that the Mortgagor could do or exercise in relation to the Secured Property including, without limitation, the power to:

     (a)  take possession:  take possession and assume control of the Secured
          ---------------
          Property;

     (b)  receive distributions: receive all dividends or other distributions
          ---------------------
          (whether monetary or otherwise) made or to be made in respect of the Secured Property;

     (c)  sell: sell or agree to sell the Secured Property (whether or not the
          ----
          Mortgagee has taken possession) on such terms as the Mortgagee thinks fit and:

          (i)       whether by public auction, private treaty or by tender;

          (ii) for cash or on terms that payment of all or any part of the purchase price is deferred (whether at interest or not and whether with or without security);

          (iii)     in one lot or in parcels;

          (iv) whether or not in conjunction with the sale of other property by the Mortgagee or any other person; and

          (v) whether with or without special provisions as to title or time or mode of payment of the purchase money or otherwise;

     (d)  grant options: grant to any person an  option  to purchase any Secured
          -------------
          Property upon such terms as the Mortgagee thinks fit;

     (e)  transfer Property: surrender or  transfer the Secured Property to any
          -----------------
          Governmental Agency (whether or not for fair compensation);

     (f)  exchange Property: exchange (whether or not for fair value) with any
          -----------------
          person any Secured Property for an interest in property of any tenure and the property so acquired may be dealt with by the Mortgagee as if it were part of the Secured Property and, for that purpose, the Mortgagee may create a Security Interest over that property in favour of the Mortgagee;

     (g)  employ: employ managers, solicitors, officers, agents, accountants,
          ------
          auctioneers, consultants, workmen and servants on such terms as the Mortgagee thinks fit;

     (h)  delegate: delegate to any person for such time as the Mortgagee
          --------
          approves any or all of the powers of the Mortgagee on such terms as the Mortgagee thinks fit;

     (i)  give receipts: give receipts for all moneys and other assets that may
          -------------
          come into the hands of the Mortgagee, which receipts shall exonerate any person paying or handing over such moneys or other assets from all liability to see to the application thereof and from all liability to enquire whether the Secured Moneys have become due or payable or otherwise as to the propriety or regularity of the appointment of any Receiver or other person appointed by the Mortgagee;

     (j)  perform and enforce: carry out and enforce, or refrain from carrying
          -------------------
          out or enforcing, rights and obligations of the Mortgagor which may arise in connection with the Secured Property or obtained or incurred in the exercise of the rights, powers and remedies of the Mortgagee;

     (k)  take proceedings: institute, conduct, defend, settle, arrange,
          ----------------
          compromise and submit to arbitration any claims, questions or disputes whatsoever which may arise in connection with the business of the Mortgagor or in respect of the Secured Property or in any way relating to this Deed, and to execute releases or other discharges in relation thereto;

     (l)  borrow: advance moneys or otherwise provide financial accommodation
          ------
          for the account of the Mortgagor or borrow any money or obtain other financial accommodation from any person which may be required for any of the purposes mentioned in this Clause 9.1 and in the name of the Mortgagor or otherwise and secure any borrowings or other financial accommodation by a Security Interest over the Secured Property ranking in priority to, pari passu with or after the Mortgage, in each case on such terms as the Mortgagee thinks fit; and

     (m)  execute documents: execute documents on behalf of the Mortgagor under
          -----------------
          seal or under hand to effect any of the foregoing

     and any moneys which the Mortgagee pays or becomes liable to pay by reason of doing any of the above shall form part of the Secured Moneys.

9.2    Exclusion of Notice
       -------------------

     Any notice, period of time or other condition precedent prescribed by law to the exercise of any rights, powers or remedies of the Mortgagee is dispensed with except to the extent (if any) that the relevant law does not afford the opportunity to dispense by agreement with its requirements, in which event the relevant right, power or remedy may be exercised by the Mortgagee at the time and in the circumstances prescribed by law.

9.3  Not Mortgagee in Possession
     ---------------------------

     If the Mortgagee, an attorney of the Mortgagee or Receiver takes possession of any Secured Property none of the Mortgagee, any such attorney or the Receiver shall be liable as a mortgagee in possession.

9.4  Give up Possession
     ------------------

     The Mortgagee may give up possession of any Secured Property at any time and may discontinue any receivership.

9.5  Exclusion of Liability
     ----------------------

     The Mortgagee shall not be responsible for a ny losses of any kind whatsoever (including, without limitation, the negligence, default or dishonesty of any servant, agent or auctioneer employed by the Mortgagee, any attorney of the Mortgagee or the Receiver) which may occur in or about the exercise, attempted exercise or non-exercise of any of the rights, powers or remedies of the Mortgagee.

9.6  Protection of Third Parties
     ---------------------------

     No person dealing with the Mortgagee, any attorney of the Mortgagee or the Receiver in connection with the exercise of any of the rights, power or remedies of the Mortgagee shall be bound to inquire whether any Event of Default has occurred, as to the due appointment of any Receiver or otherwise as to the propriety or regularity of any such dealing and shall not be affected by express notice that any such dealing is unnecessary or improper, and notwithstanding any irregularity or impropriety in any such dealing the same shall as regards the protection of that person be deemed to be valid and effective.


10.  TRANSFER OF SECURED PROPERTY
     ----------------------------

10.1 Transfer of Secured Property
     ----------------------------

     Without limiting any rights, powers or remedies conferred upon the Mortgagee by this Deed or by law, at any time after the occurrence of an Event of Default that has not been remedied or waived:

     (a)     the Mortgagee may:

          (i) insert the name of the Mortgagee or its nominee (or the name of any purchaser pursuant to a power of sale conferred by law or the power of sale referred to in Clause 9-1) in all or any of the Transfers (and other relevant documents, if any) deposited with the Mortgagee in respect of the Secured Property;

          (ii) in the name of the Mortgagor sign, seal and deliver all or any of those Transfers (and those other relevant documents);

         (iii) cause all or any of those Transfers to be registered; and

          (iv) deliver the Certificates deposited with the Mortgagee in respect of the Secured Property (and/or any certificates issued consequent upon any such registration of the Transfers) to any such nominee (or any such purchaser); and

     (b) the Mortgagor shall forthwith on the request of the Mortgagee procure the approval of the Company and/or the board of directors of the Company or any other relevant person (if necessary) to the registration of the Transfers (and, if applicable, the delivery to the Mortgagee or its nominee (or any such purchaser of any certificates issued upon any such registration of the Transfers).

11.      APPOINTMENT OF RECEIVER
         -----------------------

11.1      Appointment
          -----------

          Immediately upon or at any time after the occurrence of an Event of Default that has not been remedied or waived and notwithstanding that an order may have been made or a resolution passed for the winding up of the Mortgagor, the Mortgagee may appoint in writing any person to be a receiver or receiver and manager of any Secured Property and:

     (a) the Receiver may be appointed by the Mortgagee on such terms as the Mortgagee thinks fit;

     (b) the Mortgagee may remove a Receiver and, in the case of removal, retirement or death of the Receiver, may appoint another in his place;

     (c) the Mortgagee may from time to time fix the remuneration of the Receiver at an amount or rate of commission agreed between the Mortgagee and the Receiver and, in the absence of such agreement, at the rate determined by the Mortgagee; and

     (d) if 2 or more persons are appointed as Receiver they may be appointed jointly and/or severally and may be appointed in respect of different parts of the Secured Property.

11.2      Agent of Mortgagor
          ------------------

          Unless and until the Mortgagee by notice in writing to the Mortgagor and to the Receiver requires that the Receiver act as agent of the Mortgagee, or until an order is made or resolution is passed for the winding up of the Mortgagor, the Receiver shall be the agent of the Mortgagor, and the Mortgagor alone shall be responsible for the acts and defaults of the Receiver, but in exercising any powers of the Mortgagee, the Receiver shall have the authority of both the Mortgagor and the Mortgagee.

11.3      Powers of Receiver
          ------------------

          Subject to any specific limitations placed upon him by the terms of his appointment, the Receiver may, in addition to any right, power or remedy conferred upon him by law, do any act, matter or thing and exercise any right, power or remedy that may be done or exercised by the Mortgagee in relation to the Secured Property.

12.     RECEIPT AND APPLICATION OF MONEYS
        ---------------------------------

12.1      Order of Application
          --------------------

          All moneys received by the Mortgagee, any attorney of the Mortgagee or the Receiver on account of the Secured Moneys shall be applied in the following order, unless the Mortgagee elects otherwise:

     (a) firstly, in payment of the costs, charges, expenses and other moneys payable by the Mortgagor under Clause 15 and Clause 17 or otherwise incurred in the exercise or attempted exercise of the rights, powers or remedies of the Mortgagee;

     (b)  secondly, in payment of the Receiver's remuneration;

     (c) thirdly, in payment or satisfaction of Security interests of which the Mortgagee has notice having priority over the Mortgage, in order of, and to the extent of, their priorities;

     (d)  fourthly, in payment of the Secured Moneys;

     (e) fifthly, in payment of subsequent Security Interests of which the Mortgagee has notice, in the order of their priorities; and

     (f)  sixthly, in payment to the Mortgagor.

12.2      Credit Actual Receipts
          ----------------------

          In applying any moneys toward satisfaction of the Secured Moneys, the Mortgagee shall credit the Mortgagor with only those moneys actually received by the Mortgagee in cash, and such credit shall date from the time of actual receipts.

12.3      Amounts Contingently Due
          ------------------------

          If any moneys are available for distribution to the Mortgagee in respect of Secured Moneys contingently due to the Mortgagee, those moneys shall be placed in a interest bearing deposit account with a person (including the Mortgagee or a Related Body Corporate of the Mortgagee) selected by the Mortgagee on terms selected by the Mortgagee until those Secured Moneys become actually due and payable or the Mortgagee determines they are unlikely ever to become actually due and payable. At that time the amount actually owing may be paid to the Mortgagee and the balance distributed in accordance with Clause 12.1.

 12.4     Surplus Moneys
          --------------

          If at any time after satisfaction of the Secured Moneys the Mortgagee holds any surplus money payable to the Mortgagor, those moneys shall carry interest and may be placed to the credit of an account in the name of the Mortgagor with a bank and the Mortgagee shall thereupon be under no further liability in respect thereof.

12.5      Appropriation
          -------------

          The Mortgagor irrevocably authorises the Mortgagee to appropriate any money received by the Mortgagee, any attorney of the Mortgagee or any Receiver in and toward such of the Secured Moneys as the Mortgagee thinks fit.

12.6      Reinstatement of Mortgage
          -------------------------

          If any claim is made that any moneys received by the Mortgagee in payment or satisfaction of the Secured Moneys must be repaid or refunded, or that any settlement, obligation, transaction, conveyance or transfer affecting or relating to the Secured Moneys is void or voidable, under any law (including, without limitation, under any law relating to preferences, bankruptcy, insolvency or the winding up of companies):

          (a) the Mortgagor shall, at its own expense, promptly do, execute and deliver, and use its best endeavours to cause any relevant third person to do, execute and deliver, all such acts and instruments as the Mortgagee may require to reinstate the Mortgage upon the terms of this Deed and to restore to the Mortgagee any Security Interest, guarantee, indemnity or other security held by it immediately prior to such payment, satisfaction, obligation, transaction, conveyance or transfer; and

          (b) if the claim is upheld, compromised or admitted, the Mortgagee shall be entitled to the same rights, powers and remedies against the Mortgagor and the Secured Property as it would have had if the relevant moneys had never been applied in payment or satisfaction of the Secured Moneys or if such settlement, obligation, transaction, conveyance or transfer had not been incurred or taken place, and this Clause 12.6 shall survive the discharge of the Mortgage unless the Mortgagee expressly agrees otherwise in writing.

 13.     GENERAL SECURITY PROVISIONS
         ---------------------------

13.1      Further Assurances
          ------------------

          If requested by the Mortgagee, acting reasonably, from time to time to do so, the Mortgagor shall at its own expense promptly do, execute and deliver, and cause any relevant third person to do, execute and deliver, all such other and further acts and instruments as are necessary for more satisfactorily giving effect to this Deed and for more fully vesting in the Mortgagee all rights, powers and remedies conferred or intended to be conferred by this Deed.

13.2      Power of Attorney
          -----------------

          The Mortgagor irrevocably appoints the Mortgagee, each Authorised officer of the Mortgagee and each Receiver for the time being, severally, the attorneys of the Mortgagor for such time as an Event of Default continues unremedied and unwaived to do (either in the name of the Mortgagor or the attorney) all acts and things that the Mortgagor is obliged to do under this Deed or which, in the opinion of the Mortgagee, are necessary or desirable in connection with the Secured Property or the protection or perfection of the Mortgagee's interest in the Secured Property or the exercise of the rights, powers and remedies of the Mortgagee and, without limiting the generality of the foregoing, to execute all documents of whatever nature, but without rendering the Mortgagee liable as a mortgagee in possession and with full power for all or any of such purposes from time to time to appoint a substitute or sub-attorney and to revoke any such appointment.

13.3      Other Security Interests
          ------------------------

          This Deed is in addition to, and not in substitution for any other Security Interest which the Mortgagee now has, or may hereafter take, in respect of the Secured Moneys. This Deed does not merge with, discharge, postpone or otherwise affect prejudicially any other Security Interest held by the Mortgagee.

13.4      Priority of Future Advances
          ---------------------------

          Notwithstanding any rule of law or equity to the contrary, all moneys which are expressed to be secured by this Deed and which are advanced, paid or otherwise provided after the receipt of notice by the Mortgagee of the creation of any other Security Interest shall nevertheless be secured by this Deed in priority to any moneys secured by that other Security Interest, unless the Mortgagee specifically agrees otherwise in writing.

13.5      Rights Regarding Prior Security Interests
          -----------------------------------------

          The Mortgagee may (but without being obliged to do so) pay any moneys, obligations or liabilities secured by any Security Interest having priority over this Deed and, at the expense of the Mortgagor, take a transfer thereof for the benefit of the Mortgagee and:

          (a) the Mortgagee shall not be bound to enquire whether the moneys claimed to be owing under that prior Security Interest are actually owing;

          (b) the person having the benefit of the prior Security Interest shall not be bound to enquire whether any moneys remain due under this Deed;

          (c) the Mortgagor authorises, directs and consents to person having the benefit of the prior Security Interest providing the Mortgagee from time to time with all information it may require in relation to the prior Security Interest, including the state of accounts thereunder; and

          (d) any moneys paid by the Mortgagor to the Mortgagee after the date of transfer shall be available to be applied by the Mortgagee in its absolute discretion to either the Secured Moneys or to the moneys secured by the prior Security Interest.

13.6      Judgments
          ---------

          Notwithstanding any judgment which the Mortgagee may recover against the Mortgagor in respect of any Secured Moneys, the Mortgagee shall hold the judgment collaterally with this Deed as security for the due payment and satisfaction of Secured Moneys and this Deed shall not merge in any judgment.

13.7      Notice of Deed
          --------------

          The Mortgagee need not give any notice of this Deed to any person, enforce payment of any Secured Moneys, enforce or realise any Collateral Securities or take any steps or proceedings for any purpose unless the Mortgagee thinks fit.

13.8      Release
          -------

          The Mortgagee may release any Secured Property from the mortgage granted in accordance with this Deed at any time and any such release shall not in any way affect, prejudice or invalidate the Mortgage over any other Secured Property or the obligations of the Mortgagor under this Deed or any Agreement and the Mortgagor shall not be obliged to resort to the Agreement in priority to this Deed.

13.9      Acceptance of Payments
          ----------------------

          This Deed may be enforced notwithstanding that the Mortgagee may have accepted payment of any Secured Moneys after the occurrence of an Event of Default.

13.10     Continuing Security
          -------------------

          This Deed shall be a continuing security notwithstanding any settlement of account or other matter or thing whatsoever until a final discharge shall have been given to the Mortgagor.

14.     WITHHOLDINGS
        ------------

14.1      Payments in Gross
          -----------------

          All moneys payable by the Mortgagor under this Deed shall be paid in full without set-off (subject to any contrary term in the Agreement) or counterclaim of any kind and free and clear of any Tax, deduction or withholding of any kind.

14.2      Deductions and Withholdings
          ---------------------------

          If the Mortgagor or any other person required by law to make any deduction or withholding from any payment to the Mortgagee under this Deed, the Mortgagor shall, together with such payment, pay an additional amount so that, after all deductions or withholdings, the Mortgagee actually receives for its own benefit the full amount which it would have received if no such deductions or withholdings had been required but the obligations of the Mortgagor under this Clause shall not include obligations of the nature rendered void by Section 261 of the Income Tax Assessment Act 1936 (Cth).

14.3      Receipts
          --------

          The Mortgagor shall pay the full amount of any deduction or withholding referred to in Clause 14.2 to the appropriate Governmental Agency within the time required by applicable law and promptly forward to the Mortgagee the originals of all official receipts.

15.       EXPENSES
          --------

15.1      Expenses
          --------

          The Mortgagor shall forthwith upon demand pay or reimburse the Mortgagee for all reasonable costs, charges and expenses (including legal fees and disbursements on a full indemnity basis) incurred or payable by the Mortgagee in connection with or arising out of:

          (a) any approval, consent, valuation or waiver to be made or given by the Mortgagee under this Deed, provided those costs, charges and expenses do not exceed $500 or the Mortgagee has obtained the prior written consent of the Mortgagor for any costs, charges and expenses which exceed $500; and

          (b) any variation, release or discharge to be made or given by the Mortgagee under this Deed; and

          (c) any enforcement of or preservation of rights, powers and remedies under this Deed or otherwise in respect of the Secured Property.

15.2      Stamp Duty and Registration Fees
          --------------------------------

          The Mortgagor shall pay when due all present and future stamp duties and other like levies, charges and imposts (including financial institutions duty and bank account debit taxes) and any interest, fines or penalties in relation thereto (other than as may be incurred by reason of the wilful default or negligence of the Mortgagee), and all registration, recording and other like fees which may be payable in respect of this Deed, and any documents executed pursuant to Clause
          12.6 or Clause 13.1 and the Mortgagor indemnities the Mortgagee from and against all actions, suits, claims, demands, losses, liabilities, damages, costs and expenses which may be made or brought against or suffered or incurred by the Mortgagee arising out of or in connection with any default in the payment thereof.

15.3      Mortgagee May Debit Account of Mortgagor
          ----------------------------------------

          The Mortgagee may without prejudice to any other right, power or remedy of the Mortgagee, at any time and from time to time, without further authority than this Clause 15.3, debit and charge any account of the Mortgagor with the Mortgagee with any of the following moneys:

          (a)  any costs, expenses or other moneys referred to in Clause 15.1;

          (b)  any stamp duties or other moneys referred to in Clause 15.2; and

          (c)  any moneys referred to in Clause 17.

16.  PAYMENTS AND EVIDENCE OF DEBT
     -----------------------------

16.1      Payments by Mortgagor
          ---------------------

          All payments by the Mortgagor under this Deed shall be made in the Required Currency (which shall be the currency of account and of payment) and shall be made to the Mortgagee not later than 11:00 am on the due date for payment in Cleared Funds as the Mortgagee may from time to time notify in writing.

16.2      Business Days
          -------------

          If any amount would otherwise become due for payment on a day which is not a Business Day, that amount shall become due on the next following Business Day or, if that Business Day is in another calendar month, on the immediately preceding Business Day.

16.3      Certificate Conclusive and Binding
          ----------------------------------

          A certificate signed by an Authorised Officer of the Mortgagee stating any amount or rate for the purpose of this Deed shall, be prima facie evidence of its contents.

17.      INDEMNITIES
         -----------

17.1      General Indemnity
          -----------------

          The Mortgagor indemnities the Mortgagee from and against all actions, suits, claims, demands, losses, liabilities, damages, reasonable costs and expenses which may be made or brought against or suffered or incurred by the Mortgagee arising out of or in connection with:

          (a)  any Event of Default or Potential Event of Default;

          (b) any failure by the Mortgagor to make a payment or perform an obligation in accordance with this Deed;

          (c) the holding of the Secured Property; or

          (d) the exercise or non-exercise of any right, power or remedy contained, referred to or implied in this Deed.

17.2      Currency Indemnity
          ------------------

          If any amount is received by the Mortgagee in a currency other than the Required Currency (whether pursuant to a judgment, in the winding up of the Mortgagor or otherwise), the Mortgagor's obligations under this Deed shall be discharged only to the extent that the Mortgagee may, upon receipt of such amount, purchase the Required Currency with such other currency in accordance with the usual banking procedures of the Mortgagee. if the amount in the Required Currency which may be so purchased is, after deducting any costs of exchange and any other related costs, less than the relevant sum payable under this Deed, the Mortgagor shall, as a separate and independent obligation and notwithstanding any time or other indulgence granted to the Mortgagor or any other act, matter or thing, forthwith pay to the Mortgagee the amount of the shortfall.

18.      SET-OFF
         -------

18.1      Set-Off
          -------

          If an Event of Default occurs and has not been remedied or waived, the Mortgagee may (in addition to any general or banker's lien, right of set-off, right to combine accounts or any other right to which it may be entitled), without notice to the Mortgagor or any other person, set-off and apply any credit balance (or any part thereof in such amounts as the Mortgagee may elect) on any account (whether subject to notice or not and whether matured or not and in whatever currency) of the Mortgagor with the Mortgagee and any other moneys owing by the Mortgagee or any Lender to the Mortgagor against the liabilities (whether actual or contingent) of the Mortgagor under this Mortgage, and the Mortgagee may purchase with the moneys standing to the credit of any such account such other currencies as may be necessary for this purpose.

19.     NOTICES
        -------

19.1      Notices and Other Written Communications
          ----------------------------------------

          All notices and other communications required by this Deed to be in writing shall be given by an Authorised Officer of the relevant party and shall be sent to the recipient by hand, telegram, pre-paid post (airmail if outside Australia), telex or facsimile.

19.2      Time of Receipt
          ---------------

          Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice or other communication shall be deemed to be duly received:

          (a) if sent by hand or telegram, when left at the address of the recipient;

          (b)  if sent by pre-paid post, on actual delivery;

          (c) if sent by telex, upon receipt by the sender of the recipient's answerback code at the end of transmission; or

          (d) if sent by facsimile, upon receipt by the sender of an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number.

19.3      Address for Notices
          -------------------

          All notices and other communications shall be sent to the recipient at the address, telex or facsimile number set out below or to such other address, telex or facsimile number as a party may from time to time notify to the other in writing:

          (a)  to the Mortgagor:

               Address:       8180 Greensboro Drive, Suite 1100
                              McLean, Virginia
                              USA

               Attention:     Mr Paul Singh/Ms Julie Correlli
               Facsimile No:  00111 703 848 4641

               with copy to:  Julia Corelli
                              Pepper Hamilton & Scheetz
                              3000 Two Logan Square
                              18th and Arch Streets
                              PHILADELPHIA  PENNSYLVANIA
                              19103-2799
               Facsimile No:  0015 1 215 981 4750

          (b)  to the Mortgagee:

               Address:       475 Victoria Avenue
                              CHATSWOOD  NSW  2067

               Attention:     The Company Secretary
               Facsimile No:  02 413 4139

20.  ASSIGNMENT
     ----------

20.1      Assignment by Mortgagor
          -----------------------

          The Mortgagor shall not assign or otherwise transfer the benefit of this Deed or any of its rights, duties or obligations under this Deed without the prior written consent of the Mortgagee such consent not to be unreasonably withheld.

20.2      Assignment by Mortgagee
          -----------------------

          The Mortgagee may assign, transfer and otherwise grant participations or sub-participations in all or any part of the benefit of this Deed and any of its rights, duties and obligations under this Deed without the consent of the Mortgagor.

20.3      Disclosure
          ----------

          The Mortgagee may only disclose to a potential assignee, transferee, participant or sub-participant information about the Mortgagor with the Mortgagor's consent which shall not be unreasonably withheld.

21.     MISCELLANEOUS
        -------------

21.1      Waiver
          ------

          No waiver by the Mortgagee of any provision of, or any right, power or remedy under this Deed shall be effective unless it is in writing signed by an Authorised Officer of the Mortgagee and such waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No failure or delay by the Mortgagee to exercise any right, power or remedy under this Deed or to insist on strict compliance by the Mortgagor with any obligation under this Deed, and no custom or practice of the parties at variance with the terms of this Deed, shall constitute a waiver of the Mortgagee's right to demand exact compliance with this Deed.

21.2      Invalidity
          ----------

          Any provision of this Deed which is or becomes prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent thereof without invalidating any other provision of this Deed, and any such prohibition or unenforceability shall not invalidate such provision in any other jurisdiction.

21.3      Amendments
          ----------

          This Deed may be only amended by an instrument in writing signed by the parties.

21.4      Counterparts
          ------------

          This Deed may be signed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

21.5      Mortgagee's Rights Cumulative
          -----------------------------

          The rights, powers and remedies of the Mortgagee contained in this Deed are cumulative and not exclusive of any rights, powers or remedies provided to the Mortgagee by law. No single or partial exercise by the Mortgagee of any right, power or remedy under this Deed shall preclude any other or further exercise thereof or the exercise of any other right, power remedy.

21.6      Survival of Indemnities
          -----------------------

          The indemnities contained in this Deed are continuing obligations of the Mortgagor, separate and independent from the other obligations of the Mortgagor and shall survive the termination of this Deed.

21.7      Successors and Assigns
          ----------------------

          This Deed shall be binding upon and inure to the benefit of the parties to this Deed and their respective successors and permitted assigns. The Mortgagor shall at its own expense, within 5 Business Days of written demand by the Mortgagee, execute and cause its successors and permitted assigns to execute any instrument and do everything necessary, to bind its successors and permitted assigns to this Deed.

21.8      Moratorium Legislation
          ----------------------

          To the fullest extent permitted by law, the provisions of all existing or future laws which operate or may operate directly or indirectly to lessen or otherwise vary the Mortgagor's obligations under this Deed or to delay, curtail or otherwise prevent or prejudicially affect the exercise by the Mortgagee of all or any of its rights, powers and remedies under this Deed are expressly negatived and excluded.

21.9      Consent by Mortgagee
          --------------------

          Any consent required of the Mortgagee under this Deed may, unless this Deed specifically provides otherwise, be given or withheld by the Mortgagee in its absolute discretion and either conditionally or unconditionally.

21.10     Governing Law
          -------------

          This Deed shall be governed by and construed in accordance with the laws of the State of Victoria.

21.11     Jurisdiction
          ------------

          The Mortgagor irrevocably and unconditionally:

          (a) submits to the non-exclusive jurisdiction of the courts of the State of Victoria;

          (b) waives any objection it may now or in the future have to the bringing of proceedings in those courts and any claim that any proceedings have been brought in an inconvenient forum; and

          (c) agrees, without preventing any other mode of service permitted by law, that any document required to be served in any proceedings may be served in the manner in which notices and other written communications may be given under Clause 19.

21.12     Confidentiality

          The Mortgagee undertakes that it, its employees, agents or representatives will not disclose any provision of this Deed and all information flowing from it to a third person without the prior consent of the Mortgagor unless the disclosure is related to information already within the public domain, required by law or any competent governmental authority, necessary for the purpose of protecting the interests of the Mortgagee in relation to the Secured Property or made to the Mortgagee's professional advisers.

EXECUTED as a deed on the date first appearing.

THE MORTGAGOR
- -------------

SIGNED SEALED AND DELIVERED by
- ---------------------------
PRIMUS TELECOMMUNICATIONS,
- --------------------------
INTERNATIONAL INC
- -----------------
by its
      --------------------------
- --------------------------------
in the presence of:
                                        ------------------------

- --------------------------------


THE MORTGAGEE
- -------------

SIGNED SEALED AND DELIVERED by
- ---------------------------
FUJITSU AUSTRALIA LIMITED
- -------------------------
by its Attorney TERENCE JOHN ROBERTSON
                ----------------------
in the presence of:
                                        -------------------------

- ------------------------------------

                                      74.

                                   ANNEXURE 2

                       Share Mortgage to Original Vendors

                          EQUITABLE MORTGAGE OF SHARES

                                    between

                 PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC.

                                      and

                           ASPECT COMPUTING PTY. LTD.
                               A.C.N. 005 083 670

                       ALTA TELECOMMUNICATIONS PTY. LTD.
                               A.C.N. 067 270 375
                   (as trustee of the Caravias Family Trust)

                            CCT AUSTRALIA PTY. LTD.
                              A.C.N. 006 955 1 11
                     (as trustee of the Burns Family Trust)

                            CT CORPORATION PTY. LTD.
                               A.C.N. 062 380 803
                     (as trustee of the Lucas Family Trust)

                              WILLOWARE PTY. LTD.
                               A.C.N. 065 497 458
                    (as trustee of the Keenan Family Trust)

                                 INCO PTY. LTD.
                               A.C.N. 066 926 403
                 (as trustee of the Darren Slaney Family Trust)

                           LPS INVESTMENTS PTY. LTD.
                               A.C.N. 066 926 494
                 (as trustee of the Peter Slaney Family Trust)

                           SMNR CONSULTING PTY. LTD.
                               A.C.N. 062 871 381
                         (as trustee of the SMNR Trust)

                               TABLE OF CONTENTS

CLAUSE                                                                      PAGE
1.   INTERPRETATION.........................................................   5
     1.1  Definitions.......................................................   5
     1.2  Interpretation....................................................   9

2.   COVENANTS TO PAY.......................................................   9
     2.1  Agreement.........................................................   9
     2.2  Demands by Mortgagee..............................................  10

3.   MORTGAGE OF SECURED PROPERTY...........................................  10
     3.1  Mortgage of Secured Property......................................  10
     3.2  Deposit of Certificates and Transfers.............................  10
     3.3  Priority Amount...................................................  10

4.   RELEASE OF MORTGAGE....................................................  10
     4.1    Release of Mortgage.............................................  10

5.   DISTRIBUTIONS AND VOTING...............................................  11
     5.1  Acquisition of Rights by Mortgagor................................  11
     5.2  Prior to Event of Default.........................................  11
     5.3  After Event of Default............................................  11
     5.4  Voting and Other Restrictions.....................................  12

6.   REPRESENTATIONS AND WARRANTIES.........................................  12
     6.1  Representations and Warranties Relating to
          Secured Property..................................................  12
     6.2  Acknowledgment of Reliance........................................  13
     6.3  Additional Representations
          and Warranties....................................................  13

7.   UNDERTAKINGS   13
     7.1  Undertakings Relating to Secured Property.........................  13
     7.2  Other Undertakings................................................  15
     7.3  Costs.............................................................  15

8.   EVENTS OF DEFAULT......................................................  15
     8.1  Events of Default.................................................  15
     8.2  Mortgagee's Right to Remedy Default...............................  16

9.   POWERS OF MORTGAGEE ON DEFAULT.........................................  16
     9.1  Powers of Mortgagee...............................................  16
     9.2  Exclusion of Notice...............................................  18
     9.3  Not Mortgagee in Possession.......................................  18
     9.4  Give up Possession................................................  18
     9.5  Exclusion of Liability............................................  18
     9.6  Protection of Third Parties.......................................  18

10.  TRANSFER OF SECURED PROPERTY...........................................  18
     10.1 Transfer of Secured Property......................................  18

11.  APPOINTMENT OF RECEIVER................................................  19
     11.1  Appointment......................................................  19
     11.2  Agent of Mortgagor...............................................  20
     11.3  Powers of Receiver...............................................  20

12.  RECEIPT AND APPLICATION OF MONEYS......................................  20
     12.1  Order of Application.............................................  20
     12.2  Credit Actual Receipts...........................................  20
     12.3  Amounts Contingently Due.........................................  21
     12.4  Surplus Moneys...................................................  21
     12.5  Appropriation....................................................  21
     12.6  Reinstatement of Mortgage........................................  21

13.  GENERAL SECURITY PROVISIONS............................................  22
     13.1  Further Assurances...............................................  22
     13.2  Power of Attorney................................................  22
     13.3  Other Security Interests.........................................  22
     13.4  Priority of Future Advances......................................  22
     13.5  Rights Regarding Prior Security Interests........................  23
     13.6  Judgments........................................................  23
     13.7  Notice of Deed...................................................  23
     13.8  Release..........................................................  23
     13.9  Acceptance of Payments...........................................  24
     13.10 Continuing Security..............................................  24

14.  WITHHOLDINGS...........................................................  24
     14.1  Payments in Gross................................................  24
     14.2  Deductions and Withholdings......................................  24
     14.3  Receipts.........................................................  24

15.  EXPENSES...............................................................  24
     15.1  Expenses.........................................................  24
     15.2  Stamp Duty and Registration Fees.................................  25
     15.3  Mortgagee May Debit Account of Mortgagor.........................  25

16.  PAYMENTS AND EVIDENCE OF DEBT..........................................  25
     16.1  Payments by Mortgagor............................................  25
     16.2  Business Days....................................................  25
     16.3  Certificate Conclusive and Binding...............................  26

17.  INDEMNITIES............................................................  26
     17.1  General Indemnity................................................  26
     17.2  Currency Indemnity...............................................  26

18.  SET-OFF................................................................  26
     18.1  Set-Off..........................................................  26

19.  NOTICES................................................................  27
     19.1  Notices and Other Written Communications.........................  27
     19.2  Time of Receipt..................................................  27
     19.3  Address for Notices..............................................  27

20   ASSIGNMENT.............................................................  28
     20.1  Assignment by Mortgagor..........................................  28
     20.2  Assignment by Mortgagee..........................................  28
     20.3  Disclosure.......................................................  28

21.  MISCELLANEOUS..........................................................  28
     21.1  Waiver...........................................................  28
     21.2  Invalidity.......................................................  28
     21.3  Amendments.......................................................  29
     21.4  Counterparts.....................................................  29
     21.5  Mortgagee's Rights Cumulative....................................  29
     21.6  Survival of Indemnities..........................................  29
     21.7  Successors and Assigns...........................................  29
     21.8  Moratorium Legislation...........................................  29
     21.9  Consent by Mortgagee.............................................  30
     21.10 Governing Law....................................................  30
     21.11 Jurisdiction.....................................................  30
     21.12 Confidentiality..................................................  30

THIS DEED is made the day of  1996

BETWEEN:

      PRIMUS TELECOMMUNICATIONS INTERNATIONAL, INC. a company incorporated in the State of Delaware, in the United States of America with its office at 8180 Greensboro Drive, McLean, Virginia, USA ("the Mortgagor");

AND ASPECT COMPUTING PTY. LTD. A.C.N. 005 083 670 of 551 Glenferrie Road, Hawthorn, Victoria, 31 22;

AND ALTA TELECOMMUNICATIONS PTY. LTD. A.C.N. 067 270 375 (as trustee of the Caravias Family Trust) of 6 Union Grove, Armadale, Victoria, Australia, 3143;

AND CCT AUSTRALIA PTY. LTD. A.C.N. 006 965 111 (as trustee of the Burns Family Trust) of C/- Hershan Serebro, Ground Floor, 377 Lonsdale Street, Melbourne, Victoria, Australia, 3000;

AND CT CORPORATION PTY. LTD. A.C.N. 062 380 803 (as trustee of the Lucas Family Trust) of 10 Powlett Street, East Melbourne, Victoria, 3002;

AND WILLOWARE PTY. LTD. A. C.N. 065 497 458 (as trustee of the Keenan Family Trust) of 5 Dinsdale Court, Mooroolbark, Victoria, Australia, 3138;

AND INCO PTY. LTD. A.C.N. 066 926 403 (as trustee of the Darren Slaney Family Trust) of 3 Stanley Street, Williamstown, Victoria, 3016;

AND LPS INVESTMENTS PTY. LTD. A.C.N. 066 926 494 (as trustee of the Peter Slaney Family Trust) of 15 Killara Court, Werribee, Victoria, Australia, 3030;

AND SMNR CONSULTING PTY. LTD. A.C.N. 062 871 381 (as trustee of the SMNR Family Trust) of 16 Highgate Grove, Ashburton, Victoria, Australia, 3147;
                                         (collectively called "the Mortgagees").

THIS DEED WITNESSES AS FOLLOWS:

1.    INTERPRETATION
1.1   Definitions
      In this Deed, unless the context otherwise requires:

      "Agreement" means the Share Acquisition Deed;

      "Authorisation" includes any authorisation, approval, consent, licence, permit, franchise, permission, filing, registration, resolution, direction, declaration and exemption;

      "Authorised Officer" means:
      (a) in relation to the Mortgagor, each director and secretary of the Mortgagor and each person from time to time notified in writing by the Mortgagor to the Mortgagee to be an Authorised Officer; and

      (b) in relation to the Mortgagee, each person or firm nominated by the Mortgagee to the Mortgagor as an Authorised Officer and not subsequently notified by the Mortgagee to the Mortgagor as having ceased to be an Authorised Officer);

      "Bank" means a bank authorised under the Banking Act 1959 (Cth), or under the laws of a state, to carry on banking business in Australia or in that state;

      "Business Day" means a day on which Banks are open for business in Melbourne;

      "Certificates" means certificates or other instruments evidencing shares or other property forming part of the Secured Property;

      "Cleared Funds" means moneys that are immediately available to, and freely transferable by, the recipient;

      "Company" means Axicorp Pty Ltd (A.C.N. 061 754 943);

      "Event of Default" means any event specified as such in Clause 8.1;

      "Governmental Agency" includes any government, whether federal, state, territorial or local, and any minister, department, office, commission, delegate, instrumentality, agency, board, authority or organ thereof, whether statutory or otherwise;

      "Insolvency Event" means in respect of the Mortgagor:
      (a) if a receiver, receiver and manager, liquidator provisional liquidator, administrator, a trustee in bankruptcy, or any similar official is appointed in respect of or over all of the assets of the Mortgagor or in respect of or over the Mortgagor's interest in the Shares (except where such appointment is made with the prior written consent of the Mortgagee); or

      (b) if a person pursuant to a Security Interest takes possession, or assumes control, whether by an agent or howsoever otherwise of all or any of the assets of the Mortgagor or the Mortgagor's interest in the Shares;

      "Mortgage" means the mortgage over the Secured Property created by this Deed;

      "Permitted Securities" means:
      (a)  the Mortgage; and
      (b) liens or charges arising by operation of law in the ordinary course of business (other than those not discharged when due);

      "Potential Event of Default" means any event which, with the giving of notice, the passage of time or the fulfilment of any other condition stipulated in this Deed or the Agreement, would become an Event of Default;

      "Priority Amount" means $9 million;

      "Receiver" means the person or persons appointed in accordance with Clause 11;

      "Related Body Corporate" has the same meaning as in the Corporations Law;

      "Required Currency" means the lawful currency for the time being of the Commonwealth of Australia;

      "Rights" means all of the Mortgagor's right, title and interest in and to all dividends, distributions, bonus shares, rights, issues, options, warrants, notes, convertible instruments, securities and other instruments of any kind whatsoever, and all allotments, accretions, offers, benefits and advantages whatsoever, now or hereafter made, granted, issued or otherwise distributed in respect of, in substitution for, in addition to, or in exchange for, the Shares, whether or not upon or by reason of a winding up, conversion, redemption, bonus, cancellation, re-classification, option, rights issue or otherwise;

      "Secured Moneys" means all moneys, obligations and liabilities of any nature whatsoever that may now be, or might at any time in the future become or remain, due, owing or payable, whether actually or contingently, by the Mortgagor to the Mortgagee under the Agreement and this Deed and whether on account of or by way of unpaid purchase price (including any unpaid purchase price after exercise of any option under the Agreement), interest, fees, commissions, charges, costs, expenses, indemnity payments, losses, damages or otherwise and irrespective of:
      (a) the capacity (whether as principal, agent, trustee, beneficiary, partner or otherwise) of the Mortgagor or Mortgagee;

      (b) whether the Mortgagor is liable as principal debtor or as surety; and
      (c) whether the Mortgagor is liable alone or jointly and/or severally with any other person but shall not include any moneys due, owing or payable under a covenant or stipulation rendered void by section 261 of the Income Tax Assessment Act 1936 (Cth);

      "Secured Property" means the Shares and the Rights;

      "Security Interest" includes any mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, arrangement for the retention of title and any other right, interest, power or arrangement of any nature whatsoever having the purpose or effect of providing security for, or otherwise protecting against default in respect of, the obligations of any person;

      "Share Acquisition Deed" means the Share Acquisition Deed between the Mortgagor, Mortgagee and others dated on or about the date of this Deed pursuant to which the Mortgagee agreed to sell 78,667 shares in the capital of the Company to the Mortgagor and to grant to and be granted by the Mortgagor options in respect of 157,333 shares in the capital of the Company owned by the Mortgagee;

      "Shareholders" means those persons who from time to time hold shares in the Company;

      "Shares" means
      (a) 78,667 ordinary shares in the capital of the Company, owned by the Mortgagor; and
      (b) any shares in the capital of the Company acquired by the Mortgagee upon any exercise (if applicable) of the First Put Option or the First Call Option in respect of whole or part of the First Tranche or of the Second Put Option or the Second Call Option in respect of the whole or part of the Second Tranche and acquisition by the Mortgagor of any shares following such option exercise, unless at the time of the relevant acquisition the Mortgagor acquires the whole or (if applicable) the balance of the First Tranche and the Second Tranche;

      "Tax" includes any tax, levy, charge, impost, rate, fee, deduction, stamp duty, financial institutions duty, bank account debit tax or other tax, withholding or remittance of any nature, now or hereafter payable or required to be remitted to, or imposed, levied, collected or assessed by, any Governmental Agency and includes any interest, expense, fine, penalty or other charge payable or claimed in respect thereof but does not include any tax on overall net income of the Mortgagee; and

      "Transfer" means a transfer in registrable form executed by the Mortgagor (or if the Mortgagor is not the registered holder of the Secured Property, by such registered holder) as transferor, but otherwise blank.

1.2   Interpretation
      In this Deed, unless the context otherwise requires:
      (a)  words importing the singular include the plural and vice versa;
      (b)  words importing a gender include every gender;
      (c) references to any document (including this Deed) are references to that document as amended, consolidated, supplemented, novated or replaced from time to time;
      (d) references to this Deed are references to this Deed and the Annexures;
      (e) references to Clauses, paragraphs and Annexures are references to clauses and paragraphs of, and annexures to, this Deed;
      (f) headings are for convenience only and shall be ignored in construing this Deed;
      (g) references to any party to this Deed include references to its respective successors and permitted assigns;
      (h) references to law include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgment;
      (i) references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time;
           references to judgment include references to any order, injunction, decree, determination or award of any court or tribunal;
      (k) references to any person include references to any individual, company, body corporate, association, partnership, firm, joint venture, trust and Governmental Agency;
      (l)  references to time are to Melbourne time; and
      (m) the terms "First Put Option", "First Call Option", "First Tranche" and "Second Tranche" have the same meanings as in the Agreement.

2.    COVENANTS TO PAY
2.1   Agreement
      The Mortgagor shall pay or satisfy the Secured Moneys as and when due in accordance with the Agreement or this Deed but if an Event of Default occurs and has not been remedied or waived the Mortgagor shall, notwithstanding any delay or waiver of any previous default, pay those Secured Moneys upon demand by the Mortgagee.

2.2   Demands by Mortgagee
      Any demand by the Mortgagee under Clause 2.1 shall be by written notice to the Mortgagor and may be made from time to time.

3.    MORTGAGE OF SECURED PROPERTY
3.1   Mortgage of Secured Property
      The Mortgagor as beneficial owner mortgages to the Mortgagee all of the Mortgagor's right, title and interest in and to the Secured Property by way of first ranking equitable mortgage as security for the due and punctual payment and satisfaction of the Secured Moneys.

3.2   Deposit of Certificates and Transfers
      The Mortgagor shall deposit with the Mortgagee:
      (a) on the date of this Deed, three (3) Transfers in respect of the Shares; and
      (b) on the date on which the Mortgagor receives the Certificates in respect of the Shares, all Certificates in respect of the Shares.
      (c) on the date the Mortgagor beneficially acquires any Secured Property which becomes subject to this Deed after the date of this Deed, all Certificates evidencing that Secured Property and such number of Transfers in respect of that Secured Property as the Mortgagee may reasonably require.

3.3   Priority Amount
      For the purpose only of Division 3 of Part 3.5 of the Corporations Law and without limiting the Secured Moneys, the maximum prospective liability (within the meaning of the Corporations Law) secured by this Deed is the Priority Amount.

4.    RELEASE OF MORTGAGE
4.1   Release of Mortgage
      The Mortgagee shall not be obliged to discharge the Mortgage unless either:
      (i)  all of the Secured Moneys have been paid or satisfied in full; or
      (ii) the Mortgagor has provided alternative security to the Mortgagee in accordance with Clause 6.5 of the Agreement.

5.    DISTRIBUTIONS AND VOTING
5.1   Acquisition of Rights by Mortgagor
      The Mortgagor shall:
      (a) upon the earlier of the acquisition by the Mortgagor of any Rights or receipt by the Mortgagor of notification of any entitlement to any Rights, provide the Mortgagee with full particulars of those Rights;
      (b) acquire Rights upon the request of the Mortgagee if failure to take up such Rights might, in the Mortgagee's discretion, result in this Deed being materially lessened in value; and
      (c) subject to Clause 5.2(a), pay to the Mortgagee any moneys received by the Mortgagor in respect of any Rights.

5.2   Prior to Event of Default
      Until the Secured Property is registered in the name of the Mortgagee (or its nominee) or the Mortgagee gives written notice to the Mortgagor following the occurrence of an Event of Default that has not been remedied or waived (whichever is the sooner):
      (a) the Mortgagor may retain and apply for its own use any money (including without limitation any cash dividend) or property payable in respect of the Secured Property;
      (b) the Mortgagor may, subject to Clause 5.4, exercise the right to vote in respect of the Secured Property and exercise the right to acquire any further shares in the Company; and
      (c) the Mortgagee shall not exercise any voting or other rights in respect of the Secured Property other than those rights which it may have under this Deed.

5.3   After Event of Default
      Immediately after the earlier of the Secured Property becoming registered in the name of the Mortgagee (or its nominee) or the Mortgagor receiving written notice under Clause 5.2, all the rights of the Mortgagor under Clause 5.2 shall cease and the Mortgagee alone shall be entitled to exercise those rights and the Mortgagor shall, at its own expense, promptly execute such proxies and other instruments as the Mortgagee may require to enable the Mortgagee to exercise the right to vote in respect of the Secured Property and to become the registered holder of the Secured Property. If the Mortgagor receives any cash dividend or any other property which forms part of the Secured Property after the Secured Property is registered in the name of the Mortgagee (or its nominee) or after receipt of any such notice, the Mortgagor shall promptly pay the amount of any such cash dividend and deliver any such other property received by it to the Mortgagee and the Mortgagee may retain and apply any such amount or other property received by it in reduction of the Secured Moneys in accordance with Clause 12.

5.4   Voting and Other Restrictions
      The Mortgagor shall not vote or agree to vote in favour of any resolution the effect of which will be to vary the Memorandum or Articles of Association of the Company or vote, agree to vote, vary, agree to vary, terminate or agree to terminate any agreements relating to the Secured Property without the prior written consent of the Mortgagee which consent shall not be unreasonably withheld.

6.    REPRESENTATIONS AND WARRANTIES
6.1   Representations and Warranties Relating to Secured Property
      The Mortgagor represents and warrants to the Mortgagee by reference to facts and circumstances existing at the time, that as long as any Secured Moneys are owing to the Mortgagee:
      (a)  ownership:  the Mortgagor is, or is entitled to be, or in the case of
           ---------
           the First Tranche and the Second Tranche may become entitled to be, and at the time of delivery of any Certificates or Transfers pursuant to Clause 3, will be, the sole registered and beneficial owner of the Secured Property;
      (b)  priority:  the Mortgage is a first ranking mortgage over the Secured
           --------
           Property and the obligations of the Mortgagor under this Deed rank ahead of all other obligations of the Mortgagor (other than those which may be mandatorily preferred by law);
      (c)  no Security Interests:  the Secured Property is free from all
           ---------------------
           Security Interests except Permitted Securities;
      (d)  no options:  there are no existing options, warrants, conversion
           ----------
           privileges, rights to call or commitments of any kind relating to the Secured Property created by the Mortgagor;
      (e)  compliance with laws:  the Secured Property complies with all laws
           --------------------
           and no Governmental Agency has issued any notice or otherwise directed or requested the Mortgagor or any other person to do any act, matter or thing in relation to any Secured Property, which notice, direction or request has not been complied with to the satisfaction of the relevant Governmental Agency; and
      (f)  no litigation:  no litigation, arbitration, administrative proceeding
           -------------
           or other procedure for the resolution of disputes is currently taking place, pending or, to the knowledge of the Mortgagor, threatened, which involves the Secured Property.
      (9)  non-contravention:  this Mortgage does not contravene any of the
           -----------------
           provisions of the Mortgagor's constituent documents.

 6.2  Acknowledgment of Reliance
      The Mortgagor acknowledges that the Mortgagee has entered into this Deed in reliance upon the representations and warranties contained in this Deed.

6.3   Additional Representations and Warranties
      The representations and warranties contained in Clause 6.1 are in addition to any other representations and warranties contained in the Agreement.

7.    UNDERTAKINGS
7.1   Undertakings Relating to Secured Property
      Unless the Mortgagee otherwise agrees in writing, which agreement shall not be unreasonably withheld, the Mortgagor shall:
      (a)  no Security Interests: not create, agree or attempt to create or
           ---------------------
           allow to exist, any Security interest (other than Permitted Securities) over or in respect of any Secured Property;
      (b)  Permitted Securities:  promptly comply with all the terms of any
           --------------------
           Permitted Security and not do, omit to do or allow to occur any act, thing or omission whereby the obligations of any other person in respect of the Permitted Security would be in any way lessened;
      (c)  no sales:  not sell, redeem, dispose of, part with possession of or
           --------
           otherwise deal with, any Secured Property other than in accordance with this Deed;
      (d)  calls:  pay all calls, instalments or other moneys which are payable
           -----
           in respect of the Secured Property;
      (e)  transfer requirements:  if the requirements for the transfer of any
           ---------------------
           Secured Property alter as to the form or content of transfer approved by the Company, the information required by the Company in connection with a transfer or in any other respect, immediately upon such alteration notify the Mortgagee and lodge with or provide to the Mortgagee all instruments and information as may, in the reasonable opinion of the Mortgagee, be necessary to enable the Secured Property to be transferred to the Mortgagee in accordance with the terms of this Deed;
      (f)  notices to Shareholders:  at the same time as notices are, by the
           -----------------------
           Corporations Law or by the Memorandum or Articles of Association of the Company, required to be given to Shareholders, give to the Mortgagee a copy of each such notice (together with copies of all reports, accounts, circulars or other information distributed with such a notice) and, upon request, give to the Mortgagee any reports, accounts, circulars or other information or documents which may be given to members from time to time;

      (g)  protect:  institute or defend any legal proceedings which the
           -------
           Mortgagee may require to protect any of the Secured Property;
      (h)  not prejudice:  not do, omit to do or allow to occur, any act,
           -------------
           omission or thing which would or might result in any Secured Property being surrendered, forfeited, cancelled or materially prejudiced in any manner whatsoever or reduced in value, or this Deed or any rights, powers or remedies of the Mortgagee under this Deed being materially prejudiced or adversely affected;
      (i)  pay  Taxes:  whether or not the Mortgagee has taken possession, duly
           ----------
           and punctually pay all Taxes in respect of any Secured Property and upon demand provide the Mortgagee with copies of all notices received in respect of such Taxes and copies of receipts for all payments;
      (j)  comply with laws:  duly and punctually comply with and observe all
           ----------------
           laws and all guidelines, directions, requests or requirements of any Governmental Agency applicable to or affecting any Secured Property or the enjoyment of the Secured Property by the Mortgagor;
      (k)  other obligations:  duly and punctually comply with and observe all
           -----------------
           Security Interests affecting any Secured Property;
      (1)  consents:  duly and punctually comply with the terms attaching to any
           --------
           consent given by the Mortgagee in connection with this Deed; and
      (m)  issue of Certificates:  procure that the Company issues Certificates
           ---------------------
           in respect of the Shares in the name of the Mortgagor immediately after payment of stamp duty on the transfers relating to the Shares and shall then comply with clause 3.2(b);
      (n)  merger:  procure that the Company shall not merge or consolidate with
           ------
           any other entity or take any step with a view to dissolution, liquidation or winding-up, such consent not to be unreasonably withheld;
      (o)  capital reorganisation:  procure that the Company shall not purchase
           ----------------------
           or redeem any of its issued shares, reduce its capital, pass any resolution under section 1 88(2) of the Corporations Law, issue any shares or make a distribution of assets or other capital to its shareholders;
      (p)  dividends:  procure that the Company shall not declare or pay any
           ---------
           dividend or make any other income distribution to its shareholders if an Event of Default or Potential Event of Default has occurred and has not been remedied or waived in writing; and
      (q)  representations:  notify the Mortgagee immediately upon any of the
           ---------------
           representations contained in Clause 6.1 hereof failing to continue to be true and correct with reference to the facts and circumstances then subsisting.

7.2   Other Undertakings
      The undertakings contained in Clause 7.1 are in addition to any other undertakings of the Mortgagor contained in any Agreement.

7.3   Costs
      All costs and expenses incurred in doing or refraining from doing any act, matter or thing in accordance with Clause 7.1 shall be paid by the Mortgagor.

8.    EVENTS OF DEFAULT
8.1   Events of Default
      Each of the following events shall be an Event of Default:
      (a)  default under Agreement:  an event of default (however described)
           -----------------------
           occurs under the Agreement and has not been remedied or waived;
      (b)  default under this Deed:  the Mortgagor fails to perform or observe
           -----------------------
           any provision of this Deed and if that failure can be remedied that failure is not remedied within 30 Business Days after the Mortgagor receives notice from the Mortgagee requiring the failure to be remedied;
      (c)  ownership:  the Mortgagor ceases for any reason to be the registered
           ---------
           and beneficial owner of any part of the Secured Property (other than as permitted by Clause 5.2(a));
      (d)  other Security Interests: any Security Interest over any or all
           ------------------------
           property, assets or revenues of the Mortgagor becomes capable of being enforced or is enforced;
      (e)  resumption:  any Governmental Agency seizes, confiscates,
           ----------
           requisitions, resumes or compulsorily acquires (whether permanently or temporarily and whether with payment of compensation or not) any Secured Property;
      (f)  litigation:  a Judgment or award is obtained, against the Mortgagor,
           ----------
           in which the title of the Mortgagor to any Secured Property is impeached;
      (g)  priority:  the Mortgage ceases for any reason whatsoever to be a
           --------
           first ranking mortgage or any obligation of the Mortgagor (other than obligations which may be mandatorily preferred by law) ranks ahead of or pari passu with the Secured Moneys;
      (h)  failure to pay:  the Mortgagor shall fail to pay any part of the
           --------------
           Secured Moneys on the due date (including any agreed grace period);
      (i)  Insolvency Events:  an Insolvency Event occurs to the Mortgagor; and
           -----------------

      (j)  representations:  any representation or warranty made by the
           ---------------
           Mortgagor in this Deed or in the Agreement proves to have been incorrect or misleading when made in any material respect or if at any time any of the events described in Clause 6.1 hereof prove to be incorrect or misleading in any material respect.

8.2   Mortgagee's Right to Remedy Default
      If an Event of Default occurs the Mortgagee may (without being obliged to do so) do or procure the doing of all things and pay or procure the payment of all moneys necessary to remedy that Event of Default. Any moneys which the Mortgagee pays or expenses which the Mortgagee incurs in remedying or attempting to remedy any Event of Default shall form part of the Secured Moneys.

9.    POWERS OF MORTGAGEE ON DEFAULT
9.1   Powers of Mortgagee
      Immediately upon or at any time after the occurrence of an Event of Default, in addition to any rights, powers or remedies conferred by this Deed or by law, and notwithstanding any delay or waiver of any previous default, the Mortgagee shall have the power to do all acts and things and exercise all rights, powers and remedies that the Mortgagor could do or exercise in relation to the Secured Property including, without limitation, the power to:
      (a)  take possession:  take possession and assume control of the Secured
           ---------------
           Property;
      (b)  receive distributions:  receive all dividends or other  distributions
           ---------------------
           (whether monetary or otherwise) made or to be made in respect of the Secured Property;
      (c)  sell:  sell or agree to sell the Secured Property (whether or not the
           ----
           Mortgagee has taken possession) on such terms as the Mortgagee thinks fit and:
           (i)    whether by public auction, private treaty or by tender;
           (ii) for cash or on terms that payment of all or any part of the purchase price is deferred (whether at interest or not and whether with or without security);
           (iii)  in one lot or in parcels;
           (iv)   whether or not in conjunction with the sale of other
                    property by the Mortgagee or any other person; and
           (v)    whether with or without special provisions as to title or time or mode of payment of the purchase money or otherwise;
      (d)  grant options:  grant to any person an option to purchase any Secured
           -------------
           Property upon such terms as the Mortgagee thinks fit;

      (e)  transfer property:  surrender or transfer the Secured Property to any
           -----------------
           Governmental Agency (whether or not for fair compensation);
      (f)  exchange property:  exchange (whether or not for fair value) with any
           -----------------
           person any Secured Property for an interest in property of any tenure and the property so acquired may be dealt with by the Mortgagee as if it were part of the Secured Property and, for that purpose, the Mortgagee may create a Security Interest over that property in favour of the Mortgagee;
      (g)  employ:  employ managers, solicitors, officers, agents, accountants,
           ------
           auctioneers, consultants, workmen and servants on such terms as the Mortgagee thinks fit;
      (h)  delegate:  delegate to any person for such time as the Mortgagee
           --------
           approves any or all of the powers of the Mortgagee on such terms as the Mortgagee thinks f it;
      (i)  give receipts:  give receipts for all moneys and other assets that
           -------------
           may come into the hands of the Mortgagee, which receipts shall exonerate any person paying or handing over such moneys or other assets from all liability to see to the application thereof and from all liability to enquire whether the Secured Moneys have become due or payable or otherwise as to the propriety or regularity of the appointment of any Receiver or other person appointed by the Mortgagee; perform and enforce: carry out and enforce, or refrain from carrying out or enforcing, rights and obligations of the Mortgagor which may arise in connection with the Secured Property or obtained or incurred in the exercise of the rights, powers and remedies of the Mortgagee;
      (k)  take proceedings:  institute, conduct, defend, settle, arrange,
           ----------------
           compromise and submit to arbitration any claims, questions or disputes whatsoever which may arise in connection with the business of the Mortgagor or in respect of the Secured Property or in any way relating to this Deed, and to execute releases or other discharges in relation thereto;
      (l)  borrow:  advance moneys or otherwise provide financial accommodation
           ------
           for the account of the Mortgagor or borrow any money or obtain other financial accommodation from any person which may be required for any of the purposes mentioned in this Clause 9.1 and in the name of the Mortgagor or otherwise and secure any borrowings or other financial accommodation by a Security Interest over the Secured Property ranking in priority to, pari passu with or after the Mortgage, in each case on such terms as the Mortgagee thinks fit; and
      (m)  execute documents:  execute documents on behalf of the Mortgagor
           -----------------
           under seal or under hand to effect any of the foregoing and any moneys which the Mortgagee pays or becomes liable to pay by reason of doing any of the above shall form part of the Secured Moneys.

9.2   Exclusion of Notice
      Any notice, period of time or other condition precedent prescribed by law to the exercise of any rights, powers or remedies of the Mortgagee is dispensed with except to the extent (if any) that the relevant law does not afford the opportunity to dispense by agreement with its requirements, in which event the relevant right, power or remedy may be exercised by the Mortgagee at the time and in the circumstances prescribed by law.

9.3   Not Mortgagee in Possession
      If the Mortgagee, an attorney of the Mortgagee or Receiver takes possession of any Secured Property none of the Mortgagee, any such attorney or the Receiver shall be liable as a mortgagee in possession.

9.4   Give up Possession
      The Mortgagee may give up possession of any Secured Property at any time and may discontinue any receivership.

9.5   Exclusion of Liability
      The Mortgagee shall not be responsible for any losses of any kind whatsoever (including, without limitation, the negligence, default or dishonesty of any servant, agent or auctioneer employed by the Mortgagee, any attorney of the Mortgagee or the Receiver) which may occur in or about the exercise, attempted exercise or non-exercise of any of the rights, powers or remedies of the Mortgagee.

9.6   Protection of Third Parties
      No person dealing with the Mortgagee, any attorney of the Mortgagee or the Receiver in connection with the exercise of any of the rights, power or remedies of the Mortgagee shall be bound to inquire whether any Event of Default has occurred, as to the due appointment of any Receiver or otherwise as to the propriety or regularity of any such dealing and shall not be affected by express notice that any such dealing is unnecessary or improper, and notwithstanding any irregularity or impropriety in any such dealing the same shall as regards the protection of that person be deemed to be valid and effective.

10.        TRANSFER OF SECURED PROPERTY
10.1  Transfer of Secured Property
      Without limiting any rights, powers or remedies conferred upon the Mortgagee by this Deed or by law, at any time after the occurrence of an Event of Default that has not been remedied or waived:

      (a)  the Mortgagee may:
           (i) insert the name of the Mortgagee or its nominee (or the name of any purchaser pursuant to a power of sale conferred by law or the power of sale referred to in Clause 9.1) in all or any of the Transfers (and other relevant documents, if any) deposited with the Mortgagee in respect of the Secured Property;
           (ii) in the name of the Mortgagor sign, seal and deliver all or any of those Transfers (and those other relevant documents);
           (iii)  cause all or any of those Transfers to be registered; and
           (iv) deliver the Certificates deposited with the Mortgagee in respect of the Secured Property (and/or any certificates issued consequent upon any such registration of the Transfers)
                  to any such nominee (or any such purchaser); and
      (b)  the Mortgagor shall forthwith on the request of the Mortgagee procure the approval of the Company and/or the board of directors of the
           Company or any other relevant person (if necessary) to the registration of the Transfers (and, if applicable, the delivery to the Mortgagee or its nominee (or any such purchaser of any certificates issued upon any such registration of the Transfers).

11.   APPOINTMENT OF RECEIVER
11.1  Appointment
      Immediately upon or at any time after the occurrence of an Event of Default that has not been remedied or waived and notwithstanding that an order may have been made or a resolution passed for the winding up of the Mortgagor, the Mortgagee may appoint in writing any person to be a receiver or receiver and manager of any Secured Property and:
      (a) the Receiver may be appointed by the Mortgagee on such terms as the Mortgagee thinks fit;
      (b) the Mortgagee may remove a Receiver and, in the case of removal, retirement or death of the Receiver, may appoint another in his place;
      (c) the Mortgagee may from time to time fix the remuneration of the Receiver at an amount or rate of commission agreed between the Mortgagee and the Receiver and, in the absence of such agreement, at the rate determined by the Mortgagee; and
      (d) if 2 or more persons are appointed as Receiver they may be appointed jointly and/or severally and may be appointed in respect of different parts of the Secured Property.

11.2  Agent of Mortgagor
      Unless and until the Mortgagee by notice in writing to the Mortgagor and to the Receiver requires that the Receiver act as agent of the Mortgagee, or until an order is made or resolution is passed for the winding up of the Mortgagor, the Receiver shall be the agent of the Mortgagor, and the Mortgagor alone shall be responsible for the acts and defaults of the Receiver, but in exercising any powers of the Mortgagee, the Receiver shall have the authority of both the Mortgagor and the Mortgagee.

11.3  Powers of Receiver
      Subject to any specific limitations placed upon him by the terms of his appointment, the Receiver may, in addition to any right, power or remedy conferred upon him by law, do any act, matter or thing and exercise any right, power or remedy that may be done or exercised by the Mortgagee in relation to the Secured Property.

12.   RECEIPT AND APPLICATION OF MONEYS
12.1  Order of Application
      All moneys received by the Mortgagee, any attorney of the Mortgagee or the Receiver on account of the Secured Moneys shall be applied in the following order, unless the Mortgagee elects otherwise:
      (a) firstly, in payment of the costs, charges, expenses and other moneys payable by the Mortgagor under Clause 1 5 and Clause 17 or otherwise incurred in the exercise or attempted exercise of the rights, powers or remedies of the Mortgagee;
      (b)  secondly, in payment of the Receiver's remuneration;
      (c) thirdly, in payment or satisfaction of Security Interests of which the Mortgagee has notice having priority over the Mortgage, in order of, and to the extent of, their priorities;
      (d)  fourthly, in payment of the Secured Moneys;
      (e) fifthly, in payment of subsequent security interests of which the Mortgagee has notice, in the order of their priorities; and
      (f)  sixthly, in payment to the Mortgagor.

12.2  Credit Actual Receipts
      In applying any moneys toward satisfaction of the Secured Moneys, the Mortgagee shall credit the Mortgagor with only those moneys actually received by the Mortgagee in cash, and such credit shall date from the time of actual receipt.

12.3  Amounts Contingently Due
      If any moneys are available for distribution to the Mortgagee in respect of Secured Moneys contingently due to the Mortgagee, those moneys shall be placed in a interest bearing deposit account with a person (including the Mortgagee or a Related Body Corporate of the Mortgagee) selected by the Mortgagee on terms selected by the Mortgagee until those Secured Moneys become actually due and payable or the Mortgagee determines they are unlikely ever to become actually due and payable. At that time the amount actually owing may be paid to the Mortgagee and the balance distributed in accordance with Clause 12.1.

12.4  Surplus Moneys
      If at any time after satisfaction of the Secured Moneys the Mortgagee holds any surplus money payable to the Mortgagor, those moneys shall carry interest and may be placed to the credit of an account in the name of the Mortgagor with a bank and the Mortgagee shall thereupon be under no further liability in respect thereof.

12.5  Appropriation
      The Mortgagor irrevocably authorises the Mortgagee to appropriate any money received by the Mortgagee, any attorney of the Mortgagee or any Receiver in and toward such of the Secured Moneys as the Mortgagee thinks fit.

12.6  Reinstatement of Mortgage
      If any claim is made that any moneys received by the Mortgagee in payment or satisfaction of the Secured Moneys must be repaid or refunded, or that any settlement, obligation, transaction, conveyance or transfer affecting or relating to the Secured Moneys is void or voidable, under any law (including, without limitation, under any law relating to preferences, bankruptcy, insolvency or the winding up of companies):
      (a) the Mortgagor shall, at its own expense, promptly do, execute and deliver, and use its best endeavours to cause any relevant third person to do, execute and deliver, all such acts and instruments as the Mortgagee may require to reinstate the Mortgage upon the terms of this Deed and to restore to the Mortgagee any Security Interest, guarantee, indemnity or other security held by it immediately prior to such payment, satisfaction, obligation, transaction, conveyance or transfer; and
      (b) if the claim is upheld, compromised or admitted, the Mortgagee shall be entitled to the same rights, powers and remedies against the Mortgagor and the Secured Property as it would have had if the relevant moneys had never been applied in payment or satisfaction of the Secured Moneys or if such settlement, obligation, transaction, conveyance or transfer had not been incurred or taken place, and this Clause 12.6 shall survive the discharge of the Mortgage unless the Mortgagee expressly agrees otherwise in writing.

13.   GENERAL SECURITY PROVISIONS
13.1  Further Assurances
      If requested by the Mortgagee, acting reasonably, from time to time to do so, the Mortgagor shall at its own expense promptly do, execute and deliver, and cause any relevant third person to do, execute and deliver, all such other and further acts and instruments as are necessary for more satisfactorily giving effect to this Deed and for more fully vesting in the Mortgagee all rights, powers and remedies conferred or intended to be conferred by this Deed.

13.2  Power of Attorney
      The Mortgagor irrevocably appoints the Mortgagee, each Authorised Officer of the Mortgagee and each Receiver for the time being, severally, the attorneys of the Mortgagor for such time as an Event of Default continues unremedied and unwaived to do (either in the name of the Mortgagor or the attorney) all acts and things that the Mortgagor is obliged to do under this Deed or which, in the opinion of the Mortgagee, are necessary or desirable in connection with the Secured Property or the protection or perfection of the Mortgagee's interest in the Secured Property or the exercise of the rights, powers and remedies of the Mortgagee and, without limiting the generality of the foregoing, to execute all documents of whatever nature, but without rendering the Mortgagee liable as a mortgagee in possession and with full power for all or any of such purposes from time to time to appoint a substitute or sub-attorney and to revoke any such appointment.

13.3  Other Security Interests
      This Deed is in addition to, and not in substitution for any other Security Interest which the Mortgagee now has, or may hereafter take, in respect of the Secured Moneys. This Deed does not merge with, discharge, postpone or otherwise affect prejudicially any other Security Interest held by the Mortgagee.

13.4  Priority of Future Advances
      Notwithstanding any rule of law or equity to the contrary, all moneys which are expressed to be secured by this Deed and which are advanced, paid or otherwise provided after the receipt of notice by the Mortgagee of the creation of any other Security Interest shall nevertheless be secured by this Deed in priority to any moneys secured by that other Security Interest, unless the Mortgagee specifically agrees otherwise in writing.

13.5  Rights Regarding Prior Security Interests
      The Mortgagee may (but without being obliged to do so) pay any moneys, obligations or liabilities secured by any Security Interest having priority over this Deed and, at the expense of the Mortgagor, take a transfer thereof for the benefit of the Mortgagee and:
      (a) the Mortgagee shall not be bound to enquire whether the moneys claimed to be owing under that prior Security Interest are actually owing;
      (b) the person having the benefit of the prior Security Interest shall not be bound to enquire whether any moneys remain due under this Deed;
      (c) the Mortgagor authorises, directs and consents to person having the benefit of the prior Security Interest providing the Mortgagee from time to time with all information it may require in relation to the prior Security Interest, including the state of accounts thereunder; and
      (d) any moneys paid by the Mortgagor to the Mortgagee after the date of transfer shall be available to be applied by the Mortgagee in its absolute discretion to either the Secured Moneys or to the moneys secured by the prior Security Interest.

13.6  Judgments
      Notwithstanding any judgment which the Mortgagee may recover against the Mortgagor in respect of any Secured Moneys, the Mortgagee shall hold the judgment collaterally with this Deed as security for the due payment and satisfaction of Secured Moneys and this Deed shall not merge in any judgment.

13.7  Notice of Deed
      The Mortgagee need not give any notice of this Deed to any person, enforce payment of any Secured Moneys, enforce or realise any Collateral Securities or take any steps or proceedings for any purpose unless the Mortgagee thinks fit.

13.8  Release
      The Mortgagee may release any Secured Property from the mortgage granted in accordance with this Deed at any time and any such release shall not in any way affect, prejudice or invalidate the Mortgage over any other Secured Property or the obligations of the Mortgagor under this Deed or any Agreement and the Mortgagor shall not be obliged to resort to the Agreement in priority to this Deed.

13.9  Acceptance of Payments
      This Deed may be enforced notwithstanding that the Mortgagee may have accepted payment of any Secured Moneys after the occurrence of an Event of Default.

13.10 Continuing Security
      This Deed shall be a continuing security notwithstanding any settlement of account or other matter or thing whatsoever until a final discharge shall have been given to the Mortgagor.

14.   WITHHOLDINGS
14.1  Payments in Gross
      All moneys payable by the Mortgagor under this Deed shall be paid in full without set-off (subject to any contrary term in the Agreement) or counterclaim of any kind and free and clear of any Tax, deduction or withholding of any kind.

14.2  Deductions and Withholdings
      If the Mortgagor or any other person required by law to make any deduction or withholding from any payment to the Mortgagee under this Deed, the Mortgagor shall, together with such payment, pay an additional amount so that, after all deductions or withholdings, the Mortgagee actually receives for its own benefit the full amount which it would have received if no such deductions or withholdings had been required but the obligations of the Mortgagor under this Clause shall not include obligations of the nature rendered void by Section 261 of the Income Tax Assessment Act 1936 (Cth).

14.3  Receipts
      The Mortgagor shall pay the full amount of any deduction or withholding referred to in Clause 14.2 to the appropriate Governmental Agency within the time required by applicable law and promptly forward to the Mortgagee the originals of all official receipts.

15.   EXPENSES
15.1  Expenses
      The Mortgagor shall forthwith upon demand pay or reimburse the Mortgagee for all reasonable costs, charges and expenses (including legal fees and disbursements on a full indemnity basis) incurred or payable by the Mortgagee in connection with or arising out of:
      (a) any approval, consent, valuation or waiver to be made or given by the Mortgagee under this Deed, provided those costs, charges and expenses do not exceed $500 or the Mortgagee has obtained the prior written consent of the Mortgagor for any costs, charges and expenses which exceed $500; and

      (b) any variation, release or discharge to be made or given by the Mortgagee under this Deed; and
      (c) any enforcement of or preservation of rights, powers and remedies under this Deed or otherwise in respect of the Secured Property.

15.2  Stamp Duty and Registration Fees
      The Mortgagor shall pay when due all present and future stamp duties and other like levies, charges and imposts (including financial institutions duty and bank account debit taxes) and any interest, fines or penalties in relation thereto (other than as may be incurred by reason of the wilful default or negligence of the Mortgagee), and all registration, recording and other like fees which may be payable in respect of this Deed and any documents executed pursuant to Clause 12.6 or Clause 13.1 and the Mortgagor indemnities the Mortgagee from and against all actions, suits, claims, demands, losses, liabilities, damages, costs and expenses which may be made or brought against or suffered or incurred by the Mortgagee arising out of or in connection with any default in the payment thereof.

15.3  Mortgagee May Debit Account of Mortgagor
      The Mortgagee may without prejudice to any other right, power or remedy of the Mortgagee, at any time and from time to time, without further authority than this Clause 15.3, debit and charge any account of the Mortgagor with the Mortgagee with any of the following moneys:
      (a)  any costs, expenses or other moneys referred to in Clause 15.1;
      (b)  any stamp duties or other moneys referred to in Clause 15.2; and
      (c)  any moneys referred to in Clause 17.

16.   PAYMENTS AND EVIDENCE OF DEBT
16.1  Payments by Mortgagor
      All payments by the Mortgagor under this Deed shall be made in the Required Currency (which shall be the currency of account and of payment) and shall be made to the Mortgagee not later than 11:00 am on the due date for payment in Cleared Funds as the Mortgagee may from time to time notify in writing.

16.2  Business Days
      If any amount would otherwise become due for payment on a day which is not a Business Day, that amount shall become due on the next following Business Day or, if that Business Day is in another calendar month, on the immediately preceding Business Day.

16.3      Certificate Conclusive and Binding
          A certificate signed by an Authorised Officer of the Mortgagee stating any amount or rate for the purpose of this Deed shall, be prima facie evidence of its contents.

17.       INDEMNITIES

17.1      General Indemnity
          The Mortgagor indemnities the Mortgagee from and against all actions, suits, claims, demands, losses, liabilities, damages, reasonable costs and expenses which may be made or brought against or suffered or incurred by the Mortgagee arising out of or in connection with:

          (a)  any Event of Default or Potential Event of Default;
          (b) any failure by the Mortgagor to make a payment or perform an obligation in accordance with this Deed;
          (c)  the holding of the Secured Property; or

          (d) the exercise or non-exercise of any right, power or remedy contained, referred to or implied in this Deed.

17.2      Currency Indemnity
          If any amount is received by the Mortgagee in a currency other than the Required Currency (whether pursuant to a judgment, in the winding up of the Mortgagor or otherwise), the Mortgagor's obligations under this Deed shall be discharged only to the extent that the Mortgagee may, upon receipt of such amount, purchase the Required Currency with such other currency in accordance with the usual banking procedures of the Mortgagee. if the amount in the Required Currency which may be so purchased is, after deducting any costs of exchange and any other related costs, less than the relevant sum payable under this Deed, the Mortgagor shall, as a separate and independent obligation and notwithstanding any time or other indulgence granted to the Mortgagor or any other act, matter or thing, forthwith pay to the Mortgagee the amount of the shortfall.

18.       SET-OFF
18.1      Set-Off
          If an Event of Default occurs and has not been remedied or waived, the Mortgagee may (in addition to any general or banker's lien, right of set-off, right to combine accounts or any other right to which it may be entitled), without notice to the Mortgagor or any other person, set-off and apply any credit balance (or any part thereof in such amounts as the Mortgagee may elect) on any account (whether subject to notice or not and whether matured or not and in whatever currency) of the Mortgagor with the Mortgagee and any other moneys owing by the Mortgagee or any Lender to the Mortgagor against the liabilities (whether actual or contingent) of the Mortgagor under this Mortgage, and the Mortgagee may purchase with the moneys standing to the credit of any such account such other currencies as may be necessary for this purpose.

19.       NOTICES
19.1      Notices and Other Written Communications
          All notices and other communications required by this Deed to be in writing shall be given by an Authorised Officer of the relevant party and shall be sent to the recipient by hand, telegram, pre-paid post (airmail if outside Australia), telex or facsimile.

19.2      Time of Receipt
          Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice or other communication shall be deemed to be duly received:

          (a) if sent by hand or telegram, when left at the address of the recipient;
          (b)  if sent by pre-paid post, on actual delivery;
          (c) if sent by telex, upon receipt by the sender of the recipient's answerback code at the end of transmission; or
          (d) if sent by facsimile, upon receipt by the sender of an acknowledgement or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number.

19.3      Address for Notices
          All notices and other communications shall be sent to the recipient at the address, telex or facsimile number set out below or to such other address, telex or facsimile number as a party may from time to time notify to the other in writing:

          (a)  to the Mortgagor:

               Address:       8180 Greensboro Drive, Suite 1100
                              McLean, Virginia
                              USA
               Attention:     Mr Paul Singh/Ms Julie Correlli
               Facsimile No:  00111 703 848 4641
               with copy to:  Julia Corelli
                              Pepper Hamilton & Scheetz
                              3000 Two Logan Square
                              18th and Arch Streets
                              PHILADELPHIA PENNSYLVANIA
                              19103-2799
               Facsimile No:  0015 1 215 981 4750

          (b)  to the Mortgagee:

               Address:    475 Victoria Avenue
                           CHATSWOOD  NSW  2067
               Attention:  The Company Secretary
            Facsimile No:  02 413 4139

20.       ASSIGNMENT
20.1      Assignment by Mortgagor
          The Mortgagor shall not assign or otherwise transfer the benefit of this Deed or any of its rights, duties or obligations under this Deed without the prior written consent of the Mortgagee such consent not to be unreasonably withheld.

20.2      Assignment by Mortgagee
          The Mortgagee may assign, transfer and otherwise grant participations or sub-participations in all or any part of the benefit of this Deed and any of its rights, duties and obligations under this Deed without the consent of the Mortgagor.

20.3      Disclosure
          The Mortgagee may only disclose to a potential assignee, transferee, participant or sub-participant information about the Mortgagor with the Mortgagor's consent which shall not be unreasonably withheld.

21.       MISCELLANEOUS
21.1      Waiver
          No waiver by the Mortgagee of any provision of, or any right, power or remedy under this Deed shall be effective unless it is in writing signed by an Authorised Officer of the Mortgagee and such waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No failure or delay by the Mortgagee to exercise any right, power or remedy under this Deed or to insist on strict compliance by the Mortgagor with any obligation under this Deed, and no custom or practice of the parties at variance with the terms of this Deed, shall constitute a waiver of the Mortgagee's right to demand exact compliance with this Deed.

21.2      Invalidity
          Any provision of this Deed which is or becomes prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent thereof without invalidating any other provision of this Deed, and any such prohibition or unenforceability shall not invalidate such provision in any other jurisdiction.

21.3      Amendments
          This Deed may be only amended by an instrument in writing signed by the parties.

21.4      Counterparts
          This Deed may be signed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

21.5      Mortgagee's Rights Cumulative
          The rights, powers and remedies of the Mortgagee contained in this Deed are cumulative and not exclusive of any rights, powers or remedies provided to the Mortgagee by law. No single or partial exercise by the Mortgagee of any right, power or remedy under this Deed shall preclude any other or further exercise thereof or the exercise of any other right, power remedy.

21.6      Survival of Indemnities
          The indemnities contained in this Deed are continuing obligations of the Mortgagor, separate and independent from the other obligations of the Mortgagor and shall survive the termination of this Deed.

21.7      Successors and Assigns
          This Deed shall be binding upon and inure to the benefit of the parties to this Deed and their respective successors and permitted assigns. The Mortgagor shall at its own expense, within 5 Business Days of written demand by the Mortgagee, execute and cause its successors and permitted assigns to execute any instrument and do everything necessary, to bind its successors and permitted assigns to this Deed.

21.8      Moratorium Legislation
          To the fullest extent permitted by law, the provisions of all existing or future laws which operate or may operate directly or indirectly to lessen or otherwise vary the Mortgagor's obligations under this Deed or to delay, curtail or otherwise prevent or prejudicially affect the exercise by the Mortgagee of all or any of its rights, powers and remedies under this Deed are expressly negatived and excluded.

21.9      Consent by Mortgagee
          Any consent required of the Mortgagee under this Deed may, unless this Deed specifically provides otherwise, be given or withheld by the Mortgagee in its absolute discretion and either conditionally or unconditionally.

21.10     Governing Law
          This Deed shall be governed by and construed in accordance with the.laws of the State of Victoria.

21.11     Jurisdiction
          The Mortgagor irrevocably and unconditionally:

          (a) submits to the non-exclusive jurisdiction of the courts of the State of Victoria;
          (b) waives any objection it may now or in the future have to the bringing of proceedings in those courts and any claim that any proceedings have been brought in an inconvenient forum; and
          (c) agrees, without preventing any other mode of service permitted by law, that any document required to be served in any proceedings may be served in the manner in which notices and other written communications may be given under Clause 19.

21.12     Confidentiality
          The Mortgagee undertakes that it, its employees, agents or representatives will not disclose any provision of this Deed and all information flowing from it to a third person without the prior consent of the Mortgagor unless the disclosure is related to information already within the public domain, required by law or any competent governmental authority, necessary for the purpose of protecting the interests of the Mortgagee in relation to the Secured Property or made to the Mortgagee's professional advisers.

EXECUTED as a deed on the date first appearing.

THE MORTGAGOR
- -------------
SIGNED SEALED AND DELIVERED
by
PRIMUS TELECOMMUNICATIONS,
INTERNATIONAL INC
by its
in the presence of:



THE MORTGAGEE
- -------------
SIGNED SEALED AND DELIVERED by
FUJITSU AUSTRALIA LIMITED
by its Attorney TERENCE JOHN ROBERTSON
in the presence of:

                                     75.



                                  ANNEXURE 3

                                Disclosure Book

                                AXICORP PTY LTD
                SALE BY FUJITSU AUST. LTD & "ORIGINAL VENDORS"
                                      TO
                        PRIMUS TELECOMMUNICATIONS, INC.

                                DISCLOSURE BOOK
(Reference to warranty sec. below are for case of reference and do not imply that the section is relevant only to the stated warranty.)

Documents referred to in italics are still to be provided.

Contents

VOLUME 1
CARRIERS
1.    Telstra
      1.1    BCS Tariffs (contained on computer disc):
             (a)    Service Provider Tariff 1
             (b)    Multi Site Plan 1 (now expired)
             (c)    Call Saver 1, 5, 8 & 10 Flexi-Plans
             (d)    Netplan 1, 2 & 3
             (e)    Pacplan
      1.2    Application Forms for Pricing Plans as follows:
             (a)    Multi Site Plan 1
             (b)    Call Saver 8 Flexi-Plan
             (c)    Netplan 1
             (d)    Netplan 2
             (e)    Netplan 3
             (f)    Pacplan
             (g)    Call Saver Flexi-Plans
             (h)    Service Provider Tariff 1
      1.3 Service Provider Agreement commencing 3 May 1995 between Telstra and Axicorp (nb - applies to mobile services only)
      1.4 Telstra Solution Plus Dealer Agreement Fixed Network between Telstra and Auscorp Telecommunications Pty Ltd (then called Ultimate Communications Pty Ltd) dated 8/1/96
      1.5 Letter from the Company to Telstra dated 18/1/96 re: change of control of Axicorp
      1.6 Letter from Telstra to the Company dated 23/1/96 re: change of control of Axicorp
      1.7    Strategic Partnership Agreement dated 22 October 1993
      1.8    Strategic Partnership Agreement Release document dated 30/6/95.
      1.9 Agreement between Telstra and the Company (Consulting Agreement) undated, effective 1/7/95 to 30/4/96.

2.    Optus
      2.1 Reseller Agreement (Long Distance) dated 12 October 1994 between Optus Networks Pty Ltd and Axicorp
      2.2    Optus Reseller Manual (referred to in Agreement in 2.1)

AGENTS AND DEALERS
3.    Non-Standard Agreements - Agents and Associations
      3.1 Preferred Supplier Agreement between the National Purchasing Corporation Ltd and Axicorp dated 8 June 1994
      3.2 Deed of Endorsement dated 22/11/95 between Axicorp and The Pharmacy Guild of Australia
      3.3    Bell Horizon Pty Ltd - Memorandum of Understanding dated 11/3/94
      3.4    Bell Horizon Pty Ltd - Non-Disclosure 15/6/94
      3.5 Fujitsu Australia Limited - Letter dated 23/2/96 re existing arrangements

4. Axicorp Agency Agreements
   4.1  Standard Agency Agreement
   4.2  Carrera Telecommunications P/L
   4.3  Tooreelier P/L
   4.4  PSR Marketing Australia
   4.5  Australian Telephone Services P/L
   4.6  Pulse Communications Pty Ltd

5. Axicorp Distributor Agreements
   List-Axicorp Distributor Network
   5.1  AC Communications Pty Ltd
   5.2  Allcom Pty Ltd dated 20/4/1995
   5.3  Bendigo Telephone Company dated 21/4/95
   5.4  Bettatech Service Pty Ltd dated 28/7/95
   5.5  Carrera Telecommunications P/L dated 23/3/95
   5.6  Geelong Telephone Co (Applcorp Pty Ltd) dated 27/11/95
   5.7  Group Business Services Pty Ltd dated 1/8/95
   5.8  Mildura Office equipment Pty Ltd
   5.9  Parrys Office Supplies dated 27/4/95
   5.10 Rivercom Pty Ltd dated 30/10/95
   5.11 Southtel Communications (Alemdar Holdings Pty Ltd) dated 22/5/95
   5.12 TWS Pty Ltd
   5.13 Warrnambool Telephone Company (E & J Read Pty Ltd) dated 23/5/95
   5.14 Watersons Communications Pty Ltd dated 15/5/95

VOLUME 2
6. Axicorp Savings Plan Agreements
   6.1  List of associations paid commission by the Company
   6.2  Albany Chamber of Commerce & Industry
   6.3  Australian Dental Association, South Australian Branch Inc
   6.4  Australian Dental Association Victorian Branch Inc
   6.5  South West Region Tourist Association

7. Axicorp Mobile Agency Arrangements
   7.1  Note to Burns, King & Youdel dated 9/8/95
   7.2  Letter to JR Allied
   7.3  Letter to Equal Access

8. General
   8.1  Incomplete (unsigned) Agreements and File notes
        (a)  Australian Dental Association Western Australia Branch Inc
   8.2 Termination Arrangements and Disputes - Agreements, Correspondence & File Notes
        (a)  Hounslow Communications
        (b)  Consolidated Communications P/L
        (c)  Accountants Resource Network
        (d)  Change the Way Pty Ltd
        (e)  Phone-net

PERSONNEL
9. Personnel (Warranty 60 & 61)
   9.1  Employee Handbook
   9.2  Standard Conditions of Employment (current)
   9.3  Mary Chrisant

     9.4  Document headed "Sales Force".
     9.5  Document headed "Management, Personnel and Board of Directors
     9.6  Agreement to join BT Master Superannuation Fund dated 11/4/94
     9.7  Bankers Trust Life Superannuation Trust Trust Deed as at November 1995

10.  Commission Structures
     10.1 Agents Commission payments 1995
     10.2 Axicorp Staff Commission payments 1995
     10.3 Consulting payments for 1995
     10.4 Axicorp Staff Commission schedule 1/1/96
     10.5 Regional Distributors Commission Schedule
     10.6 Axicorp Channels & Commissions 1/1/96
     10.7 Axicorp Mobile Services Compensation Plan 1995
     10.8 Internal memorandum by David Miller dated 10/11/95 re Commission Structure (distributed to all staff but subsequently not implemented due to change in Telstra tariff)
     10.9 Internal memorandum by Campbell Burns dated 1/2/96 re: Commission Structure.
     10.10 Draft Pricing plan for 1996
     10.11 Internal memorandum by Campbell Burns dated 5/2/96 re: Mobile Phone Bonus.

VOLUME 3
11.  Employee Contracts
     11.1 Personnel Details
     11.2 Individual Contracts, as per list of Personnel Details
          Abletez, Ferdinand (O)
          Andronikou, Paul (O)
          Auddino, Maria (O)
          Barrett, Clare (O)
          Basdogan, Connie (O)
          Bell, George (O)
          Bell, Shirley (N, CA)
          Berrill, Ian (O)
          Boylan, Kevin (N, CA)
          Bylstra, Jan (O)
          Byrne, Chris (O)
          Carlson, Linda (N, CA)
          Charleston, Kate (N, CA)
          Claasz, Elisabeth (O)
          Clarke, Andrew (N, CA)
          Close, Toni (N, no CA)
          Colantuono, Robert (O)
          Commisso, Rose (N, CA)
          Cornelissen, Sue (O)
          Crespi, Daniel (N, CA)
          Crutchfield, Leanne (O)
          Di Carlo, Caroline (O)
          Edwards, Andy (O)
          Elliott, Geoffrey (O)
          Forster, Enza (O)
          Goninon, Anthea (O)
          Grasso, Mary-Anne (O)
          Green, Marc (N, CA)
          Ho, Joe (N, CA)

Horgan, John (O)
Jaffe, Peter (O)
Jenkins David (O)
Johnston, Fiona (O)
Kemeris, Sue (formerly Vasiliadis)
Kenny, Maurice (O)
Knights, David (N, no CA)
Kocsis, Belinda (O)
Koning, Suzanne (N, CA)
Lade, Jacqueline (O)
Liamzon, Gloria (O)
Larsen, Kalev (N, CA)
Lau, Catherine (O)
MacFarlane, David (O)
McQuaid, Rebecca (O)
Miller, David (non-standard, no termination provision, signed by both parties, subsequent renegotiation not resolved - no confidentiality agreement) Mills, Jennifer (N, CA)
Minettos, Denise (N, CA)
Mizzi, Felicity (O)
Morgan, Rod (non standard, no termination provision, signed by both parties,
       - no confidentiality agreement)
Moritz, Kyla (O)
Muffet, David (O)
Murley, Joan (O)
Nelson, Claire (O)
O'Grady, Alicia (O)
O'Shannessy, Graeme (O)
Papandreou, Loula (O)
Pearson, Priscilla (N, CA)
Peng, Beverley (O)
Pengelly, Allison (N, CA)
Price, David (N, CA)
Rahiman, Hughes (O)
Redmond, Gary (O)
Riddell, Grant (O)
Ryan, Patricia (O)
Sach, Andrew (O)
Salmon, Craig (O)
Sebastian, Lorraine (offer - non-standard - acceptance and other papers to be provided)
Sherwill, Christopher (O)
Slaney, Roger (O)
Smedley, Mark (O)
Sortino, Vincent (O - Paxus format)
Squires, Lisa (N, CA)
Stamatakis, Shawn (O)
Tapsas, Vicky (O)
Taylor, Andrew (N, CA)
Thompson, Sarah (O)
Tovey, Tim (O)
Turner, Laverne (non standard - no formal agreement, done by letter - no termination clause, CA)

                Usenich, Rob (O)
                Vasiliadis, Sue (see Kemeris, Sue)
                Verruso, Mario (O)
                Wadsworth, Deborah (O - not signed)
                Wakefield, Karen (N, CA)
                Walsh, Felicity (N, CA)
                Watson, Darin (N, CA)
                Williams, Tracey (N, CA)
                Wilson, Justin (N, no CA)
                Xiang, Dale (N, CA)
        Code is:  O = old form of contract
                  N = new form of contract
                  CA = Confidentiality Agreement

VOLUME 4
12.     Consulting Agreements
        12.1 Services Agreement dated 24 November 1995 between Axicorp and C.T. Corporation Pty Ltd
        12.2 Services Agreement dated 24 November 1995 between Axicorp and Alta Telecommunications Pty Ltd
        12.3 Contract of Confidentiality dated 3/10/95 with Sklenar Software Pty Ltd (systems development and related duties)
        12.4 Contract for systems development dated 19/9/95 with Sklenar Software Pty Ltd
        12.5 Contract - Barry Foster dated 17/10/94
        12.6 Contract extension dated 5/4/95 - Barry Foster (systems development)
        12.7 Contract extension dated 19/9/95 - Barry Foster (systems development)
        12.8 Engagement letter for Curtis, Robert (not signed by Curtis)

FINANCE
13.     Audited Accounts
        13.1 Financial Statements 31/3/95
        13.2 Price Waterhouse letter dated 24/8/95 re:
             -  audit qualification
             -  management controls

14.     Balance Sheet and Other Financial Statements 31/12/95

15. Various Financial Information (NB Not warranted or represented, insofar as relates to future)
        -    Customer Breakdown provided 1/2/96
        -    Customer Billings by Carrier Segment provided 1/2/96
        -    Breakdown of items comprising Operating Expenses
        -    Various Client Reports

16. Asset Register - List of Capital assets >$1,000 in value at purchase (Warranty 23)

17.     Debtors Summary as at 31/12/96 & List of Telstra Doubtful Debts
        (Warranty 25)

18.     List of Cancelled Clients 13/10/95 to 12/1/96 (Warranty 36)

FINANCE
19.     Finance Agreements & Rental Agreements
        Schedule of Rentals - Axicorp
        19.1 Lease Agreement with Canon Finance Australia Ltd dated 27/1/95 for Canon 6030

           Photocopier
     19.2 Rental Agreement with Corporate Acceptance Pty Ltd dated 18/5/94 for 2 Ricoh photocopiers, models 5590 and FT4220
     19.3 Contract Rental Agreement with Esanda Finance Corporation Ltd dated 27/3/95 1994 for 1 x Minolta photocopier
     19.4 Rental Agreement with Berkman Capital Finance P/L dated 21/9/94 for Messages on Hold and related product - Melb. & Sydney.
     19.5 Rental Agreement with Berkman Capital Finance P/L dated 21/9/94 for Messages on Hold and related product.
     19.6 Rental Agreement with Berkman Capital Finance P/L for Messages on Hold and related product - Bris. & Perth.
     19.7  Rental Agreement with Telecom Aust. re telephone system
     19.8 Master Facility Agreement dated 15/2/96 with Multilease Limited for Fujitsu PABX system
     19.9  Canon Finance Lease for Photocopier $469 p mth dated 1/9/95
     19.10 Motor Vehicle Sub-Leasing Plans (Salary Sacrifice):
           -    Joe Ho
           -    Paul Keenan
           -    Jan Bylstra
           -    David Price

20.  Bank Guarantees

ADMINISTRATION
21.  Axicorp Applications for Telecommunications Services
     21.1  Telecom Australia Services Only
     21.2  Optus Long Distance Only

22.  Insurance Policies
     22.1 N.Z.I. Insurance Australia Ltd Multi Risk Policy, Policy no. 74 WF06130 OFF, covering al properties & contents, expiring 2/12/96
     22.2 Associated Marine Insurers, Policy no. WCN 340919, covering mobiles and laptops
     22.3 Pacific Indemnity, Policy no. CA 46912, covering professional indemnity insurance.
     22.4  Various material on workers compensation obligations

23.  Internal Policies, Practices and Financial Controls

VOLUME 5
24.  Premises Leases
     24.1 Lease dated 4/5/94 between the Company and Local Authorities Superannuation Board in respect of part premises at Level 4, 468 St. Kilda Road, Melbourne
     24.2  Deed of Variation of Lease in (i) dated 2/2/95
     24.3 Draft Lease between the Company and Local Authorities Superannuation Board in respect of premises at Level 4, 468 St. Kilda Road, Melbourne
     24.4 Lease dated 29/5/95 between the Company and Local Authorities Superannuation Board in respect of premises at Level 5, 468 St. Kilda Road, Melbourne
     24.5 Lease dated 2/2/95 between the Company and Local Authorities Superannuation Board in respect of premises at Level 5, 468 St. Kilda Road, Melbourne
     24.6 Lease between the Company and Showa Shoji Aust. P/L in respect of premises at Level 4, Tower 32, Walker Street, North Sydney NSW
     24.7 Deed of Covenant dated 2/4/95 between the Company, TKC Services Pty Ltd and Australian Mutual Provident Society in respect of premises at Level 13, 10 Eagle Street, Brisbane, Qld.

    24.8 Sub-Lease between the Company, MSJ Services Pty Ltd and Australian City Properties Pty Ltd in respect of premises at Level 5, 225 St. Georges Terrace, Perth, WA


GENERAL
25. Non Standard Agreements
    25.1 Australian Fine Bone China Company Pty Ltd
    25.2 Boston Technology, Inc.- Marketing Representative Agreement dated 13/12/95
    25.3 Cheker Consultancy Pty Ltd - Auditing Service Agreement 19/4/95
    25.4 Datacraft Australia Pty Ltd - draft "Preferred Supplier" agreement
    25.5 AT&T Easylink Services Australia Ltd - Agency Agreement dated 23/2/94
    25.6 Frontier Communications International Inc. - Non-Disclosure Agreement dated 28/9/95
    25.7 Matrix Telecommunications Ltd - Reciprocal Non-Disclosure Agreement undated & unexecuted by Matrix
    25.8 Ericsson Australia P/L, Telstra, TCSI Corporation & the Company - Confidentiality Agreement dated 13/11/95
    25.9 Canon Photocopier Maintenance Agreement dated 25/8/95

    NB - Reference is also made to the Management Agreement (as defined in the Share Acquisition Deed) which is a material contract of the Company but is not disclosed here as it is a separate annexure to the Deed.

26. Limitations/Influences on Business/Material Considerations
    26.1 Billing System - Limitations (Warranty 40B)
    26.2 Statement of factors influencing Company's Business (Warranty 52)
    26.3 Primus/Axicorp descriptive memorandum - Axicorp Section dated 11/1/96
    26.4 Pages from presentation re Axicorp (Warranty 52)
    26.5 Statement of general factors affecting Axicorp's business. (Warranty
         52)

27. Marketing Material used by Axicorp
28. Notification of Claim by Greek Community (Warranty 54)
29. Intellectual Property (Warranty 27)
    Copies of 3 trade mark applications and Coltmans letter dated 14/7/95 advising lodgement
30. Price Waterhouse letter dated 23/2/96 re: carry forward tax losses (warranty
    48)

VOLUME 6 - GLOBENET
Includes:
1. Agreement dated 22 October 1993 between Axicorp and Globenet Pty Ltd (no longer applicable)
2.  Correspondence between the Company & Globenet
3.  Correspondence between solicitors:
    3.1  Correspondence from Clayton Utz Solicitors to Axicorp
    3.2  Correspondence from Rawling & Company to Clayton Utz
4.  ITC
5.  Other

VOLUME 7 - STATUTORY RECORDS
Certified copy of memorandum & Articles of Association Of Axicorp (Warranty 2) Statutory Records of Axicorp

VOLUME 8 - MINUTES OF DIRECTORS MEETINGS
Minutes of Directors Meetings

                                AXICORP PTY LTD
                        Profit & Loss for December 1995

- --------------------------------------------------------------------------------
                               Accrual for               Budget       Difference
                                 Dec-95                  Dec-95            %
                               -------------------------------------------------
Profit & Loss Statement

Basic Carriage Services
Customer Billing                9,609,601               12,187,264      -21.15%
Reseller Discount               3,018,918                2,195,806       37.49%
CRP Bonus - 1.5% to 2.3%          100,000                  435,958      -77.06%
Payment to Telecom              9,616,581               11,216,342      -14.26%
Distribution to Customers       1,626,662                1,401,415       16.07%

Surplus                         1,485,276                2,201,271      -32.53%

Extraordinary Items

Commissions                       448,834                  467,000       -3.89%

VAS's - (Net)                      30,165                   65,540      -53.97%

Gross Margin                    1,066,607                1,799,811      -40.74%

Operating Expenses
  Finance Expenses                 28,899                    3,900      641.01%
  Salaries & Contractors          347,910                  397,480      -12.47%
  Casual/Consulting                71,998                    5,500     1209.06%
  Labour On Cost                   64,953                   84,266      -22.92%
  Management Fee - Comm.          288,529                  223,407       29.15%
  Management Fee - Expenses        72,720                   63,024       15.38%
  Subscriptions & Mem'ship            807                    2,000      -59.66%
  Advertising & Promotions         38,642                   16,830      129.60%
  Billing & Office Systems      (216,349)                  115,260     -287.71%
  Entertainment                    13,781                   10,700       28.79%
  Freight & Postage                13,496                    4,000      237.39%
  Professional Fees                 4,240                   30,965      -86.31%
  Repair & Maintenance              9,382                    6,800       37.98%
  Stationary                       16,097                    7,900      103.76%
  Travelling Expense               29,995                   22,000       36.34%
  Insurance                         2,618                    7,650      -65.78%
  Occupancy                        41,869                   44,766       -6.47%
  Communications                   27,730                   19,210       44.35%
  Depreciation                     24,043                   26,349       -8.75%
  Provision for Bad Debts          49,609                   48,570        2.14%

Total Operating Expenses          930,970                1,140,577      -18.38%

                               -------------------------------------------------

Net Profit Before Tax             135,637                  659,234      -79.43%

Income Tax                        108,500                  237,324
                               -------------------------------------------------

Net Profit After Tax               27,137                  421,910      -93.57%
- --------------------------------------------------------------------------------

AXICORP PTY LTD

PROFIT & LOSS FOR 9 MONTHS ENDED 31 DECEMBER 1995


Profit & Loss Statement
- --------------------------------------------------------------------------------

                                 Apr-95       May-95          Jun-95           Jul-95          Aug-95          Sep-95
Gross Billings                 12,666,667      13,910,417      15,179,167       16,472,917      18,004,167      19,560,417

Basic Carriage Services
Customer Billing                  275,543         331,296         393,760          556,708         769,166         868,768
Reseller Discount               2,618,240       2,544,584       2,771,475        3,233,868       2,863,106       4,164,840
CRP Bonus - 1.5% to 2.3%
Payment to Telecom                270,294         322,305         368,877          509,643         704,672         785,388
Distribution to Customers       1,425,803       1,295,347       1,626,699        2,156,935       2,285,927       2,158,054
                              ---------------------------------------------------------------------------------------------
Surplus                         1,197,686       1,258,228       1,169,660        1,123,998         641,673       2,090,166

Commissions                       303,963         336,476         276,586          445,619         325,690         406,955

                              ---------------------------------------------------------------------------------------------
Gross Margin                      893,723         921,752         893,074          678,379         315,982       1,683,211

Value Added Services
Revenue                            14,308          33,034          18,380           58,153         124,070          77,126

Cost of Sale                       13,124          13,354          12,420           18,551          71,204          45,138

                              ---------------------------------------------------------------------------------------------
Gross Margin                        1,184          19,680           5,960           39,602          52,866          31,988
% of Revenue

Operating Expenses
 Finance Expense                    3,662           7,883            (375)           8,473           6,746          13,596
 Salaries & Contractors           219,427         248,045         277,120          325,383         309,727         321,110
 Counsel/Consulting                40,591          70,075          51,450           45,402          33,458          35,876
 Labour On Cost                    35,362          41,946          54,306           58,662          65,516          56,062
 Commissions - Staff               11,000           9,500          40,317           67,310          64,938          72,713
 Management Fee - Comm.           119,000         121,534         123,000          166,589         161,354         151,472
 Management Fee - Expenses         60,600          60,600          60,600           60,600          72,720          72,720
 Subscriptions & Mem'ship           1,187           2,889           2,742              964           1,948           1,864
 Advertising & Promotions          38,324          59,917          18,669           12,193          10,833          12,850
 Billing & Office Systems          48,670          47,554          48,469           52,945          65,054          60,108
 Entertainment                      6,806           9,644          15,442           11,988          23,788           8,295
 Freight & Postage                167,681           9,114          10,939           11,561           7,409           6,599
 Professional Fees                    -             8,970          15,147            3,563          20,600          13,787
 Repair & Maintenance               3,564          12,719          10,414           10,661          13,893           9,135
 Stationary                         7,944          10,801          11,313           10,950          15,765          11,078
 Travelling Expenses               20,419          28,780          36,684           25,745          45,715          36,003
 Insurance                          2,000           2,000          (1,602)           1,368           1,368           1,614
 Occupancy                         31,436          32,940          37,557           39,738          39,633          43,984
 Communications                     7,243          10,826          21,611           19,468          25,383          28,927
 Depreciation                      13,760          17,215          30,590           22,600          26,993          25,377
 Provision for Bad Debts              -               -            85,000           15,332          10,459          19,237
                              ---------------------------------------------------------------------------------------------
Total Operating Expenses          838,675         812,973         949,393          971,495       1,023,299       1,002,407


                              ---------------------------------------------------------------------------------------------
Net Profit Before Tax              56,232         128,459         (50,359)        (253,514)       (654,450)        712,792

Income Tax                            -               -               -                -               -               -

                              ---------------------------------------------------------------------------------------------
Net Profit After Tax               56,232         128,459         (50,359)        (253,514)       (654,450)        712,792
                              ---------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

- -------------------------------------------------------------------------------------------------
                                Oct-95        Nov-95           Dec-95             Total
Gross Billings                 21,216,667      22,427,677       23,302,677       162,740,773

Basic Carriage Services
Customer Billing                  987,682       1,052,502       11,902,803        17,138,229
Reseller Discount               4,105,947       3,136,693        3,080,044        28,518,796
CRP Bonus - 1.5% to 2.3%                          500,000          100,000           600,000
Payment to Telecom                853,161       1,035,891       12,173,293        17,023,524
Distribution to Customers       2,557,448       2,190,174        1,234,334        16,930,721
                              ---------------------------------------------------------------
Surplus                         1,683,021       1,463,130        1,675,219        12,302,780

Commissions                       575,956         415,450          375,351         3,462,047

                              ---------------------------------------------------------------
Gross Margin                    1,107,064       1,047,680        1,299,848         8,840,732

Value Added Services
Revenue                            93,487          57,600          111,973           588,132

Cost of Sale                       53,245          38,912           81,807           347,755

                              ---------------------------------------------------------------
Gross Margin                       40,242          18,689           30,165           240,377
% of Revenue

Operating Expenses
 Finance Expense                   14,972          17,184           28,899           101,038
 Salaries & Contractors           316,751         327,570          347,910         2,693,044
 Counsel/Consulting                31,580          39,497           71,998           419,927
 Labour On Cost                    62,383          60,871           64,953           500,061
 Commissions - Staff               79,484         104,693           79,641           529,595
 Management Fee - Comm.           164,000         291,711          288,529         1,587,188
 Management Fee - Expenses         72,720          72,720           72,720           606,000
 Subscriptions & Mem'ship           2,013           1,960              807            16,372
 Advertising & Promotions          23,197          12,926           38,642           227,551
 Billing & Office Systems          55,223          35,442         (216,349)          197,115
 Entertainment                      9,639           7,633           13,781           107,017
 Freight & Postage                  8,970          16,057           13,496           251,827
 Professional Fees                 22,128          18,943            4,240           107,378
 Repair & Maintenance              12,499          14,280            9,382            96,547
 Stationary                         7,828          11,525           16,097           103,303
 Travelling Expenses               16,098          23,659           29,995           263,098
 Insurance                          2,555           1,368            2,618            13,289
 Occupancy                         41,246          50,450           41,869           359,053
 Communications                    27,249         (13,185)          27,730           155,251
 Depreciation                      24,995          24,444           24,043           210,037
 Provision for Bad Debts           34,800          44,380           49,609           258,817
                              ---------------------------------------------------------------
Total Operating Expenses        1,030,329       1,164,328        1,010,611         8,803,509


                              ---------------------------------------------------------------
Net Profit Before Tax             116,977         (97,959)         319,423           277,600

Income Tax                            -               -            108,500           108,500

                              ---------------------------------------------------------------
Net Profit After Tax              116,977         (97,959)         210,923           169,100
                              ---------------------------------------------------------------

- --------------------------------------------------------------------------------

                                AXICORP PTY LTD
                                ---------------

               PROFIT & LOSS FOR 9 MONTHS ENDED 31 DECEMBER 1995

- ------------------------------------------------------------------------------------------------------------
                           Actual       Actual       Actual      Accrual for    Accrual for    Accrual for
                           Apr-95       May-95       Jun-95        Jul-95         Aug-95         Sep-95
Profit & Loss Statement
Basic Carriage Services
Customer Billing             275,543      331,296      393,760       556,708        769,168        868,768
Reseller Discount          2,334,584    2,337,934    3,073,868     3,202,345      3,295,600      4,020,326
MRP Bonus - 1.5% to 2.3%                                             100,000        100,000        100,000
Payment to Telecom          (270,294)    (322,305)    (368,877)     (509,643)      (704,672)      (785,388)
Distribution to Customers (1,566,525)  (1,433,988)  (1,809,914)   (1,932,771)    (1,805,693)    (2,404,392)
                         -----------------------------------------------------------------------------------
Surplus                      779,308      912,937    1,288,837     1,416,638      1,654,401      1,799,314

Extraordinary Items

Commissions                 (322,203)    (364,719)    (490,784)     (429,476)      (402,109)      (622,011)

VAS's - (Net)                  1,184       19,680        5,960        39,602         52,866         31,988
                         -----------------------------------------------------------------------------------
Gross Margin                 452,289      567,899      804,014     1,026,765      1,305,158      1,209,291

Operating Expenses
 Finance Expense              (3,662)      (7,883)         375        (8,473)        (6,746)       (13,596)
 Salaries & Contractors     (219,427)    (248,045)    (277,120)     (325,383)      (309,727)      (321,110)
 Casual/Consulting           (40,591)     (70,075)     (31,450)      (45,402)       (33,458)       (35,876)
 Labour Or Cost              (35,362)     (41,946)     (54,306)      (58,662)       (65,516)       (56,062)
 Management Fee - Comm.     (119,000)    (121,534)    (123,000)     (166,589)      (161,354)      (151,472)
 Management Fee -
  Expenses                   (60,600)     (60,600)     (60,600)      (60,600)       (72,720)       (72,720)
 Subscriptions &
  Mem'ship                    (1,187)      (2,889)      (2,742)         (964)        (1,948)        (1,864)
 Advertising & Promotions    (38,324)     (59,917)     (18,689)      (12,193)       (10,833)       (12,850)
 Billing & Office Systems    (48,670)     (47,554)     (48,469)      (52,945)       (65,054)       (60,108)
 Entertainment                (6,806)      (9,644)     (15,442)      (11,988)       (23,788)        (8,295)
 Freight & Postage          (167,681)      (9,114)     (10,939)      (11,561)        (7,409)        (6,599)
 Professional Fees               -         (8,970)     (15,147)       (3,563)       (20,600)       (13,787)
 Repair & Maintenance         (3,564)     (12,719)     (10,414)      (10,661)       (13,893)        (9,135)
 Stationery                   (7,944)     (10,801)     (11,313)      (10,950)       (15,765)       (11,078)
 Traveling Expense           (20,419)     (28,780)     (36,684)      (25,745)       (45,715)       (36,003)
 Insurance                    (2,000)      (2,000)       1,602        (1,368)        (1,368)        (1,614)
 Occupancy                   (31,436)     (32,940)     (37,557)      (39,738)       (39,633)       (43,984)
 Communications               (7,243)     (10,826)     (21,611)      (19,468)       (25,383)       (28,927)
 Depreciation                (13,760)     (17,235)     (30,590)      (22,600)       (26,993)       (25,377)
 Provision for Bad Debts         -            -        (85,000)      (15,332)       (10,459)       (19,237)
                         -----------------------------------------------------------------------------------
Total Operating Expenses    (827,675)    (803,473)    (909,076)     (904,185)      (958,361)      (929,694)

                         -----------------------------------------------------------------------------------
Net Profit Before Tax       (375,387)    (235,575)    (105,062)      122,580        346,797        279,597

Income Tax                       -            -            -             -              -              -
                         -----------------------------------------------------------------------------------
Net Profit After Tax        (375,387)    (235,575)    (105,062)      122,580        346,797        279,597

- ------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------
                           Accrual for    Accrual for    Accrual for      Prior
                             Oct-95         Nov-95         Dec-95         Year            Total
Profit & Loss Statement
Basic Carriage Services
Customer Billing             1,106,740      3,514,846      9,609,601                    17,138,229
Reseller Discount            2,942,314      3,302,925      3,018,918      138,884       27,955,898
MRP Bonus - 1.5% to 2.3%       100,000        100,000        100,000                       600,000
Payment to Telecom            (982,200)    (3,463,564)    (9,616,581)                  (17,023,524)
Distribution to Customers   (2,112,669)    (2,055,457)    (1,626,662)     (21,151)     (16,769,222)
                           -------------------------------------------------------------------------
Surplus                      1,054,186      1,398,750      1,485,276      117,733       11,901,382

Extraordinary Items                                                       401,398          401,398

Commissions                   (486,924)      (485,844)      (448,834)      61,261       (3,991,643)

VAS's - (Net)                   40,242         18,689         30,165                       240,377

Gross Margin                   607,504        931,595      1,066,607      580,392       8,551,514

Operating Expenses
 Finance Expense               (14,972)       (17,184)       (28,899)                     (101,038)
 Salaries & Contractors       (316,751)      (327,570)      (347,910)                   (2,693,044)
 Casual/Consulting             (31,580)       (39,497)       (71,998)                     (419,927)
 Labour Or Cost                (62,383)       (60,871)       (64,953)                     (500,061)
 Management Fee - Comm.       (164,000)      (291,711)      (288,529)                   (1,587,188)
 Management Fee -
  Expenses                     (72,720)       (72,720)       (72,720)                     (606,000)
 Subscriptions &
  Mem'ship                      (2,013)        (1,960)          (807)                      (16,372)
 Advertising & Promotions      (23,197)       (12,926)       (38,642)                     (227,551)
 Billing & Office Systems      (55,223)       (35,442)       216,349                      (197,115)
 Entertainment                  (9,639)        (7,633)       (13,781)                     (107,017)
 Freight & Postage              (8,970)       (16,057)       (13,496)                     (251,827)
 Professional Fees             (22,128)       (18,943)        (4,240)                     (107,378)
 Repair & Maintenance          (12,499)       (14,280)        (9,382)                      (96,547)
 Stationery                     (7,828)       (11,525)       (16,097)                     (103,303)
 Traveling Expense             (16,098)       (23,659)       (29,995)                     (263,098)
 Insurance                      (2,555)        (1,368)        (2,618)                      (13,289)
 Occupancy                     (41,246)       (50,630)       (41,869)                     (359,053)
 Communications                (27,249)        13,185        (27,730)                     (155,251)
 Depreciation                  (24,995)       (24,444)       (24,043)                     (210,037)
 Provision for Bad Debts       (34,800)       (44,380)       (49,609)                     (258,817)
                           -------------------------------------------------------------------------
Total Operating Expenses      (950,845)    (1,059,635)      (930,970)         -         (8,273,914)

                           -------------------------------------------------------------------------
Net Profit Before Tax         (343,341)      (128,040)       135,637      580,392          277,600

Income Tax                         -              -         (108,500)         -           (108,500)
                           -------------------------------------------------------------------------
Net Profit After Tax          (343,341)      (128,040)        27,137      580,392          169,100

- ----------------------------------------------------------------------------------------------------

                                      76.


                                  ANNEXURE 4

                 Axicorp Balance Sheet as at 31 December 1995

                                    Sheet 1



AXICORP PTY LTD

Statement of Cash Flows
For the nine months ended 31 December 1995


                                                      Dec-95          Mar-95
Cash flows from operating activities
Receipts from trade and other debtors               34,234,298      11,317,189
Payments to trade creditors, other
 suppliers and creditors and employees             (31,347,754)     (9,417,595)
Interest received                                      109,991          22,554
Income tax paid                                       (126,865)            -
Interest paid                                            4,921          (7,614)
                                                  ------------    -------------

Net cash inflows/(outflows) from
 operating activities                                2,874,591       1,914,534
                                                  ------------    ------------

Cash flows from investing activities
Payments for property, plant and equipment            (709,676)       (458,608)
Payments for investments                               173,228        (216,312)
                                                  ------------    ------------

Net cash flows from investing activities              (536,448)       (674,920)
                                                  ------------    ------------

Cash flows from financing activities
Proceeds from issue of shares                              -            30,000
Proceeds from borrowings                             1,795,079         359,921
                                                  ------------    ------------

Net cash flows from financing activities             1,795,079         389,921
                                                  ------------    ------------

Net increase in cash held                            4,133,222       1,629,535

Cash at the beginning of the financial year          1,973,231         343,696
                                                  ------------    ------------

Cash at the end of the financial year                6,106,453       1,973,231
                                                  ============    ============



                                  PRIM_CF XLS

                                    Sheet 1



AXICORP PTY LTD



Balance Sheet as at 31 December 1995


                            Note             31-Dec-95       31-Mar-95
                                                 $               $
CURRENT ASSETS
Cash                                          6,106,453      1,973,231
Receivables                       2          14,670,640      2,292,131
Investments                       3              58,084        231,312
Other                             5             452,362        179,916
                                            -----------    -----------

TOTAL CURRENT ASSETS                         21,287,539      4,676,590
                                            -----------    -----------

NON-CURRENT ASSETS
Investments                       3              10,000         10,000
Property, Plant and Equipment     4           1,002,019        502,380
Other                             5             860,974        298,209
                                            -----------    -----------

TOTAL NON-CURRENT ASSETS                      1,872,993        810,589
                                            -----------    -----------

TOTAL ASSETS                                 23,160,532      5,487,179
                                            -----------    -----------

CURRENT LIABILITIES
Creditors and borrowings          6          17,263,854      3,315,941
Provisions                        7             785,893        556,080
Other                             8           1,234,098        561,266
                                            -----------    -----------

TOTAL CURRENT LIABILITIES                    19,283,845      4,433,287
                                            -----------    -----------

NON-CURRENT LIABILITIES
Creditors and borrowings          6           2,155,000        359,921
Provisions                        7             974,506        115,890
                                            -----------    -----------

TOTAL NON-CURRENT LIABILITIES                 3,129,506        475,811
                                            -----------    -----------

TOTAL LIABILITIES                            22,413,351      4,909,098
                                            -----------    -----------

NET ASSETS                                      747,181        578,081
                                            ===========    ===========

SHAREHOLDERS' EQUITY
Share Capital                     8             590,000        590,000
Accumulated profits                             157,181        (11,919)
                                            -----------    -----------

TOTAL SHAREHOLDERS' EQUITY                      747,181        578,081
                                            ===========    ===========

Notes to and forming part of the accounts for the nine months ended 31 December 1995

1.      Summary of Significant Accounting Policies

The principal accounting policies adopted in preparing the accounts of the company Axicorp Pty Ltd are stated to assist in a general understanding of these accounts.

The accounts and consolidated accounts have been prepared in accordance with the requirements in Schedule 5 of the Corporations Regulations, and the Accounting Standards of the Australian Society of Certified Practicing Accountants and the Institute of Chartered Accountants of Australia.

(a)     Basis of accounting

The accounts have been prepared on the basis of historical costs and except where stated, do not take into account current valuations of non-current assets. Cost is based on the fair values of the consideration given in exchange for assets.

Non-current assets are revalued from time to time as considered appropriate by the directors and are not stated at amounts in excess of their recoverable amounts. Except where stated recoverable amounts are not determined using discounted cash flows.

(b)     Investments

Investments have been brought to accounts as follows:

Interest in companies - the Company's interests in companies which are not controlled are brought to account at cost and dividends are recognized in the profit and loss account when received.

(c)     Depreciation and amortization of property, plant and equipment

Property, plant and equipment, other than freehold land, are depreciated over their estimated useful lives using the straight line method. Profits and losses on disposal of property, plant and equipment are taken into account in determining the profit for the year.

(d)     Receivables

A provision is raised for any doubtful debts based on a review of all outstanding amounts at year end. Bad debts are written off during the period in which they are identified.

(e)     Employee entitlements

Liabilities for employees' entitlements to wages and salaries, annual leave, sick leave and other current employee entitlements are accrued at nominal amounts calculated on the basis of current wage and salary rates. Liabilities for other employee entitlements, which are not expected to be paid or settled within 12 months of balance date, are accrued in respect of all employees at the present values of future amounts expected to be paid.

Contributions to employee superannuation plans are charged as an expense as the contributions are paid on become payable. Any deficiency in the net assets of the superannuation plan is recognized as a provision when it arises.

(f)     Income tax

Income tax has been brought to account using the liability method of tax effect accounting.

(g)      Operating Revenue

Sales revenue represents revenue earned from the sale of the Company's products and services. Other revenue includes fees earned from associations.

                                                 31 December      31 March
                                                   1995             1995
                                                     $                $
2.       Receivables

Current
Trade debtors                                    14,797,534       2,287,123
Deduct Provision for doubtful debts               (256,937)         (1,610)
                                                  ---------        --------

                                                 14,540,597       2,285,513

Other debtors                                       130,043           6,618
                                                    -------        --------

                                                 14,670,640       2,292,131
                                                 ----------       ---------

3.       Investments

Current
Unlisted Securities (at cost)
         Bank bills                                                 198,853
         Amounts on deposit with
           financial institutions                    58,084          32,459
                                                     ------          ------

                                                     58,084         231,312
                                                     ------         -------

Non Current
Unlisted Securities (at cost)
         Shares in other corporations                10,000          10,000
                                                     ------          ------

4.       Property, Plant and Equipment

Leasehold improvements
         At cost                                    109,511          60,588
         Less accumulated amortisation             (11,479)           (269)
                                                   --------          ------

         Written down value                          98,032          60,319
                                                     ------          ------

Plant and equipment
         At cost                                  1,167,000         506,515
         Less accumulated amortisation            (263,013)        (64,454)
                                                  ---------        --------

         Written down value                         903,987         442,061
                                                    -------         -------

         Total Property, Plant and Equipment      1,002,019         502,380
                                                  ---------         -------


                                                31 December     31 March
                                                  1995            1995
                                                   $               $
5.     Other Assets

Current
Prepayments                                      214,992          170,323
Stock                                            237,370                -
Other current assets                                   -            9,593
                                                 -------          -------



                                                 452,362          179,916
                                                 -------          -------

Non-Current
Future income tax benefit                        860,974          298,209
                                                 -------          -------


6.     Creditors and Borrowings

Current (Unsecured)
Trade creditors                               16,887,849        3,075,055
Other creditors                                  376,005          240,886
                                                 -------          -------

Total current unsecured creditors and
 borrowings                                   17,263,854        3,315,941
                                              ----------        ---------

Non Current (Secured)
From chief entity                              2,155,000          359,921
                                              ----------          -------

Total non current secured creditors
and borrowings                                 2,155,000          359,921
                                              ----------          -------


7.     Provisions

Current
Taxation                                               -          187,351
Employee entitlements                            201,373           85,463
Customer Loyalty Programme                       584,520          283,266
                                                 -------          -------

                                                 785,893          556,080
                                                 -------          -------


Non Current
Deferred income tax                              974,506          115,890
                                                 -------          -------


8.                                       Other Liabilities

Current
Other                                          1,234,098          561,266
                                               ---------          -------



                                                                  31 December     31 March
                                                                     1995           1995
                                                                      $               $
9.     Share Capital
Authorized Share Capital
10,000,000 (30 June 1994: 1,000,000) ordinary
shares of $1 each                                                10,000,000      10,000,000
98,820 redeemable reference shares of $1 each                        98,820          98,820
1,180 special cumulative redeemable preference
shares of $1 each                                                     1,180           1,180
                                                                      -----           -----

                                                                 10,100,000      10,100,000
                                                                 ----------      ----------


Issued Share Capital
590,000 ordinary shares of $1 each                                  590,000         590,000
Less: Calls in arrears                                                    -               -

1,180 (30 June 1994: NIL) special cumulative redeemable
preference shares of $1 each                                          1,180           1,180
Less: Calls not yet made                                            (1,180)         (1,180)
                                                                    -------         -------

                                                                    590,000         590,000
                                                                    -------         -------

Assumptions made and breakdown of accounts as at 31 December 1995
- -----------------------------------------------------------------

2. Receivables

Trade Debtors

Trade debtors has three major components - Billing, BCS Discounts, Mobile and Contracting/Contracting Sales.

Billing - actual amounts billed to customers for the periods up to and including December 95 that as at month end were still unpaid. The amounts billed related to Telstra, Optus, DDS, Call Plan and Mobiles traffic.

The invoicing for December 95 period are accrued at month end and were sent to customers in January 96 (Telstra accrual $6.5M and Optus $934K).

BCS Discounts - are amounts owing to Axicorp from Telstra for SP1, Cost Mapping, Basic Carriage Services, Mobiles and Residential access adjustment that have been accrued but unpaid at month end.

Month end accruals -

SP1 for the period October 95 to December 95 total $288K which are conservative estimates based on known Axicorp billing volumes.

Cost Mapping for the period July 95 to December 95 total $600K based on an agreed amount of $100K per month.

Basic Carriage Services Reseller Discounts based on prior month traffic volumes total $3.1M. This figure has been reduced by $351K which are December discounts that are accounted for in the Gross bill allocation and the payment owing to Telstra. The total monthly accrual for Basic Carriage Services Reseller Discounts is $2.7M.

Mobiles have been accrued for the months of November and December 95 based on historical information received from MobileNet. The accruals are $170K per month therefore totalling $340K.

Residential Access Adjustment has been accrued for the months of October and November 95 after Axicorp had received acknowledgement from Telstra that the amounts were still outstanding at month end. the total amount is $53K.

Mobile and Contracting/Contracting Sales - actual amounts billed to customers for the periods up to and including December 95 that as at month end were still unpaid.

Other Debtors

Other debtors relate to recovery of tax overpaid at March 95 and minor clearing accounts for items such as cancelled cheques.


3. Investments

Current-
Amounts on deposit with financial institutions are all Term Deposits held with the ANZ Banking Group Limited to cover bank guarantees and valued at cost.

Non Current-
Shares in other companies are listed at cost.


4. Property, Plant and Equipment

see note 1 (c).


5. Other Assets

Prepayments can be broken down into two components being General and Commission.

General prepayments primarily consist of Advertising & Promotion, Rent, Computer maintenance and Insurance expenses that have been paid before month end but relate to future periods.

Commission prepayments are commissions advanced to Rep's/Agents in relation to timing mismatches between revenue recognition and cash receipt. At month end Axicorp has not brought income to account for the periods that the commission advances relate to.

Stock relates to Mobile phones and relevant accessories which Axicorp commenced selling on a small scale in August 95. Stock on hand is valued at average cost with over 60% of the month end figure having been purchased during the month of December 95.

As at December 95 month end there have been no stock revaluations or write offs.

6. Creditors and Borrowings

Current (Unsecured)

Trade Creditors

Trade creditors has five major components - Billing, BCS rebates, Commission, Contracting/Contracting Sales and General Creditors.

Billing - relates to actual amounts owing to Telstra and Optus by Axicorp in relation to traffic billed to customers by Axicorp up to and including December 95.

BCS Rebates - are estimated amounts owing to customers in relation to estimated traffic volumes, Mobile rebates, SPI Lodgement fees.

Month end accruals -

BCS Rebate - November 95 $1.9M based on actual discount received of $3.2M multiplied by 68.15% (historical average of discount received that is paid out to customers) less $267K which are discounts that have been passed to customers via Axicorp billing. December 95 $1.4M based on estimated discount levels of $3.2M less $827K passed to customers via Axicorp billing.

Rebates in relation to Mobile traffic has been accrued for the months of November and December 95 based on Axicorp earning 7.5% and paying discounts to customers at an average of 4%.

SPI Lodgement fees have been estimated at YTD $80K at month end based on billing details submitted to Telstra.

Commission - has been estimated for the months of November and December 95 based on the actual and estimated discounts received and using a rate of 13.62% (historical average of discount received that is paid out in commission) for commission to be paid. The December 95 accrual has been reduced by an amount of $60K due to a reduction in rates to Globenet.

In addition commission has been accrued for Mobiles based on Axicorp earning 7.5% and paying commission at an average of 2% for the months of November and December 95.

Contracting/Contracting Sales - Actual costs incurred in relation to invoicing processed up to the end of December 95 that have not been paid by Axicorp at month end.

General Creditors - Expenses which Axicorp has received an invoice for that have been incurred but remain unpaid at December 95 end.

Other Creditors

Other creditors are Group tax, Payroll tax and Fringe Benefits tax that have been incurred and estimated but remain unpaid at December 95 end.

Non Current (Secured)

Secured (Fixed and Floating Charge) borrowing's from Fujitsu Australia Limited that remain outstanding at December 95 month end.

7. Provisions

Current

Taxation provision relates to estimated provision as at December 95.

Employee entitlements relates to annual leave that is accrued monthly for all employees from their commencement date with Axiocorp.

Customer Loyalty Programme (CSP 1000) is a provision for customers where they are paid 1% additional rebate after completion of one year from their date of joining Axicorp. The payment is made annually and only after each full year is completed, it is not paid for part years. The accrual is calculated monthly based on the full liability owed at month end.



Non Current

Deferred income tax is based on the estimated calculations as at December 95.

8.  Other Liabilities

Other liabilities relate to accruals for known incurred expenditure for which Axicorp has not received an invoice at December 95 end. The major components of this account are Royalty payments owing to Ultrasys, Help Desk payment to Telstra, Audit costs to Price Waterhouse and Debt Collection costs to Dun & Bradstreet.